                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------

                          INVESTORS REAL ESTATE TRUST
                          --------------------------
     (Exact name of registrant as specified in governing instruments)

                               12 SOUTH MAIN STREET
                                 MINOT, ND 58701
        (Address of principal executive offices, including zip code)

                            ----------------------
                              TIMOTHY P. MIHALICK
                             12 SOUTH MAIN STREET
                                MINOT, ND 58701
                      (Name and address of agent for service)

                         Copies of communications to:

                          THOMAS A. WENTZ, JR., ESQ.
                           PRINGLE & HERIGSTAD, P.C.
                                 P.O. BOX 1000
                             MINOT, ND 58702-1000
                                (701) 852-0381
                              FAX (701) 857-1361
                            ----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of
1933, check the following box.   /X/

                           CALCULATION OF REGISTRATION FEE


Title of securities        Amount to be        Proposed Maximum          Proposed Maximum         Amount of
 to be registered           registered          offering price          aggregate offering     registration fee
                                                   per unit                   price
-------------------     ----------------       ---------------          ------------------     ----------------
   Investors Real       1,000,000 shares       $7.85 per share             $7,850,000.00           $1,570.00
Estate Trust Shares                                                     aggregate offering
   of Beneficial                                                              price
      Interest


The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                       I

                             Cross Reference Sheet

Part I.  Information Required in Prospectus

                                                              Page Location In
Item                                                          This S-11 Filing
----                                                          ----------------

1  Forepart of Registration Statement and Outside Front Cover
     Page of Prospectus......................................................I
2  Inside Cover Page of Prospectus.........................................N/A
3  Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges.....................................................8 to 19
4  Determination of Offering Price..........................................22
5  Dilution.................................................................22
6  Selling Security Holders................................................N/A
7  Plan of Distribution.....................................................22
8  Use of Proceeds....................................................23 to 25
9  Selected Financial Data.............................................25 & 26
10 Management's Discussion and Analysis of Financial Condition
     and Results of Operations........................................27 to 36
11 General Information as to Investors Real Estate Trust..............36 to 39
12 Policy with Respect to Certain Activities..........................39 to 41
13 Investment Policies of Investors Real Estate Trust..................41 & 42
14 Description of Real Estate.........................................42 to 47
15 Tax Treatment of IRET and Its Security Holders.....................52 to 60
16 Market Price Of and Dividends on IRET's Shares of Beneficial
     Interest.........................................................64 to 66
17 Description of IRET's Securities....................................66 & 67
18 Legal Proceedings.......................................................N/A
19 Security Ownership of Certain Beneficial Owners
     and Management...................................................67 to 69
20 Directors and Executive Officers...................................67 to 69
21 Executive Compensation.............................................70 to 74
22 Certain Relationships and Related Transactions.....................70 to 74
23 Selection, Management and Custody of IRET's Investments..................74
24 Policies with Respect to Certain Transactions............................74
25 Limitations of Liability...........................................75 to 76
26 Financial Statements and Information..............................82 to 126
27 Interests of Named Experts and Counsel...................................77
28 Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities........................................................75

Part II.  Information Not Required in Prospectus
Item
----
30 Other Expenses of Issuance and Distribution.............................127
31 Sales to Special Parties................................................127
32 Recent Sales of Unregistered Securities.................................127
33 Indemnification of Directors and Officers...............................128
34 Treatment of Proceeds from Stock Being Registered.......................128
35 Financial Statements and Exhibits................................128 to 130
36 Undertakings......................................................130 & 131



                                      II

                                                                     Prospectus

                             INVESTORS REAL ESTATE TRUST
                                 12 South Main Street
                                   Minot, ND 58701
                                    (701) 852-1756

                       1,000,000 SHARES OF BENEFICIAL INTEREST
                                   $7.85 PER SHARE
                                 -------------------

THE OFFERING:                      Per Share        Total
                                   ---------     ----------
     Public Price                    $7.85       $7,850,000
     Selling Commission              $ .63          630,000
                                     -----       ----------
     Proceeds to IRET                $7.22       $7,220,000


The offering price may be higher than the market price of our shares on the day of purchase.

TRADING SYMBOL:  NASDAQ SmallCap Market-SM- - IRETS

THE COMPANY: We are a Real Estate Investment Trust formed in 1970 and own apartment and commercial buildings in North Dakota and nine adjoining states.

RISKS: This investment involves material risks and there is no guarantee of return on investment. See "Risk Factors" beginning on page 12.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
      SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES,
        OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These shares will be offered for sale by various securities broker-dealers who are members of the National Association of Securities Dealers, Inc., and agree to participate in this offering.


                             November ____, 1998

                               TABLE OF CONTENTS


                                                                Prospectus Page
                                                                ---------------
SUMMARY OF THE OFFERING....................................................1-5

THE COMPANY..................................................................6

BUSINESS OBJECTIVES..........................................................7
     Portfolio Mix...........................................................7
     Leverage................................................................7

AVAILABLE INFORMATION CONCERNING IRET........................................7
     Securities and Exchange Commission......................................7
     Reports to Security Holders.............................................8
     Incorporation by Reference..............................................8

RISK FACTORS.................................................................8
     Price of Shares Arbitrarily Determined..................................8
     High Leverage...........................................................9
     Failure to Qualify as a Real Estate Investment Trust....................9
     Best Efforts Sale.......................................................9
     Business Environment....................................................9
     Risks Related to Mortgage Lending......................................10
     Relationship with Advisor..............................................10
     Conflict of Interest...................................................10
     Environmental Liability................................................11
     Competition............................................................11
     Liquidity..............................................................12
     Front-End Fees.........................................................12

COMPENSATION TABLE..........................................................12

CONFLICTS OF INTEREST.......................................................13
     Transactions with Affiliates and Related Parties.......................14
     Compensation to the Advisor and Conflicts of Interest..................14
     Competition by the Trust with Affiliates...............................14
     Non-Arm's Length Agreements............................................15
     Lack of Separate Representation........................................15

DETERMINATION OF OFFERING PRICE.............................................15

DILUTION....................................................................15

PLAN OF DISTRIBUTION........................................................15

WHO MAY INVEST..............................................................16

USE OF PROCEEDS.............................................................16

SELECTED FINANCIAL DATA - ANNUAL............................................18



TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS........................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS..............................................20
     General................................................................20
     Three Months Ended July 31, 1998 ......................................20
     Fiscal Year 1998 Compared to Fiscal Year 1997..........................21
     Fiscal Year 1997 Compared to Fiscal Year 1996..........................27

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST.......................29
     Organization of Iret...................................................29
     Governing Instruments of IRET..........................................29
     Independent Trustees...................................................30
     Shareholder Meetings...................................................31

STRUCTURE OF IRET...........................................................31

POLICY WITH RESPECT TO CERTAIN ACTIVITIES...................................32
     To Issue Senior Securities.............................................32
     To Borrow Money........................................................32
     To Make Loans To Other Persons.........................................33
     Mortgage Loans Receivable..............................................33
     To Invest in the Securities of Other Issuers for the Purpose of
           Exercising Control...............................................33
     To Underwrite Securities of Other Issuers..............................33
     To Engage in the Purchase and Sale (or Turnover) of Investments........33
     To Offer Securities in Exchange for Property...........................33
     To Repurchase or Otherwise Reacquire Its Shares or Other Securities....34
     To Make Annual and Other Reports to Shareholders.......................34

INVESTMENT POLICIES OF IRET.................................................34
     Investments in Real Estate or Interests in Real Estate.................34
     Investments in Real Estate Mortgages...................................35
     Investments in Other Securities........................................35
     Investments in Securities Of or Interests In Persons Primarily
           Engaged in Real Estate Activities................................35

DESCRIPTION OF REAL ESTATE..................................................35
     INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
           AS OF JULY 31, 1998..............................................35
     Real Estate Owned................................................35 to 40
     Title..................................................................40
     Insurance..............................................................40
     Planned Improvements...................................................40
     Contracts or Options to Sell...........................................40
     Occupancy and Leases...................................................40

SHARES AVAILABLE FOR FUTURE SALE............................................40

OPERATING PARTNERSHIP AGREEMENT.............................................41
     Management.............................................................41



     Transferability of Interests...........................................42
     Capital Contribution...................................................43
     Exchange Rights........................................................43
     Registration Rights....................................................44
     Operations.............................................................44
     Distributions..........................................................44
     Allocations............................................................45
     Term...................................................................45
     Fiduciary Duty.........................................................45
     Tax Matters............................................................45

TAX TREATMENT OF IRET AND ITS SECURITY HOLDERS..............................45
     Federal Income Tax.....................................................45
     North Dakota Income Tax................................................47
     Taxation of IRET's Shareholders........................................47
     Taxation of Tax-Exempt Shareholders....................................48
     Tax Considerations for Foreign Investors...............................49
     Backup Withholding.....................................................49
     State and Local Taxes..................................................49
     Other Tax Considerations...............................................49
     Tax Aspects of the Operating Partnership...............................50
     Classification as a Partnership........................................50
     Income Taxation of the Operating Partnership and Its Partners..........51
     Partners, Not Partnerships, Subject To Tax.............................51
     Partnership Allocations................................................51
     Tax Allocations With Respect To Contributed Property...................52
     Basis in Operating Partnership Interest................................52
     Sale of Operating Partnership's Property...............................53

ERISA CONSIDERATIONS........................................................54

MARKET PRICE OF AND DIVIDENDS ON IRET'S SHARES OF BENEFICIAL INTERESTS......57
     Market for the Shares of Beneficial Interest...........................57
     Dividend and Share Price History.......................................58

DIVIDEND REINVESTMENT PLAN..................................................59

DESCRIPTION OF IRET'S SECURITIES............................................59
     Description of Shares of Beneficial Interest...........................59
     Restrictions on Transfer...............................................60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............60

EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...63

ADVISORY AGREEMENT..........................................................64
     Basic Compensation.....................................................65
     Additional Compensation................................................65
     Limitation.............................................................65
     Roger R. Odell.........................................................66
     Thomas A. Wentz, Sr....................................................66



SELECTION, MANAGEMENT AND CUSTODY OF IRET'S INVESTMENTS.....................67
     Management of IRET's Investments.......................................67

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS...............................67

LIMITATIONS OF LIABILITY....................................................67

LEGAL MATTERS...............................................................70

EXPERTS.....................................................................70

GLOSSARY OF TERMS...........................................................70

CONSOLIDATED FINANCIAL STATEMENTS - AS OF APRIL 30, 1998 AND 1997
     AND INDEPENDENT AUDITOR'S REPORT..............................F-1 to F-37
     - THREE MONTHS ENDED JULY 31, 1998 (UNAUDITED)...............F-38 to F-45


                            SUMMARY OF THE OFFERING

THIS SECTION SUMMARIZES INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. YOU SHOULD READ AND EVALUATE ALL OF THIS PROSPECTUS BEFORE YOU PURCHASE OUR SHARES. THE PLACE IN THE PROSPECTUS WHERE YOU CAN FIND MORE INFORMATION ABOUT EACH TOPIC IS IDENTIFIED AT THE END OF EACH PARAGRAPH.

A GLOSSARY OF TERMS IS PROVIDED AT THE END OF THIS DOCUMENT.

OUR OFFERING. We are offering to sell to the public 1,000,000 of our shares of Beneficial Interest at a price of $7.85 per share. We will be represented by brokerage firms who are members of the National Association of Securities Dealers who will use their best efforts to sell our shares to the public for an 8% commission. If you decide to buy our shares, you will pay $7.85 per share of which approximately $.63 will be paid to the selling brokerage firm and the balance of approximately $7.22 will be paid to us. See "Plan of Distribution."

WHO MAY INVEST. We are offering shares to residents of the following states:
North Dakota, South Dakota, Montana, Minnesota, Colorado, Illinois, Florida, Michigan and Washington. Other states may be added by a supplement to this Prospectus. Special disclaimers and investor qualification standards may apply to some of the above states. See "Who May Invest."

A BRIEF DESCRIPTION OF OUR COMPANY. We are a North Dakota Real Estate Trust which has been in business since 1970. We have our only office in Minot, North Dakota, and own a diversified portfolio of apartment complexes and commercial properties in North Dakota and 9 surrounding states. We currently own over 5,000 apartment units and the total original investment in real estate assets exceeds $240,000,000. See "The Company."

CAPITALIZATION. The following shows the amount of assets we owned on July 31, 1998, as well as the liabilities that we owed and the partnership and shareholder equity. We also show the total assets that will be owned IF we sell all of the 1,000,000 shares being offered. See "Capitalization."

                                   As of July 31, 1998          After sale of 1,000,000 shares
Total Assets                         $ 231,976,590                     $ 239,010,590
Less Liabilities                      (151,016,663)                     (151,016,663)
Less Minority Interest
  in Operating Partnership             (10,590,410)                      (10,590,410)
                                     --------------                    --------------
Shareholders' Equity                 $  70,369,581                     $  77,403,517 (1)


(1) Reflects costs of issue of $816,000 deducted from total sale proceeds of $7,850,000, resulting in the addition of $7,034,000 to total assets.

FINANCIAL INFORMATION. The following table will give you an overview of our financial performance during the past five years. See "Financial Statements."


                      SELECTED FINANCIAL DATA - ANNUAL


                                                               Year Ended April 30
                                    ----------------------------------------------------------------------------
                                        1998            1997            1996            1995            1994
                                    ------------    ------------    ------------    ------------    ------------
                                                                     (Restated)

Consolidated Income Statement Data

  Revenue                           $ 32,407,545    $ 23,833,982    $ 18,659,665    $ 13,801,123    $ 11,583,008
  Operating income                     4,691,198       3,499,443       3,617,807       3,560,318       3,135,426
  Gain on repossession/
    sale of investments                  465,499         398,424         994,163         407,512          64,962

  Minority interest portion
     of operating partnership
     income                             (141,788)            (18)         --              --              --
  Net income                           5,014,909       3,897,879       4,611,970       3,967,830       3,200,388
Balance Sheet Data
  Total real estate
    investments                      213,211,369     177,891,168     122,377,909      84,005,635      63,972,042
  Total assets                       224,718,514     186,993,943     131,355,638      94,616,744      72,391,548
  Shareholders' equity                68,152,626      59,997,619      50,711,920      37,835,654      29,997,189

Consolidated Per Share Data
  Net income                        $        .32    $        .28    $        .38    $        .38    $        .36
  Gain of repossession/
    sale of investments                      .03             .03             .08             .04             .01
  Dividends                                  .42             .39             .37             .34             .33
  Tax status of dividend
    Capital gain                            2.9%           21.0%            1.6%           11.0%           7.37%
  Ordinary income                          97.1%           79.0%           98.4%           89.0%          92.63%
  Return of capital                         0.0%            0.0%            0.0%            0.0%           0.00%


WE ARE A "REAL ESTATE INVESTMENT TRUST." The federal income tax code contains special provisions for companies that wish to operate as real estate investments trusts ("REITS"). A REIT will not be subject to federal income tax if it complies with tax laws. We have qualified as a REIT and intend to do so in the future. See "Tax Treatment of IRET and Its Security Holders."

UPREIT. We are structured as an "Umbrella Real Estate Investment Trust" or UPREIT. This means that we conduct our business through a limited partnership -IRET Properties, a North Dakota Limited Partnership. Through our subsidiary, IRET, Inc., we act as the general partner of the limited partnership and own approximately 90% of partnership assets. By operating as an UPREIT, we are able to acquire real estate in exchange for limited partnership units of IRET Properties which are exchangeable on a one-for-one basis for our shares, subject to certain restrictions. See "Operating Partnership Agreement."

EXTERNALLY ADVISED. We have no employees. Instead, our business is conducted through independent contractors. Our advisor is Odell-Wentz & Associates, LLC, a North Dakota Limited Liability Company, whose members are Roger R. Odell and Thomas A. Wentz, Sr. The advisory company receives fees based on the capitalization of IRET as well as compensation for giving advice with respect to property purchases based on the purchase price of each property that is acquired. The independent trustees who serve on the Board of Trustees also receive compensation. The following is a summary of the compensation paid to the advisor and the trustees as well as other administrative expenses incurred during the past five fiscal years. See "Advisory Agreement."



                                                            Fiscal Years Ending April 30
                                    ----------------------------------------------------------------------------
                                        1994            1995            1996            1997            1998
                                    ------------    ------------    ------------    ------------    ------------

Advisor's and Trustees'
  Compensation                         $304,898        $336,142        $458,019        $559,149      $  745,907
Advisory Investigation Fee               89,514          49,836         117,506         177,834         141,465
Other Administrative Expenses            46,557          79,974         162,588         158,627         271,738
                                       --------        --------        --------        --------      ----------
    TOTAL FEES                         $366,406        $440,969        $465,952        $895,610      $1,159,110

Fees as Percent of Net
 Invested Assets of the Trust              .68%           0.55%            0.6%            0.5%            0.5%



CONFLICTS. The advisory company and the trustees are able to personally invest in competing real estate and to conduct other business activities which may be in conflict with our business activities. See "Conflicts of Interest."

PROPERTY MANAGEMENT. We hire independent property managers to provide the day-to-day management of each real estate investment that we own. See "Management of IRET's Investments."

OFFERING PRICE. The offering price of $7.85 has been arbitrarily determined by our Board of Trustees. The price is higher than the price at which our shares have traded and have been sold in the past. See "Market Price of and Dividends on IRET's Shares of Beneficial Interest."

FRONT-END FEES. For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The fees are capped in that under no situation shall they exceed the capped amount:

                  Type                    Minimum             Cap
                  ----                    -------             ---
            Selling agent commission
            8% of the amount sold           -0-            $ 628,000

            Legal Fees                    $15,000          $  15,000

            Advertising, Printing and
            Promotion Expenses            $15,000          $ 162,000

            Registration Fees             $10,000          $  10,000

            Accounting Fees               $ 1,000          $   1,000
                                          -------          ---------
                                          $41,000          $ 816,000

DIVIDENDS. We have paid 110 consecutive quarterly dividends beginning June 30, 1971. Dividends are paid in mid-January, April 1st, July 1st and October 1st of each year. The dividend paid on October 1, 1998, was $.115 per share. See "Dividend History."

USE OF PROCEEDS. We will use the net proceeds from the sale of shares under this offering to continue our apartment building program. We are currently building apartments in Bismarck and Grand Forks, North Dakota, and Billings, Montana. See "Use of Proceeds."

RISK FACTORS. An investment in our shares involves risk, including the risk of loss of your entire investment. See "Risk Factors" for a more complete discussion of factors that you should consider before purchasing our shares. These risks include:

- PRICE OF SHARES ARBITRARILY DETERMINED: The price of our shares has been arbitrarily determined by us and is a higher price than the price paid by the current holders of our shares and may be higher than the current market price of the shares.

- FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: We intend to continue to qualify as a real estate investment trust under the Internal Revenue Code, but may fail to do so.

- BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis. The selling agents are only required to use their best efforts to locate purchasers of the shares, but are not obligated to ensure that a minimum number or that even any shares are sold.

- BUSINESS ENVIRONMENT: The results of our operations will depend upon the availability of opportunities for the profitable investment and reinvestment of the funds available to us and general economic conditions over which we have no control.

- HIGH LEVERAGE: We seek to borrow approximately 70% of the cost of real estate purchased or constructed.

- RELATIONSHIP WITH ADVISOR: Our operating expenses, including compensation to the advisor and the trustees, must be met regardless of profitability.

- CONFLICTS OF INTEREST: We are subject to various conflicts of interest with the Advisor or Trustees which may negatively impact operations.

- ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property.

- COMPETITION: Investments of the types in which we are interested may be purchased on a negotiated basis by many kinds of institutions, including other REITs, mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals.

- LIQUIDITY: No assurance can be given that a purchaser of our shares under this Offering would be able to resell such shares when desired. Since October 17, 1997, our shares have been listed for trading on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ), but no assurance can be given that such listing will continue.


                    THIS IS THE END OF THE SUMMARY SECTION.

                                  THE COMPANY

Investors Real Estate Trust (hereinafter "IRET"), a registered real estate trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception. Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of IRET."

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, invests in real estate equities and mortgages.

IRET has its only office at 12 South Main, Minot, North Dakota 58701, (701) 852-1756, and operates principally within the State of North Dakota, although it has real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Georgia, Colorado, Wisconsin, Idaho, Washington and Arizona.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions are as follows:


                                            Fiscal Year Ending 4/30
                                     1998             1997             1996
                                 -----------      -----------      -----------
REVENUE FROM OPERATIONS
Real Estate Rentals              $31,694,586      $22,972,368      $17,635,297
Interest, Discount & Fees            712,959          861,613        1,024,368
                                 -----------      -----------      -----------
                                 $32,407,545      $23,833,981      $18,659,665

EXPENSE                          $27,716,347      $20,334,538      $15,041,858
                                 -----------      -----------      -----------

NET REAL ESTATE INVESTMENT
  INCOME                         $ 4,691,198      $ 3,499,443      $ 3,617,807
GAIN ON SALE OF INVESTMENTS
  (CAPITAL GAIN)                     465,499          398,424          994,163
MINORITY INTEREST PORTION
  OF OPERATING PARTNERSHIP
  INCOME                            (141,788)             (18)          -0-
                                 -----------      -----------      -----------

NET INCOME                       $ 5,014,909      $ 3,897,849      $ 4,611,970
                                 -----------      -----------      -----------
                                 -----------      -----------      -----------

PER SHARE
     Net Income                  $       .32      $       .28      $       .38
     Dividends Paid              $       .42      $       .39      $       .37


As indicated above, IRET's principal source of operating revenue is rental income from real estate properties owned by IRET. A minor amount of revenue is derived from interest on short-term investments in government securities and interest on savings deposits. In addition to operating income, IRET has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates L.L.C., a North Dakota Limited Liability Company having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to IRET. Since the inception of IRET and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to IRET, providing office facilities, administering day-to-day operations of IRET, and advising with respect to investments and investment policy. Effective January 1, 1986, IRET entered into a revised advisory agreement with Mr. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C.

Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as secretary of the association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Company from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

                              BUSINESS OBJECTIVES

IRET seeks to realize shareholder value by regular increases in the quarter-yearly cash dividends paid to its shareholders and in appreciation in the value of its shares of Beneficial Interest. See "Market Price and Dividends on IRET's Shares of Beneficial Interest" for a description of share prices and dividends during its 28 year history.

PORTFOLIO MIX. IRET's investment strategy is to maintain its real estate investment portfolio at approximately 75% invested in multi-family apartment complexes located in North Dakota and surrounding states and the remaining 25% of real estate owned in commercial property (warehouses, retirement homes, manufacturing plants, offices, and retail properties) leased to single tenants for 14 years or longer.

LEVERAGE. An essential ingredient of IRET's investment strategy is to leverage its equity capital by borrowing up to 70% of the cost of real estate properties acquired for its portfolio. IRET seeks to acquire real estate that will yield net operating income in an amount that will exceed the interest rate payable on the mortgage indebtedness.

                  AVAILABLE INFORMATION CONCERNING IRET

SECURITIES AND EXCHANGE COMMISSION: IRET is currently a reporting company pursuant to the Securities Exchange Act of 1934 and in accordance therewith annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by IRET can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at prescribed rates.

IRET has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 under the Securities Act of 1933 and the rules and regulations promulgated thereunder, with respect to the Shares of Beneficial Interest offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to IRET and the Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York, 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Website at http:/www.sec.gov and reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including IRET) can be obtained from that site.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

REPORTS TO SECURITY HOLDERS: IRET shall furnish shareholders with annual reports on or about July 25th of each year containing financial statements audited by IRET's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as IRET deems appropriate or as required by law.

INCORPORATION BY REFERENCE: Copies of any document or part thereof incorporated by reference in this prospectus but not delivered therewith is available free of charge upon request made to Timothy P. Mihalick, 12 South Main Street, Minot, ND 58701 (701-852-1756).

                                     RISK FACTORS

An investment in the shares involves various risks. You should carefully consider the following risks:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been arbitrarily determined by IRET and is a higher price than the price paid by most of the current holders of IRET's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares. The price may be higher than the price at which IRET shares trade on the NASDAQ Small-Cap Market. The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of July 31, 1998, the book value of the 16,767,369 shares then outstanding was $4.20. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.36 per share. Thus, a purchasing shareholder paying $7.85 per share under this Offering will incur an immediate book value dilution of $3.49 per share.

HIGH LEVERAGE: IRET seeks to borrow approximately 70% of the cost of real estate purchased or constructed. This amount of leverage may expose IRET to cash flow problems in the event rental income decreases. Such a scenario may require IRET to sell properties at a loss or default on the mortgage, thus losing the property through foreclosure.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: IRET intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although IRET believes that it is organized and will continue to operate in such a manner, no assurance can be given that IRET will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications. If in any taxable year IRET failed to qualify as a REIT, IRET would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, IRET also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. As a result, the funds available for distribution to IRET's shareholders would be reduced for each of the years involved. Although IRET currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause IRET's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by IRET. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), IRET would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of IRET, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT: The results of operations of IRET will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of IRET. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, IRET may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of IRET's investments. In the area in which IRET operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of IRET to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for IRET to foreclose its mortgage or engage in negotiations which may involve further outlays to protect IRET's investment. The mortgages securing IRET's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which IRET invests in a junior mortgage, to liens of senior mortgages, and IRET may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, IRET might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by IRET in such cases may be less than its total investment, with resultant losses to IRET.

Loans made by IRET may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which IRET receives on its loans may not be held to exceed the statutory maximum, in which case IRET may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of IRET, including compensation to the advisor and trustees, must be met regardless of profitability. The advisor's fee is computed as a percentage of the investments of IRET. (See "Advisory Agreement".) IRET will be dependent upon the Advisor for essentially all aspects of its business operations. Because the Advisor has experience in the specialized business segment in which IRET operates, the loss of the Advisor, for any reason, would likely have a material adverse affect on IRET's operations. The Advisor may terminate its relationship upon 60 days notice by either the Advisor or IRET.

CONFLICT OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. (See "Advisory Agreement".) The Advisor also will receive fees in connection with IRET's acquisition or construction business based upon a percentage of the amount paid.

Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, interests in entities engaged in the real estate business and any other business. Any trustee or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to IRET. All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) IRET intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of IRET's operating expenses, including compensation to the Advisor during the operating stage of IRET; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; (iii) such agreements and arrangements are subject to approval by a majority of IRET's independent trustees. IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to IRET and various affiliates of the Advisor with respect to other matters.

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by IRET. It is the policy of IRET to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, IRET is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION: Investments of the types in which IRET is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of IRET's areas of investment. Investments must thus be made by IRET in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money. The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from IRET. All these factors, in turn, vary in relation to many other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. IRET cannot predict the effect which such factors will have on its operations.

LIQUIDITY: No assurance can be given that a purchaser of IRET shares under this Offering would be able to resell such shares when desired. Effective October 17, 1997, IRET shares of Beneficial Interest have been traded on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ). No assurance can be given that IRET shares will continue to be traded on such market.

FRONT-END FEES: For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The Declaration of Trust caps all front-end fees for organizational or sale purposes at no more than 15% of the total offering. In the present case, the total front-end fees will be not more than 12%, which is below the capped amount. The fees are capped in that under no situation shall they exceed the capped amount:

                  Type                    Minimum             Cap
                  ----                    -------             ---
            Selling agent commission
            8% of the amount sold           -0-             $628,000

            Legal Fees                    $15,000           $ 15,000

            Advertising, Printing and
            Promotion Expenses            $15,000           $162,000

            Registration Fees             $10,000           $ 10,000

            Accounting Fees               $ 1,000           $  1,000
                                          -------           --------
                                          $41,000           $816,000


                                  COMPENSATION TABLE

The following table sets forth the fees and other compensation which IRET is to pay in association with this offering. The total operating expenses of IRET shall not exceed the greater of 2% of its average invested assets or 25% of its net income for any fiscal year. From the inception of IRET in 1970, this requirement has been met.


Item of Compensation    Recipient                     Amount/Method
--------------------    ---------                     -------------
Advisory Fee            Odell-Wentz & Associates      The advisor will earn
                                                      annually an additional
                                                      base fee of $49,238 once
                                                      the sale proceeds of
                                                      $7,034,000 are invested.
                                                      (.7% of net invested
                                                      assets).

Advisor Additional      Odell-Wentz & Associates      1/2 of 1% of the 1st
Compensation                                          $2,500,000 of value of
                                                      all acquired assets,
                                                      except new construction
                                                      is 1/2 of 1% of the
                                                      total cost. Upon
                                                      investment of sale
                                                      proceeds, the fee will
                                                      be a minimum of $12,500
                                                      to a possible maximum of
                                                      $35,170.

Incentive Fees          N/A                           While authorized by the
                                                      Restated Declaration of
                                                      Trust, no incentive fees
                                                      shall be paid to anyone.
                                                      This may be changed by a
                                                      vote of the Trustees at
                                                      anytime with incentive
                                                      fees then payable for
                                                      future transactions as
                                                      limited by the Restated
                                                      Declaration of Trust.

Broker-Dealer Fees      Selling Brokerage Firms       (Eight percent or $.63
                                                       of each share sold) for a
                                                       total possible commission
                                                       of $628,000.

Advertising and                                        Up to an additional two
Promotional Expenses                                   percent of gross proceeds
                                                       of $7,850,000 ($157,000)
                                                       may be paid as
                                                       compensation for
                                                       advertising and
                                                       promotional expenses.

Experts' Fees           Pringle & Herigstad, P.C.      $15,000 for legal fees,
                                                       plus filing fees,
                                                       accounting fees and
                                                       printing costs estimated
                                                       to be $16,000.

                             CONFLICTS OF INTEREST

IRET will be subject to various conflicts of interest arising from its relationship with the Advisor, (Odell-Wentz & Associates, L.L.C.), and its affiliates. The Advisor, its affiliates and the trustees of IRET are not restricted from engaging for their own accounts in business activities of the type conducted by IRET, and occasions may arise when the interests of IRET would be in conflict with those of one or more of the trustees, the Advisor or their affiliates. These individuals and affiliates have been engaged in the business of real estate for approximately 40 years. With respect to the conflicts of interest described herein, the trustees of IRET, of which a majority are independent, will endeavor to exercise their fiduciary duties to IRET in a manner that will preserve and protect the rights of IRET and the interests of the shareholders in the event of any conflicts of interest between IRET and the Advisor or its affiliates. Any transactions between IRET and any trustee, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of IRET's business, will require the approval of a majority of the trustees who are not interested in the transaction.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES: The Advisor and its affiliates may receive compensation from IRET for providing various services. IRET's Board of Trustees (a majority of whom are independent of the Advisor and its affiliates) will have oversight responsibility with respect to such services to ensure that such services are provided on terms no less favorable to IRET than IRET could obtain from unrelated persons or entities and are consistent with IRET's investment objectives and policies. (See "Compensation Table" and "The Advisory Agreement".)

COMPENSATION TO THE ADVISOR AND CONFLICTS OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. (See "Advisory Agreement".) The Advisor also will receive fees in connection with IRET's acquisition or construction of real properties based upon a percentage of the amount paid. Accordingly, a conflict of interest could arise since, depending upon the circumstances, the retention, acquisition or disposition of a particular project could be advantageous to the Advisor, but detrimental to IRET, or vice-versa. The decision whether to liquidate IRET or the decision to acquire, retain or dispose of certain properties and the terms and conditions thereof, may also create conflicts of interest.

In resolving conflicts of interest, the Board of Trustees has a fiduciary duty to act in the best interests of IRET as a whole. IRET and the Advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the Advisory Agreement must be renewed annually by the affirmative vote of a majority of the independent trustees. Any conflict will be resolved by a majority of the independent trustees, who may not renew the Advisory Agreement if they determine that the Advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of such possible conflicts will be only one of the factors for the trustees to consider in determining the appropriate action to be taken by IRET.

COMPETITION BY IRET WITH AFFILIATES: Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, of interests in entities engaged in the real estate business and any other business. Any trustee or officer of IRET may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to IRET.

NON-ARM'S-LENGTH AGREEMENTS: All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) IRET intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of IRET's operating expenses, including compensation to the Advisor during the operating stage of IRET; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs;
(iii) such agreements and arrangements are subject to approval by a majority of IRET's independent trustees.

LACK OF SEPARATE REPRESENTATION: IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Advisor and various affiliates of the Advisor with respect to other matters. Thomas A. Wentz, Jr., is a trustee of IRET and a partner in Pringle & Herigstad, P.C.

                        DETERMINATION OF OFFERING PRICE

The offering price of $7.85 per share has been arbitrarily established by IRET and is higher than the recent market price for said shares (see Market Price Of and Dividends on IRET's Shares of Beneficial Interest).

                                   DILUTION

The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of July 31, 1998, the book value of the 16,767,369 shares then outstanding was $4.20. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.36 per share. Thus, a purchasing shareholder paying $7.85 per share under this Offering will incur an immediate book value dilution of $3.49 per share.

                             PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by Broker-Dealers who are members of the National Association of Securities Dealers and have entered into a Sales Agreement with IRET.

All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales to purchasers are subject to certain requirements as follows:

For each share sold, the selling Broker-Dealer shall receive a commission of eight percent (approximately $.63 per share). No other compensation or fees other than the percentage commission shall be paid by IRET to said Broker-Dealers. The relationship between the Broker-Dealers and IRET may be terminated by either party at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

                                WHO MAY INVEST

In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, Minnesota, Colorado, Illinois, Washington, Michigan, Florida and such other states as may be added by a supplement to this Prospectus. In the following states, the following disclaimers apply and the purchaser must satisfy the following investor qualifications imposed by that state:

Illinois -
     These securities have not been approved or disapproved by the Secretary of State of Illinois or the State of Illinois, nor has the Secretary of State of Illinois or the State of Illinois passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Minnesota and Washington -
     1) Either individually or with a spouse has an annual gross income of at least ($60,000 for Minnesota) and ($45,000 for Washington) during the previous calendar year, have a net worth of at least ($60,000 for Minnesota) and ($45,000 for Washington) (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.

     2) Either individually or with a spouse have a net worth of at least ($225,000 for Minnesota) and ($150,000 for Washington) (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.

                                USE OF PROCEEDS

The net proceeds from the sale of the 1,000,000 shares offered to the public will be added to IRET's operating capital to be used to construct apartment properties in connection with its general business purposes.

The following table sets forth information concerning the projected use of proceeds from the sale of units, assuming that the entire offering of 1,000,000 shares is sold. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

Assuming all the offered shares are sold after deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 89 percent of the total sale proceeds raised by this offering will be invested by IRET in real property or related investments.

                                         DOLLARS                PERCENT
GROSS OFFERING PROCEEDS                 7,850,000               100.00%
SELLING COMMISSIONS                     - 628,000                 8.00%
LEGAL FEES                              -  15,000       Less than 1% (.00191)
ADVERTISING, PRINTING AND
  PROMOTION EXPENSES                    - 162,000       Less than 3% (.0206)
REGISTRATION FEES                       -  10,000       Less than 1% (.00127)


                                       16


ACCOUNTING FEES                         -   1,000       Less than 1% (.00013)
                                       ----------
CASH AVAILABLE FOR CONSTRUCTION
  OF PROPERTIES                        $7,034,000                 89.61%


As of the date of this Prospectus, IRET is constructing 67-unit apartment buildings in Billings, MT, Bismarck, ND, and Grand Forks, ND, and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by IRET during the past four years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (116 units), Minot, North Dakota (196 units), Billings, Montana (165 units) and Grand Forks, North Dakota (183 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. IRET intends to continue the construction of this type of apartment building as follows:


                         Apartments Under Construction
                         -----------------------------

           City                    Units                   Estimated Cost
           ----                    -----                   --------------
       Billings, MT                 67                      $ 4,250,000
       Bismarck, ND                134                        8,500,000
       Grand Forks, ND              67                        4,250,000


                        Planned Apartment Construction
                        ------------------------------

           City                    Units                   Estimated Cost
           ----                    -----                   --------------
       Grand Forks, ND             134                     $ 8,500,000
       Bismarck, ND                 67                       4,250,000
       Billings, MT                 67                       4,250,000
                                                           -----------
                  Total - Planned Apartment Construction   $34,000,000


IRET owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that IRET will successfully complete this construction program.

IRET will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments other than the additions to its portfolio described in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Three Months Ended July 31, 1998", and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 18 month period.

IRET will also derive funds to fund the properties under construction that are described above from the following sources:

      - DEPRECIATION REVENUE. As a "Real Estate Investment Trust" under the Internal Revenue Code, IRET must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by IRET is allowed. In the Fiscal year ended April 30, 1998, this depreciation deduction was $4,791,907.

          The amount of this depreciation is used by IRET to acquire addition real estate investments.

      - LOANS. IRET seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest rate payable on the mortgage loan. This "leverage" is essential to producing a satisfactory return to the shareholders of IRET. (No assurance can be given that the income actually earned on real estate investments made by IRET will be higher than the interest rate paid on IRET's mortgage loans.) As of July 31, 1998, the ratio of mortgage liabilities to total Trust real estate assets was $134,059,974 of mortgage liabilities to $213,211,369 of net real estate owned or 62.9%. Thus, as much as $50,626,614 could be borrowed on the existing portfolio before reaching the desired debt ratio of 70% (present equity in real estate of $213,211,369, minus mortgages of $134,059,974 equals $79,151,395 divided by 30% = $263,837,983, minus present real estate owned of $213,211,369 equals $50,626,614) (no assurance can be given that this amount of borrowed funds would be available).

      - MARKETABLE SECURITIES/CREDIT LINE. IRET maintains an investment in marketable government insured securities ($3,453,882 as of July 31, 1998) which securities are held in brokerage accounts with Smith Barney. The current policy of said broker is to allow IRET to borrow up to 90% of the market value of these securities for short-term needs. Also, IRET may enter into short-term credit line borrowing agreements with banks if the need arises. (As of the date of this Prospectus, IRET has credit lines of $11,500,000.) No assurance can be given that either of these borrowing arrangements would be available to IRET.


                        SELECTED FINANCIAL DATA - ANNUAL


                                                               Year Ended April 30
                                    ----------------------------------------------------------------------------
                                        1998            1997            1996            1995            1994
                                    ------------    ------------    ------------    ------------    ------------
                                                                     (Restated)
Consolidated Income Statement Data

  Revenue                           $ 32,407,545    $ 23,833,981    $ 18,659,665    $ 13,801,123    $ 11,583,008
  Operating income                     4,691,198       3,499,443       3,617,807       3,560,318       3,135,426
  Gain on repossession/
    sale of investments                  465,499         398,424         994,163         407,512          64,962
  Minority interest portion
    of operating partnership
    income                              (141,788)            (18)         --              --              --
  Net income                           5,014,909       3,897,849       4,611,970       3,967,830       3,200,388

Balance Sheet Data
  Total real estate
    investments                     $213,211,369     177,891,168     122,377,909      84,005,635      63,972,042
  Total assets                       224,718,514     186,993,943     131,355,638      94,616,744      72,391,548
  Shareholders' equity                68,152,626      59,997,619      50,711,920      37,835,654      29,997,189

Consolidated Per Share Data
  Net income                        $        .32    $        .28    $        .38    $        .38     $       .36
  Gain of repossession/
    sale of investments                      .03             .03             .08             .04             .01


                                       18


  Dividends                                  .42             .39             .37             .34             .33
  Tax status of dividend
    Capital gain                            2.9%              21%           1.6%            11.0%           7.37%
  Ordinary income                          97.1%              79%          98.4%            89.0%          92.63%
  Return of capital                         0.0%             0.0%           0.0%            0.00%           0.00%


             TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS


                                                       Quarter Ended
                                   -----------------------------------------------------
                                     7-31-97       10-31-97      1-31-98       4-30-98
                                   -----------   -----------   -----------   -----------
Consolidated Income Statement Data

Revenues                           $ 7,183,761   $ 7,996,262   $ 8,440,393   $ 8,787,129
Income before gains on
  sale of investments                  894,045     1,233,451     1,358,752     1,204,950
Net gain on sale of investments         39,069        83,579       326,138        16,713
Net income                             933,105     1,307,607     1,620,884     1,153,313

Per share
  Income before gains on
    sale of investments                    .06           .08           .08           .07
  Net gain on sale of investments       --               .01           .02       --

                                                       Quarter Ended
                                   -----------------------------------------------------
                                     7-31-96       10-31-96      1-31-97       4-30-97
                                   -----------   -----------   -----------   -----------
Consolidated Income Statement Data

Revenues                           $ 4,966,475   $ 5,474,027   $ 6,383,030  $ 7,010,450
Income before gains on
  sale of investments                  978,107     1,048,154     1,027,117      446,065
Net gain on sale of investments        252,062        --           138,629        7,733
Minority interest of unitholders
  in operating partnership              --            --            --              (18)
Net income                           1,230,169     1,048,154     1,165,746      453,780

Per share
  Income before gains on
    sale of investments                    .07           .08           .07          .03
  Net gain on sale of
    investments                            .02        --               .01       --


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                           AND RESULTS OF OPERATIONS

GENERAL: IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970. IRET is in the business of owning income producing real estate investments. On February 1, 1997, IRET restructured itself as an Umbrella Partnership Real Estate Investment Trust (UPREIT). No other major changes in IRET's business has occurred from the organization of IRET in 1970 to the date of this Prospectus, and none are planned at this time.

This discussion and analysis should be read in conjunction with the audited financial statements prepared by Brady Martz and Associates who have served as the auditor for IRET since its inception.

Certain matters included in this discussion are forward-looking statements within the meaning of federal securities laws. Although IRET believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that the expectations expressed will actually be achieved. Many factors may cause actual results to differ materially from IRET's current expectations, including general economic conditions, local real estate conditions, the general level of interest rates and the availability of financing, timely completion and lease up of properties under construction, and various other economic risks inherent in the business of owning and operating investment real estate.

THREE MONTHS ENDED JULY 31, 1998:

     RESULTS OF OPERATION. IRET had an excellent First Quarter. Improved occupancy, rent increases and lower interest rates all contributed to strong gains in revenues, Funds form Operations and net income.

          FUNDS FROM OPERATIONS. Funds from Operations for the first three months of Fiscal 1998 increased to $2,603,229, compared to $1,993,082 generated in the same period of the prior fiscal year, an increase of 31%. On a per share basis, Funds from Operations increased to 16 cents per share, compared to 13 cents for the prior year, an increase of 23%. Funds from Operations is regarded as the appropriate measure of performance for Real Estate Investment Trusts.

          OPERATING INCOME. Operating income increased to $1,327,423 for the first quarter compared to $894,044 earned in the same period last year. The first quarter of last year saw a temporary spike in our vacancy rate for apartment properties which did not happen this year. Last year's experience appears to have been a temporary phenomena.

          SMITH BUILDING. The first quarter results are all the more impressive considering the continued vacancy of the former Smith furniture store in Boise, Idaho. We have been close to signing leases with two tenants and continue to work with one. Hopefully, the building can be re-rented soon.

     We expect continued good results for the remainder of the current fiscal year. Occupancy rates are above normal and we expect to be able to raise rents in most communities. In particular, the new apartments built in Billings, Bismarck and Grand Forks have rented up quickly. We have additional land in those communities and plan to continue our building program. We are also negotiating to acquire other apartment complexes in Rochester, MN, Boise, ID, and Vancouver, WA.

     SALE OF PROPERTIES. During the first quarter of Fiscal 1999, IRET sold the 48-unit Park Place apartment complex in Waseca, MN, for $960,000, realizing a gain of $366,000.

     ACQUISITIONS. The following properties were acquired by IRET during the First Quarter:


          Edgewood Vista Alzheimer Facility - Billings, MT            $   965,000
          Edgewood Vista Alzheimer Facility - Sioux Falls, SD             965,000
          Corner Express Convenience Store - Minot, ND                  1,200,000
                                                                      -----------
                                                                      $ 3,130,000

     Construction of the following property was completed during the First
     Quarter and is in the rent-up phase:

          67-unit Cottonwood Apartments, Phase I - Bismarck, ND       $ 4,590,731
                                                                      -----------
     Total major additions to portfolio                               $ 7,720,731
                                                                      -----------
                                                                      -----------


     The following properties are under construction:

          67-unit Cottonwood Apartments, Phase II - Bismarck, ND
          Great Plains Software home office complex - Fargo, ND

     FINANCIAL CONDITION. IRET's financial condition continues to be very strong. The July 31, 1998, balance sheet shows cash and marketable securities of $7,187,562, compared to the $6,389,446 on hand three months earlier. Total assets increased to $231,976,590 from the April 30, 1998, total of $224,718,514. Liabilities increased to $151,016,663 versus the April 30, 1998, figure of $148,276,615. Shareholder equity increased to $70,369,518, from $68,152,626 on April 30, 1998.

     DIVIDENDS. IRET paid a regular dividend of 11 cents per share on July 1, 1998, to shareholders of record at the close of business on June 11, 1998. This was an increase from the 10.7 cents per share dividend paid on April 1, 1998, and was the 109th consecutive quarterly dividend paid by IRET.

FISCAL YEAR 1998 COMPARED TO FISCAL YEAR 1997.

          OVERVIEW. An improvement in occupancy rates for IRET's apartment communities and good results from newly acquired properties resulted in a significant increase in Funds From Operations and earnings for IRET's 28th year, which ended April 30, 1998. Total assets and shareholder equity also increased materially and IRET Shares of Beneficial Interest were listed on the NASDAQ Small-Cap in October of 1997.

          FUNDS FROM OPERATIONS. Funds From Operations (taxable income increased by non-cash deductions of real estate asset depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1998 increased to $9,447,425 ($.60 per share), compared to $7,144,622 ($.51 per share) received in Fiscal 1997, and the $5,977,431 ($.49 per share) recognized in Fiscal 1996.

          EARNINGS. IRET's net taxable earnings for Fiscal Year 1998 increased to $5,014,909 from the $3,897,849 earned in Fiscal 1997 and the $4,611,970 earned in Fiscal 1996. On a per share basis, net taxable earnings increased to $.32 per share in Fiscal 1998 from $.28 in Fiscal 1997 (an increase of 14%), but a decline of $.06 per share from the $.38 earnings in Fiscal 1996. The increase in taxable earnings resulted from increased rental income which resulted from a higher occupancy level in apartment communities owned by the Operating Partnership.

          REVENUES. Total revenues of the Operating Partnership for Fiscal 1998 were $32,407,545, compared to $23,833,982 in Fiscal 1997 (an increase of 36%) and $18,659,665 in Fiscal 1996. The increase in revenues received during Fiscal 1998 in excess of the prior year revenues was $8,573,564. This increase resulted from:


               Rent from 7 properties acquired in Fiscal 1998            $ 2,658,085
               Rent from 11 properties acquired in Fiscal 1997
                    In excess of that received in Fiscal 1997              5,310,670
               An increase in rental income on existing properties           893,976
               An increase in rent on Smith Home Furnishing Building
                    (bankruptcy of tenant)                                    54,021
               A decrease in rent - properties sold during 1997             (194,534)
               A decrease in interest income                                (148,654)
                                                                         -----------
                                                                         $ 8,573,564
                                                                         -----------
                                                                         -----------


          This increase in revenue resulted primarily from the addition of new real estate properties to the portfolio. Rents received on properties owned prior to the beginning of Fiscal Year 1998 saw an increase in scheduled rents of 2%, and the occupancy level for those properties increased from approximately 90% to slightly over 94% resulting in an increase in rental income from those properties of $893,976. The new properties acquired during Fiscal Years 1997 and 1998 generated nearly $8,000,000 of new revenues.

          Interest income continued to decline as IRET completes the repositioning of its investment portfolio from a mix of real estate equities and mortgage loans to one consisting entirely of real estate equities. Management is of the opinion that the long term yields from real estate equity investments will exceed that available from interest income on mortgage loans but, in the short run, the switch has resulted in lower immediate revenues and taxable income.

          Capital gain income for Fiscal 1998 was $465,499 resulting from the sale of three investment properties. This compares to $398,424 of capital gain income recognized in Fiscal 1997 and the $994,163 recognized in Fiscal 1996. IRET will continue to seek to market several of its older and smaller apartment properties.

          NET TAXABLE INCOME. The $1,117,060 increase in net taxable income for Fiscal 1998 over the net income earned in the prior fiscal year resulted from:


               An increase in gain from sale of investments             $     67,075
               An increase in net rental income (rents, less utilities,
                    maintenance, taxes, insurance and management)          5,733,442
               A decrease in interest income                                (148,654)
               An increase in interest expense                            (2,840,328)
               An increase in depreciation expense                        (1,207,316)
               An increase in operating expenses and advisory trustee
                    services                                                (299,869)
               An increase in amortization expense                           (45,520)
               An increase in Minority interest of Operating Partnership
                    Income                                                  (141,770)
                                                                           ----------
                                                                          $1,117,060
                                                                           ----------
                                                                           ----------


          PROPERTY ACQUISITIONS. The Operating Partnership added nearly $40,000,000 of real estate investments to its portfolio during Fiscal 1998, including:

          Commercial:
               Edgewood Vista, East Grand Forks, MN                      $    892,500
               Edgewood Vista, Minot, ND                                    6,191,410

          Apartments:
               Units     Description
               125       Jenner Properties - Grand Forks (90), Devils
                           Lake (18) & Dickinson (17), ND                 $ 2,350,000
               108       Kirkwood Manor - Bismarck, ND                      3,175,000
               248       Magic City Realty Portfolio - Minot, ND            5,270,000
                67       Country Meadows - Billings, MT                     4,496,134
               122       Park East Apartments - Fargo, ND                   4,900,000
              **67       Legacy Apartments (Phase II) - Grand Forks, ND     3,489,937
                67       Cottonwood Apartments - Bismarck, ND               4,522,347
                64       Chateau Apartments - Minot, ND                     2,364,090
               *67       Cottonwood Apartments (Phase II) - Bismarck, ND    1,362,805
               ---       -----------------------------------------------  -----------
               935       Total                                            $39,014,223


               *PROPERTY NOT PLACED IN SERVICE AT APRIL 30, 1998. ADDITIONAL COSTS ARE STILL TO BE INCURRED.

               **REPRESENTS COSTS TO COMPLETE A PROJECT STARTED IN YEAR ENDED APRIL 30, 1997.

          PROPERTY DISPOSITIONS. During Fiscal 1998, the Operating Partnership sold three real estate properties - Superpumper Convenience Store in New Town, ND; Superpumper Convenience Store in Bottineau, ND; and a 48-unit apartment complex in Scottsbluff, NE, realizing a total capital gain of $465,499.

          FISCAL 1998 DIVIDENDS. The following dividends were paid during Fiscal 1998:

               Date               Per Share Dividend
               ----               ------------------
               July 1, 1997             $.10125
               October 1, 1997           .10300
               January 16, 1998          .10500
               April 1, 1998             .10700
                                        -------
                                        $.41625


          The Fiscal 1998 pay-out represented a 6.7% increase over the dividends paid during the prior Fiscal Year of $.39 per share.

          FUNDS FROM OPERATIONS. The funds derived during Fiscal 1998 by IRET from its operations increased by 20% over the prior year and by 34% from the Fiscal 1996 level ($9,447,425 in Fiscal 1998, versus $7,144,604 in 1997 and $5,977,431 in 1996). On a per share basis,
          Funds From Operations increased to $.60 per share from $.51 in Fiscal 1997 (an increase of 18%) and the $.49 generated in Fiscal 1996. IRET uses the definition of "Funds From Operations" recommended by the National Association of Real Estate Investment Trusts which is "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis." It is emphasized that funds from operations as so calculated and presented does not represent cash flows from operations as defined under generally accepted accounting principles and should not be considered as an alternative to net income as an indication of operating performance or to cash flows as a measure of liquidity or ability to fund all cash needs. (See the Consolidated Statements of Cash Flows in the Consolidated Financial Statements attached hereto.)

          The following is a comparison of dividends paid during the past five fiscal years to Funds From Operations (as defined above):


                                   Fiscal        Fiscal       Fiscal       Fiscal 1995   Fiscal 1994
         ITEM                       1998          1997         1996         (Restated)    (Restated)
-----------------------------------------------------------------------------------------------------
         Net Income (GAAP)       $ 5,014,909   $ 3,897,849   $ 4,611,970   $ 3,967,830  $ 3,200,388
         Adjustments
            Gain from
            Property Sales          (465,499)     (398,424)     (994,163)     (407,512)     (64,962)
-----------------------------------------------------------------------------------------------------
         Operating Income        $ 4,549,410   $ 3,499,425   $ 3,617,807   $ 3,560,318  $ 3,135,426
         Plus Depreciation         4,791,907     3,584,591     2,261,724     1,767,294    1,323,474
         Plus Amortization           106,108        60,588        97,900        20,659       28,199
-----------------------------------------------------------------------------------------------------
         Funds from Operations   $ 9,447,425   $ 7,144,604   $ 5,977,431   $ 5,348,271  $ 4,487,099

         Dividends Paid          $ 6,518,627   $ 5,508,689   $ 4,439,034   $ 3,660,986  $ 3,102,061
-----------------------------------------------------------------------------------------------------
                                 $ 2,928,798   $ 1,635,915   $ 1,538,397   $ 1,687,285  $ 1,385,038
                                 -------------------------------------------------------------------
                                 -------------------------------------------------------------------


          Management expects that the Funds From Operations (as defined above) will continue to improve during Fiscal 1999 and will continue to exceed dividends paid in the coming year.

          LIQUIDITY AND CAPITAL RESOURCES. Important investment and financing events in Fiscal 1998 were:

               The net proceeds from sale of Shares of Beneficial Interest under Best Efforts offerings were $8,421,858.

               An additional $8,583,519 of equity capital was contributed to the Operating Partnership in UPREIT transactions.

               Seven property loans were refinanced. The new loans totalled $27,000,000, were at a lower interest rate than the old loans and generated $3,245,000 of additional cash for investment in new properties.

               Nearly $40,000,000 of new real estate investments were acquired by the Operating Partnership.

          IRET's financial condition at the end of Fiscal 1997 continued at the very strong level of its prior fiscal year.

               IRET's shareholder equity increased to $68,152,626 from $59,997,619 on April 30, 1997, a gain of $8,155,007 (14%).
               Equity capital on April 30, 1996, was $50,711,920. These increases result from the sale of shares of beneficial interest and the reinvestment of dividends in new shares.

               Liabilities of the Operating Partnership increased to $148,276,615 from $126,995,321 on April 30, 1997. IRET's liabilities on April 30, 1996, were $80,643,718.

               Total assets of the Operating Partnership increased to $224,718,514 from $186,993,943 on April 30, 1997. IRET's total assets on April 30, 1996, were $131,355,638.

               Cash and marketable securities were $6,389,446 compared to the year earlier figure of $6,457,182 and $7,127,131 on April 30, 1996.

               In addition to its cash and marketable securities, IRET Properties has an unsecured line of credit agreements with First International Bank & Trust and First Western Bank & Trust, both of Minot, ND, of $6,500,000, of which $1,000,000 was in use on April 30, 1998.

          AFFILIATED PARTNERSHIPS. IRET sponsored and served as a general partner of seven limited partnerships. Because of IRET's position as a general partner and creditor of these partnerships and because the partnerships (with the exception of Chateau Properties) did not produce sufficient cash flow to pay debts due to IRET as scheduled prior to Fiscal Year 1996, the financial statements of IRET and the seven partnerships were consolidated for financial reporting purposes to more properly depict the financial status of IRET. During Fiscal Year 1996, a new mortgage loan was negotiated by Chateau Properties, Ltd., on its 64-unit apartment building in Minot, North Dakota. As a result of this refinancing, the partnership paid the balance that it owed to IRET on the contract for deed under which the apartment building had been purchased from IRET. Further, IRET was not required to guarantee the new mortgage loan made by the partnership. Accordingly, for Fiscal 1996 and 1997, IRET is accounting for its partnership interest in Chateau Properties under the equity method of accounting. Prior financial statements have been restated to reflect this change. On April 1, 1998, Chateau Properties was merged into the Operating Partnership.

          The six consolidated partnerships are as follows:


                                         Year             Property               IRET
          Name                          Formed             Owned               Ownership
          ----                          ------            --------             ---------
          Sweetwater Properties, Ltd.     1981          114 Units Apts.             0%
          Bison Properties, Ltd.          1982          125 Units Apts.            20%
          First Avenue Building, Ltd.     1981    16,500 Sq. Ft. Office Bldg.      20%
          Eastgate Properties, Ltd.       1983          116 Units Apts.            18%
          Colton Heights, Ltd.            1984         18 Unit Apt. Bldg.       18.69%
          Hill Park Properties, Ltd.      1985           96 Units Apts.          7.14%


          On May 1, 1998, all six partnerships were merged into the Operating Partnership.

          CONSOLIDATED FINANCIAL STATEMENTS. The financial statement included in this Prospectus consolidates the financial statements of IRET and the above six limited partnerships. All material inter-company transactions and balances have been eliminated on the consolidated statement. The principal impact of this consolidation on the statement of operations is to reduce reported income as a result of increased depreciation. On the balance sheet, related mortgage loans and the investment in partnerships is reduced and real estate owned is increased. Also, the deferred income account is decreased and the retained earnings account is also decreased.

          IMPACT OF INFLATION. The costs of utilities and other rental expenses continue to increase, but in most areas, IRET has been able to increase rental income sufficiently to cover inflationary increases in rental expense. Increases in rental income are not precluded by long-term lease obligations except for a few commercial properties subject to long-term net lease agreements. Thus, as market conditions allow, rents will be increased to cover inflationary expenses and to provide a better return to IRET.

          ECONOMIC CONDITIONS. Fiscal 1998 saw improved economic conditions in the northern plains states in which IRET operates. Occupancy rates for residential properties increased to 94% from the year earlier level of 90.5% and scheduled rent levels for Trust properties improved slightly in Fiscal 1998 by about 2%. The mild winter of 1997-98 also impacted earnings by decreasing snow removal cost, utility expenses and vacancy rates.

          YEAR 2000 COSTS. IRET has requested its principal vendors to inform it of any anticipated problems associated with the Year 2000 issue for computer hardware and software. IRET itself does not own or operate computer systems and will have no direct costs to up-date such systems. However, IRET could be impacted by computer failures of its third-party vendors. IRET has been informed by these service providers (including its Advisor - Odell-Wentz & Associates, LLC) that computer systems will be Year 2000 compliant by the end of 1998. IRET does not anticipate that the Year 2000 problem will have any material cost to it.

     FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996. IRET's Fiscal Year 1997, which ended on April 30, 1997, saw a continuation of IRET's rapid growth with assets owned increasing by more than 40%. IRET's 27th year ended with total assets, revenues, funds from operations and shareholder equity all reaching record levels.

          FUNDS FROM OPERATIONS. Funds from Operations (taxable income increased by non-cash deductions of depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1997 increased to $7,144,622 ($.51 per share), compared to $5,977,431 ($.49 per share) generated by IRET in Fiscal 1996 and the $5,434,244 ($.52 per share) recognized in Fiscal 1995.

          EARNINGS. IRET's net taxable earnings for Fiscal Year 1997 decreased to $3,897,849 from the $4,611,970 earned in Fiscal 1996 and the $3,967,830 earned in Fiscal 1995. Approximately one-half of the decrease in earnings from the Fiscal 1996 level resulted from a decrease in capital gain income. In Fiscal 1997, $398,424 of capital gain income was recorded, as compared to $994,163 in the prior year.

          The other principle reason for the decline in taxable income is the continuing acquisition by IRET of new real estate investments which result in an increase in depreciation allowance. In Fiscal 1997, $3,584,591 of depreciation was recorded as compared to $2,261,724 in the prior year. This will result in a significant portion of IRET's dividends being sheltered from income tax by the increased depreciation allowance.

          On a per share basis, net taxable income was $.28 per share for Fiscal 1997, compared to $.38 per share recorded in both Fiscal 1996 and 1995.

          REVENUES. Total revenues for Fiscal 1997 were $23,833,982, compared to $18,659,665 in Fiscal 1996 (an increase of 28%) and $13,801,123 in
          Fiscal 1995. The increase in revenues received during Fiscal 1997 in excess of the prior year revenues was $5,174,317. This increase resulted from:

               Rent from 11 properties acquired in
                 Fiscal 1997                         $4,451,266
               Rent from 7 properties acquired in
                 Fiscal 1996 in excess of that
                 received in Fiscal 1996              1,526,453


               A decrease in rental income on
                 existing properties (-5.4%)           (625,949)
               An increase in rent on Smith Home
               Furnishing Building (bankruptcy of
                 tenant)                                 61,892
               A decrease in rent - properties sold
                 during 1996                            (76,590)
               A decrease in interest income           (162,755)
                                                      ----------
                                                      $5,174,317


          This increase in revenue resulted primarily from the addition of new real estate properties to the portfolio. Rents received on properties owned prior to the beginning of Fiscal Year 1996 saw an increase in scheduled rents of 2.25%, but the occupancy level for those properties decreased from approximately 95% to slightly over 90% resulting in a decrease in rental income from those properties of $625,949. However, the new properties acquired during Fiscal Years 1996 and 1997 generated nearly $6,000,000 of new revenues.

          Interest income continued to decline as IRET completes the repositioning of its investment portfolio from a mix of real estate equities and mortgage loans to one consisting entirely of real estate equities. Management is of the opinion that the long term yields from real estate equity investments will exceed that available from interest income on mortgage loans but, in the short run, the switch does result in lower immediate revenues and taxable income.

          Capital gain income for Fiscal 1997 was $398,424 resulting from the sale of two older and smaller investment properties. This compares to $994,163 of capital gain income recognized in Fiscal 1996 and the $407,512 recognized in Fiscal 1995. IRET will continue to seek to market several of its older and smaller apartment properties.

          NET TAXABLE INCOME. The $714,121 decrease in net taxable income for Fiscal 1997 over the net income earned in the prior fiscal year resulted from:

          A decrease in gain from sale of investments      $   (595,739)
          An increase in net rental income (rents,
            less utilities, maintenance, taxes,
            insurance and management)                         3,518,152
          A decrease in interest income                        (162,755)
          An increase in interest expense                    (2,091,037)
          An increase in depreciation expense                (1,322,867)
          An increase in operating expenses and
            advisory trustee services                           (97,169)
          A decrease in amortization expense                     37,312
          An increase in Minority interest of
          Operating Partnership Income                              (18)
                                                            ------------
                                                            $  (714,121)


          PROPERTY ACQUISITIONS. IRET added nearly $60,000,000 of real estate to its portfolio during Fiscal 1997, including:

          Commercial:
          -----------
            Computer City, Kentwood, MI                    $ 2,113,574
            Edgewood Vista, Missoula, MT                       962,428
            Wedgwood Retirement Inns, Sweetwater, GA         2,810,000

          Units  Apartments
          -----  ----------
           67   Circle 50, Billings, MT*                   $ 1,519,855
           98   South Pointe II, Minot, ND**                 1,024,234
           60   Rosewood Court, Sioux Falls, SD              1,938,245
          116   Legacy Apts., Grand Forks, ND**              3,573,057
           98   Rocky Meadows, Billings, MT**                2,654,554
          210   Miramont Apts., Fort Collins, CO            14,235,461
          192   Neighborhood Apts., Colorado Springs, CO    10,849,561
          108   Woodridge Apts., Rochester, MN               6,398,096
           67   Cottonwood Lake, Bismarck, ND*               1,055,862
          360   Park Meadows Apts., St. Cloud, MN           10,242,747
                                                           -----------
                                           Total           $59,377,674


          *Property not placed in service at April 30, 1997. Additional costs are still to be incurred.

          **Represents costs to complete a project started in year ending April 30, 1996.

          PROPERTY DISPOSITIONS. During Fiscal 1997, IRET sold a 24 plex apartment building in Hutchinson, MN, realizing a gain of $252,000. It also recognized a gain of $138,600 from the previous sale of an 18 plex apartment building in Mandan, ND. It is management's intention to continue to market IRET's older and smaller apartment projects.

                GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF IRET. Investors Real Estate Trust is a registered real estate investment trust organized and governed under the laws of North Dakota. IRET has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code during all years of its existence.

GOVERNING INSTRUMENTS OF IRET. IRET was organized on July 31, 1970. IRET will continue, unless sooner terminated by a majority vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 63 years of age. The existence of IRET may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares. IRET has 10 Trustees.

INDEPENDENT TRUSTEES. IRET adheres to NASAA guidelines requiring a majority of the Board to be composed of independent Trustees. The Glossary at the end of this document defines independent Trustee. Pursuant to NASAA guidelines, IRET considers the following Trustees as independent:

Ralph A. Christensen has served as an independent Trustee since 1970. He is a retired rancher. Mr. Christensen is a former Director of First Bank - Minot, N.A. Mr. Christensen has over 25 years experience dealing with multi-family and commercial real property.

John F. Decker has served as an independent Trustee since August 18, 1998. Mr. Decker is an Investment Advisor and Managing Director with Piper, Jaffray, Inc., and resides in Everett, Washington.

Mike F. Dolan has served as an independent Trustee since 1978. Mr. Dolan was owner and operator of Monarch Concrete until the company's sale in 1980. Mr. Dolan is also active as an independent oil developer. Mr. Dolan has over 25 years experience dealing with multi-family and commercial real property.

J. Norman Ellison, Jr., has served as an independent Trustee since 1970. Mr. Ellison was the former owner and operator of Ellison's department store in Minot. He is a partner of Ellison Realty Co. and former Director of First Bank - Minot, ND. Mr. Ellison has over 25 years experience dealing with multi-family and commercial real property.

Daniel L. Feist has served as an independent Trustee since 1985. Mr. Feist is a general contractor and President of Feist Construction and Realty Inc. Mr. Feist is a former Director of First Bank - Minot, N.A., and N.D. Holdings, Inc., of Minot, ND. Mr. Feist has over 25 years experience dealing with multi-family and commercial real property.

Patrick G. Jones has served as an independent Trustee since 1986. He is the former Manager and Director of the Minot Daily News as well as former President of Central Venture Capital, Inc. Mr. Jones is an active investor. Mr. Jones has over 25 years experience dealing with multi-family and commercial real property.

Jeff L. Miller has served as an independent Trustee since 1985. He is the former President of Coca-Cola Bottling Co. of Minot. He is currently President of M & S Concessions, Inc. Mr. Miller is a former Director of First Bank -Minot, N.A. Mr. Miller has over 25 years experience dealing with multi-family and commercial real property.

IRET considers the following Trustees as not independent:

C. Morris Anderson has served as a Trustee since 1970. He was a partner and founder of Magic City Realty, Ltd., the owner of rental properties now owned by IRET. He is also the President of North Hill Bowl, Inc., a business operating a bowling alley, restaurant and lounge in Minot. Mr. Anderson is a Director of International Inn, Inc., and Norwest Bank - Minot, N.A. Mr. Anderson has over 25 years experience dealing with multi-family and commercial real property.

Roger R. Odell has served as a Trustee since 1970. He is a partner in IRET's advisor, Odell-Wentz & Associates. He is a Director of IRET's principal property management company - Investors Management & Marketing, Inc. He is also a Director of Inland National Securities, Inc., one of the broker-dealers selling IRET's common stock and was a partner with Mr. Anderson in Magic City Realty, Ltd.

Thomas A. Wentz, Jr., has served as a Trustee since 1996. He is a partner in IRET's legal counsel, Pringle & Herigstad, P.C. Mr. Wentz is the general partner of WENCO, a North Dakota Limited Partnership, which owns commercial, multi-family and farm real estate.

SHAREHOLDER MEETINGS. The governing provisions of IRET require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of August. All shareholders shall be given not less than 30 days prior written notice.

Special meetings of the shareholders may be called by the chief executive officer, by a majority of the trustees or by a majority of the Independent Trustees, and shall be called by an officer of IRET upon written request of the shareholders holding in the aggregate of not less than 10% of the outstanding shares of IRET entitled to vote at such meeting. Upon receipt of a written request, either in person or by mail, stating the purpose or purposes of the meeting, IRET shall provide all shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to shareholders. The holders of a majority of shares in IRET, present in person or by proxy, shall constitute a quorum at any meeting.

                               STRUCTURE OF IRET

IRET carries on its activities directly and through subsidiaries and an Operating Partnership. IRET Properties, a North Dakota Limited Partnership, was organized on January 31, 1997, and, since February 1, 1997, is the principle entity through which IRET operates. All assets (except for Qualified REIT Subsidiaries) and liabilities of IRET have been contributed to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. IRET, INC., a North Dakota corporation, and a wholly owned subsidiary of IRET acts as the general partner of the Operating Partnership. As the sole shareholder of IRET, INC., which in turn is the sole general partner of the Operating Partnership, IRET has the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership, subject to certain limitations contained in the Operating Partnership Agreement. See "Operating Partnership Agreement."

IRET's interest in the Operating Partnership will entitle it to receive all quarterly or yearly cash distributions from the Operating Partnership and to be allocated its pro-rata share of the profits and losses of the Operating Partnership. IRET owned in excess of 91.9% of the Operating Partnership on July 31, 1998. It is expected that the Operating Partnership will merge with other partnerships or acquire real estate from other persons in exchange for limited partnership units.

When certain properties were acquired by IRET, the lender financing the properties required, as a condition of the loan, that the properties be owned by a "single asset entity." Accordingly, IRET organized three wholly owned subsidiary corporations for the purpose of holding title to these investment properties in order to comply with the conditions of the lender. They are:
Pine Cone - IRET, INC., a Colorado corporation, formed to own the 195-unit Pine Cone apartment complex located in Fort Collins, Colorado; Miramont - IRET, INC., a Colorado corporation, formed to own the 210-unit Miramont apartment complex located in Fort Collins, Colorado; and West Stonehill - IRET, INC., a Minnesota corporation, formed to own the 313-unit West Stonehill apartment complex located in St. Cloud, Minnesota.

IRET formerly was the general partner and held investment interests in 7 limited partnerships. They were: Eastgate Properties, Ltd.; Bison Properties, Ltd.; First Avenue Building, Ltd.; Sweetwater Properties, Ltd.; Hill Park Properties, Ltd.; Colton Heights, Ltd.; and Chateau Properties, Ltd. All of the above limited partnerships, except Chateau Properties, Ltd., were consolidated with IRET for financial reporting purposes. All of these partnerships have been merged into IRET Properties, with Chateau on April 1, 1998, and the other six on May 1, 1998.

                      POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of IRET's policy as it pertains to the described activities.

TO ISSUE SENIOR SECURITIES. IRET has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 6 1/2% for 6 months; 7% for 1 year; 7 1/2% for 3 years and 8% for 5 years). In the event of dissolution of IRET, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of October 31, 1997, the Investment Certificates outstanding totaled $9,579,002. The Trust does not plan on issuing other senior securities in the future.

TO BORROW MONEY. IRET plans to continue to borrow money. IRET relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. IRET intends to continue borrowing funds in the future.

Over the past three fiscal years, IRET has borrowed funds as follows:


                           Fiscal                Fiscal                Fiscal
                            1998                  1997                  1996
                           ------                ------                ------

Cost of Property
  Acquired              $39,014,223           $59,377,674           $40,660,975
Net Increase in
  Mortgages Payable     $18,325,028           $44,035,887           $21,702,852

Percent of Acquisition
  Price Represented by
  Net Increase in
  Mortgages Payable         47%                   74%                   53%


TO MAKE LOANS TO OTHER PERSONS. As part of IRET's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

IRET has no present plans to make additional loans of Trust funds, but may do so in the future.

IRET had the following outstanding mortgage loans at the end of its most recent Fiscal Year:

                       MORTGAGE LOANS RECEIVABLE:
                       --------------------------

                              Real Estate                7/31/98
Location                      Security                   Balance         Rate
--------                      -----------                -------         ----
Fargo, ND
---------
Great Plains Software         Office Complex           $1,701,308        9.5%

Gilbert, AZ
-----------
NE 1/4-27-2-6                 Commercial Land             678,700          8%

Other Mortgages
---------------
Over $100,000                                          $  938,196        8-9%
$20,000 to $49,999                                         78,474        8-9%
Less than $20,000                                          41,630        7-9%
                                                       ----------
                TOTAL                                  $3,438,308
                Unearned Discounts                         (4,818)
                Allowance for Losses                     (120,314)
                Deferred Gain                              (2,000)
                                                       ----------
                                                       $3,311,176
                                                       ----------
                                                       ----------

TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL. Other than the formation of its Operating Partnership - IRET Properties - and its three Qualified REIT Subsidiaries, IRET has not invested in the securities of other issuers for the purpose of exercising control over such issuer and has no plans to do so. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS. IRET has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS. IRET has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY. Commencing on February 1, 1997, IRET operates principally through IRET Properties, a North Dakota Limited Partnership, of which IRET is the sole general partner. Such a structure allows IRET to offer Limited Partnership Units in exchange for real estate. IRET currently has plans to offer Limited Partnership Units in exchange for real estate on a continuous and ongoing basis. All exchanges shall be subject to approval by the Board of Trustees on such terms and conditions which are deemed reasonable by the trustees.

TO REPURCHASE OR OTHERWISE REACQUIRE ITS SHARES OR OTHER SECURITIES. As a "real estate investment trust" under federal income tax laws, IRET intends to invest only in real estate assets. IRET is authorized, but not obligated, to repurchase its own shares and has and may do so from time to time if the trustees deem such action to be appropriate. (See "Determination of Offering Price.")

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS. IRET is required to provide an annual report to shareholders during the month of July. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. IRET has a policy of providing quarterly reports to the shareholders during January, April, July and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

                          INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. IRET currently owns real estate located in 10 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

IRET may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except IRET may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating IRET's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning IRET's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. IRET will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for IRET must not exceed 80%. As of July 31, 1998, the ratio of total liabilities ($151,016,663) to total assets ($231,976,590) was 65%.

It is not IRET's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of IRET to acquire assets primarily for income.

IRET has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGES. While IRET has made mortgage loans in the past, it is the current policy of IRET not to make any further mortgage loans.

Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES. IRET has purchased and now owns United States guaranteed obligations and shares of five other real estate investment trusts. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. IRET owns shares in five publicly traded REITs, acquired at a cost of $610,066. No other purchases of such securities are contemplated at this time.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

                             DESCRIPTION OF REAL ESTATE

IRET owned the following properties as of July 31, 1998:


REAL ESTATE OWNED:                           FISCAL                                        MORTGAGE
                                              1999           YEAR                          PAYABLE
                             SIZE/TYPE      OCCUPANCY      PURCHASED       COST          INTEREST RATE
APARTMENTS
   Dakota Arms                18 Unit            94%          1996         $605,771        $371,643
   Minot, ND                 Apt. Bldg.                                                      8.50%

   Fairfield                  24 Unit            93%          1988         $425,770        $90,820
   Marshall,  MN              Apt Bldg                                                       9.00%

   41 East Apts               41 Unit            88%          1989         $395,744        $225,114
   Dickinson,  ND            Apt. Bldg                                                       8.125

   Sunchase Apts.            2 18-unit           97%          1988         $1,016,047     $451,623
   Fargo,  ND                Apt Bldgs.                                                     9.04%

   BEULAH CONDOS ND           22 Condo           52%          1983         $465,983           --
   Beaulah,  ND                Units

   BISON PROPERTIES        125 Apt Units         94%          1972         $1,766,345      $59,929
   Jamestown,                                                                               10.00%
   Cooperstown,  ND

   CANDLELIGHT APTS           44 Units           97%          1993         $877,185        $492,604
   Fargo,  ND                Apt. Bldg                                                      8.50%



   CENTURY APTS               120 Unit           91%          1986         $1,910,950    $1,512,990
   Dickinson,  ND           Apt Complex                                                    7.8785%

   CENTURY APTS               192 Unit           88%          1986         $3,860,860    $2,561,301
   Williston,  ND           Apt Complex                                                    7.8785%

   CHATEAU APTS               64 Unit            96%          1998         $2,374,787    $1,660,138
   Minot,  ND               Apt. Complex                                                   7.8785%

   COUNTRY MEADOWS            49 Unit            95%          1998         $4,498,854    $2,638,407
   Billings, MT             Apt Complex                                                     7.51%

   COLUMBIA PARK PHASE      Vacant land          N/A           Not         $725,627           --
   Grand Forks,  ND                                        Completed

   COTTONWOOD LAKE            268 Unit       Lease - Up       1998         $7,479,517         --
   Bismarck,  ND            Apt Complex

   CRESTVIEW APTS             152 Unit           94%          1994         $4,777,255    $3,400,000
   Bismarck,  ND              Apt Bldg                                                     6.91%

   FOREST PARK ESTATES        270 Unit           98%          1993         $7,008,964    $3,955,602
   Grand Forks,  ND         Apt Complex                                                    8.188%

   EASTGATE PROPERTIES        116 Unit           93%          1970         $1,999,867         --
   Moorhead,  MN            Apt Complex

   COLTON HEIGHTS             18 Unit            76%          1984         $919,632       $332,583
   Minot,  ND                 Apt Bldg                                                      10.5%

   HERITAGE MANOR             182 Unit            -        Acquisition     $58,959            --
   Rochester, MN            Apt Complex                       Phase

   HILL PARK PROPERTIES       92 Unit            93%          1985         $3,009,942    $1,394,755
   Bismarck,  ND            Apt Complex                                                    7.8785%

   JENNER PROP.              125 Units           92%          1997         $2,468,976    $1,345,424
   Grand Forks, ND           Apt Bldgs                                                      9.50%
   Dickinson, ND
   Devils Lake, ND

   KIRKWOOD MANOR            108 Units           94%          1997         $3,502,108    $2,270,000
   Bismarck,  ND             Apt Bldgs                                                      7.07%

   LEGACY APTS                132 Unit           99%          1996         $10,659,801  $6,483,281
   Grand Forks,  ND         Apt Complex                                                    7.07%

   MAGIC CITY APTS           248 Units           91%          1997         $5,370,950    $2,686,503
   Minot,  ND                Apt Bldgs                                                     8.50%

   MIRAMONT APT               210 Unit           98%          1996         $14,272,020   $11,515,140
   Ft. Collins, CO          Apt Complex                                                     8.25%



   NEIGHBORHOOD APT           192 Unit           97%          1996         $11,032,496   $7,373,741
   Colorado Springs, CO     Apt Complex                                                     7.98%

   NORTH POINTE 49            49 Unit            98%          1995         $2,401,690    $1,691,713
   Bismarck,  ND              Apt Bldg                                                      7.12%

   OAK MANOR APTS             27 Unit            97%          1989         $302,357       $231,189
   Dickinson, ND              Apt Bldg                                                      9.00%

   OAKWOOD ESTATES            160 Unit           89%          1993         $5,443,596    $3,403,051
   Sioux Falls, SD          Apt Complex                                                    7.8785%

   OXBOW APTS                 120 Unit           98%          1994         $4,977,633    $3,381,866
   Sioux Falls,  SD         Apt Complex                                                    7.8785%

   PARK EAST APTS            122 Units           98%          1997         $4,922,449    $3,494,038
   Fargo,  ND               Apt. Complex                                                    6.82%

   PARK MEADOWS APT           360 Unit           90%          1997         $10,816,214   $7,871,186
   St. Cloud,  MN           Apt Complex                                                     8.07%

   PINE CONE APTS             195 Unit           96%          1994         $13,178,177   $10,519,143
   Ft. Collins,  CO         Apt Complex                                                     7.125%

   POINTE WEST APTS           90 Unit            88%          1994         $3,877,641    $2,400,000
   Rapid City,  SD          Apt Complex                                                     6.91%

   PRAIRIE WINDS APTS         48 Unit            93%          1993         $1,977,971    $1,329,496
   Sioux Falls,  SD           Apt Bldg                                                      7.71%

   ROCKY MEADOWS              98 Unit            91%          1996         $6,646,989    $2,856,677
   Billings,  MT            Apt Complex                                                     7.75%

   SOUTH POINTE               196 Unit           94%          1995         $10,254,629   $6,468,315
   Minot,  ND               Apt Complex                                                     7.12%

   SOUTHVIEW APTS             24 Unit            85%          1994           $697,126       --
   Minot,  ND                 Apt Bldg

   SOUTHWIND APTS             164 Unit           96%          1996         $5,619,601    $4,080,014
   Grand Forks, ND            Apt Complex                                                   7.12%

   SWEETWATER PROPERTIES       114 Unit          88%          1972         $1,795,659     $186,985
   Devils Lake & Grafton, ND  Apt Bldgs                                                     9.75%

   WEST STONEHILL               313 Unit         96%          1995         $11,392,889   $7,884,901
   St Cloud, MN               Apt Complex                                                   7.93%

   WOODRIDGE APTS               108 Unit         99%          1996          $6,502,643   $4,256,658
   Rochester, MN              Apt Complex                                                   7.85%


   Other Properties              81 Units        88%       1987-1991         $849,260      $12,757
    - less than $300,000 cost                                                               8.75%
                                                ---------------------------------------
                                                Total     Residential      $183,140,634
                                                ---------------------------------------
COMMERCIAL

   401 SOUTH MAIN             9,200 sq. ft.      79%          1987           $604,030        --
   Minot, ND                 Commercial Bldg

   408 1ST STREET SE          Rental House      100%          1986           $46,907         --
   Minot, ND

   CREEKSIDE OFFICE BUILDING  Office Bldgs       90%          1992         $1,677,221    $1,246,183
   Billings, MT                                                                             7.38%

   LESTER CHIROPRACTIC CLINIC  5,000 sq. ft.    100%          1988          $268,917         --
   Bismarck, ND                Clinic Bldg

   WALTERS 214 SO MAIN        3,500 sq. ft.     100%          1978          $111,915         --
   Minot, ND                  Retail Bldg

   ARROWHEAD SHOPPING CNTR    80,000 sq. ft.     99%          1973         $2,713,004        --
   Minot, ND                 Shopping Center

   BARNES & NOBLE             30,000 sq. ft.    100%          1994         $3,292,012    $2,110,085
   Fargo, ND                   Retail/Whse.                                                 7.98%

   BARNES & NOBLE             30,000 sq. ft.    100%          1995         $3,669,101    $2,285,926
   Omaha, NB                   Retail/Whse.                                                 7.98%

   CARMIKE THEATRE            28,528 sq. ft.    100%          1994         $2,545,737    $1,978,644
   Grand Forks, ND           10 screen theatre                                              7.75%

   COMPUTER CITY              16,080 sq. ft.    100%          1996         $2,113,574    $1,487,346
   Kentwood, MI               Strip Shopping                                                7.75%

   CORNER EXPRESS              4,674 sq. ft.    100%          1998         $1,196,342        $0
   Minot, ND                  Convenience/Gas                                                --

   EDGEWOOD VISTA             10,314 sq. ft.    100%          1998          $968,855         $0
   Billings, MT               Assisted Living                                                --

   EDGEWOOD VISTA             10,314 sq. ft.    100%          1998          $969,835         $0
   Sioux Falls, SD            Assisted Living                                                --

   EDGEWOOD VISTA             10,314 sq. ft.    100%          1997          $962,428      $623,892
   Missoula, MT               Assisted Living                                               9.75%

   EDGEWOOD VISTA             10,314 sq. ft.    100%          1997          $899,821      $624,460
   East Grand Forks, MN       Assisted Living                                               8.10%




   EDGEWOOD VISTA             77,211 sq. ft.       100%          1997         $6,275,931    $3,584,091
   Minot, ND                  Assisted Living                                                  8.27%

   FIRST AVENUE BUILDING      16,500 sq. ft.        84%          1981          $838,544         --
   Minot, ND                  Office Bldg.

   GREAT PLAINS SOFTWARE      121,600 sq. ft.       --        Not Completed   $3,207,844        --
   Fargo, ND                  Office Complex

   HUTCHINSON TECHNOLOGY      Manufacturing         100%          1993         $4,429,026    $2,187,750
   Sioux Falls, SD              Plant                                                          8.75%

   LINDBERG BUILDING          Office/Whrse          100%          1992         $1,455,789    $1,191,825
   Eden Prairie,  MN                                                                           7.625

   MINOT PLAZA                 11,200 sq. ft.       100%          1993          $508,796           --
   Minot,  ND                 Strip Shopping

   PETCO WAREHOUSE             18,000 sq. ft        100%          1994        $1,278,934      $761,837
   Fargo,  ND                   Retail/Whrse                                                    8.38%

   PIONEER SEED                 Office/Whse.        100%          1992         $653,876       $297,310
   Moorhead,  MN                                                                                8.375%

   RETAIL WAREHOUSE            70,000 sq. ft.       30%           1994       $5,646,485      $3,503,105
   Boise,  ID                   Retail/Whse.                                                    9.75%

   STONE CONTAINER             Manufacturing        100%          1995       $4,998,485     $2,990,416
   Fargo,  ND                      Plant                                                        8.25%

   SUPERPUMPER                  Gas Station/        100%          1988         $428,777          --
   Crookston,  MN              Conven. Store

   SUPERPUMPER                  Gas Station/        100%          1986         $297,064          --
   Emerado,  ND                Conven. Store

   SUPERPUMPER                  Gas Station/        100%          1991         $485,007          --
   Grand Forks,  ND            Conven. Store

   SUPERPUMPER                  Gas Station/        100%          1987         $239,212          --
   Langdon,  ND                Conven. Store

   SUPERPUMPER                  Gas Station/        100%          1993         $120,600          --
   Sidney, MT                  Conven. Store

                                       39


   WEDGEWOOD RETIREMENT       Assisted Living       100%        1996       $ 3,971,879      $1,527,788
   Sweetwater,  GA                                                                           8.0375

                                                   Total     Commercial    $56,906,255

                                   Total Real Estate Owned                $240,046,889      $137,324,811

                                   Less: Accumulated Depreciation          (22,575,451)


                                   Net Carrying                           $217,471,438
                                   Value


TITLE. The title to all of the above properties is in the name of IRET Properties, IRET or a wholly owned subsidiary, in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE. In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS. There are no plans for material improvements to any of the above properties.

CONTRACTS OR OPTIONS TO SELL. As of July 31, 1998, IRET had not entered into any contracts or options to sell any of the above properties.

OCCUPANCY AND LEASES. Occupancy rates shown above are for the three months ended July 31, 1998. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years.

                          SHARES AVAILABLE FOR FUTURE SALE

Under its Restated Declaration of Trust, IRET is authorized to issue an unlimited number of its shares of Beneficial Interest. See "Description of Shares of Beneficial Interest."

The shares of Beneficial Interest issued in connection with this offering and two prior registrations of 4,600,000 shares of Beneficial Interest will be freely tradable by persons other than "affiliates" of IRET without restriction under the Securities Act of 1933, as amended, subject to certain limitations on ownership set forth in the Restated Declaration of Trust. See "Description of IRET's Securities - Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) will have exchange rights which, beginning one year after the acquisition of such limited partnership units, enable them to cause the operating partnership to exchange their limited partnership units for cash or, at the option of the General Partner, Trust shares of Beneficial Interest on a one-for-one basis. Shares of Beneficial Interest of IRET, other than those issued under this registration and the prior registrations which were effective July 9, 1996, and March 14, 1997, respectively, will be "restricted" securities under the meaning of Rule 144 of the

Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted securities from IRET or any "affiliate" of IRET, as that term is defined under the Securities Act of 1933, the acquiror or subsequent holder thereof is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Beneficial Interest or the average weekly trading volume of the shares of Beneficial Interest during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about IRET. If three years have elapsed since the date of acquisition of restricted shares from IRET or from any affiliate of IRET and the holder thereof is deemed not to have been an affiliate of IRET at any time during the three months preceding a sale, such holder would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

IRET has agreed under the Operating Partnership Agreement that it will file with the Securities and Exchange Commission a shelf registration on Form S-3 under Rule 415 of the Securities Act or any similar rule adopted by the Commission with respect to any Trust shares of Beneficial Interest that may be issued upon exchange of limited partnership units in the operating partnership, pursuant to Section 8.06 of the Operating Partnership Agreement and to use its best efforts to have such registration statement declared effective under the Securities Act of 1933.

No prediction can be made as to the effect, if any, that future sales of shares of Beneficial Interest, or the availability of such shares for future sale, will have on the market price of the shares of Beneficial Interest prevailing from time to time. Sales of substantial amounts of shares of Beneficial Interest, or the perception that such sales could occur, may adversely affect prevailing market prices of such shares. See "Risk Factors
- Liquidity."

                           OPERATING PARTNERSHIP AGREEMENT

The following summary of the material terms of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT. The Operating Partnership has been organized as a North Dakota limited partnership pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than fifty percent (50%) of the Units held by such partners.

TRANSFERABILITY OF INTERESTS. The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partners contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

The Company may not engage in any transaction resulting in a change of control (a "Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of Shares of Beneficial Interest into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Share of Beneficial Interest in consideration of one such Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares of Beneficial Interest, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received Shares of Beneficial Interest in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

Notwithstanding the foregoing paragraph, IRET may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by IRET, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonable determined by IRET, equal to the agreed value of the assets so contributed.

In respect of any Transaction described in the preceding two paragraphs, IRET is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION. All assets of IRET (except its Qualified REIT Subsidiaries) will be held by the Operating Partnership, including the proceeds of this Offering. Although the Operating Partnership will receive the net proceeds of the Offering, IRET and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the expenses paid or incurred in connection with the Offering. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or IRET may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or IRET's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if IRET (i) has concluded in good faith that such issuance is in the best interest of IRET and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause IRET to contribute the proceeds of a share offering by IRET as additional capital to the Operating Partnership. Upon such contribution, the General Partner or IRET, as applicable, will receive additional Units and the General Partner's or IRET's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or IRET. In addition, if the General Partner or IRET contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS. Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Shares of Beneficial Interest on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Shares of Beneficial Interest to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Shares of Beneficial Interest in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of IRET being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in IRET being "closely held" within the meaning of
Section 856(h) of the Code, (iv) cause IRET to own, actually or constructively, 10% or more of the ownership interest in a tenant of IRET's or the Operating

Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares of Beneficial Interest by such redeeming Limited Partner to be "integrated" with any other distribution of Shares of Beneficial Interest for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after the first anniversary of the date of their acquisition, provided that not more than two exchanges may occur during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership." The number of Shares of Beneficial Interest issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS. For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS. The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable IRET to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of IRET and the General Partner (collectively, the "Trust Expenses") and IRET Expenses will be treated as expenses of the Operating Partnership. IRET Expenses generally will include
(i) all expenses relating to the operation and continuity of existence of IRET and the General Partner, (ii) all expenses relating to the public offering and registration of securities by IRET, (iii) all expenses associated with the preparation and filing of any periodic reports by IRET under federal, state or local laws or regulations, (iv) all expenses associated with compliance by IRET and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS. The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If IRET has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS. Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM. The Operating Partnership shall continue until April 30, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by IRET, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY. The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by IRET to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of IRET's shareholders.

TAX MATTERS. Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                 TAX TREATMENT OF IRET AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX. Since its organization, IRET has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.

To be considered a real estate investment trust for purposes of the Federal income tax laws, IRET must continue to meet the following requirements, among others:

(1) At the end of each fiscal quarter at least 75% of the total assets of IRET must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of IRET, the securities of any one issuer acquired by IRET may not represent more than 5% of the value of IRET's assets or more than 10% of the outstanding voting securities of such issuer.

(2) At least 75% of the gross income of IRET for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of IRET must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.

(3) Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. IRET may not hold any property primarily for sale to customers in the ordinary course of its trade or business.

(4) Beneficial ownership of IRET must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

As a real estate investment trust, IRET will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 95% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation at corporate income tax rates. IRET will not be entitled to carry back or carry forward any net operating losses.

So long as IRET has met the statutory requirements for taxation as a real estate investment trust, distributions made to IRET's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. IRET will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of IRET, whether ordinary or capital losses.

If, in any taxable year, IRET should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by IRET in computing its taxable income. Such distributions, to the extent made out of IRET's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of IRET, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for IRET, the contemplated method of operation of IRET complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of IRET, the conduct of its affairs and, with certain limitations, the management and disposition of IRET property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for IRET to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX. In the opinion of counsel for IRET, since IRET qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation for North Dakota income tax purposes. IRET will not be entitled to carry back or carry forward any net operating losses. Distributions to IRET shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF IRET'S SHAREHOLDERS. If IRET qualifies as a REIT, and so long as IRET so qualifies, distributions made to IRET's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed IRET's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. IRET will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by IRET in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by IRET and received by the shareholder on December 31 of such year, despite that the dividend is actually paid by IRET during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of IRET.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from IRET required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from IRET should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in IRET will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in IRET. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that
Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by the beneficiaries of IRET (rather than by IRET itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS. The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in IRET. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the shares could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING. IRET will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide IRET with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, IRET may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to IRET.

STATE AND LOCAL TAXES. IRET or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which IRET's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS. In the event IRET enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of IRET and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if IRET's ownership interest in the joint venture exceeds 10%, IRET would cease to qualify as a REIT. Furthermore, in such a situation even if IRET ownership does not exceed 10%, distributions from the joint venture to IRET would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for IRET to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by IRET would not qualify as a "real estate asset" which could make it more difficult for IRET to meet the 75% asset test described above. Finally, in such a situation IRET would not be able to deduct its share of losses generated by the joint venture in computing its taxable income. See "Failure of IRET to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of IRET's failure to meet such tests for a taxable year. IRET will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

TAX ASPECTS OF THE OPERATING PARTNERSHIP. The following discussion summarizes certain federal income tax considerations applicable to IRET's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP. IRET will include in its income its distributive share of the Operating Partnership's income and deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax."

The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (I.E., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. At the date of this Prospectus, the Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such

Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

IRET has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Pringle & Herigstad, P.C., is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership and, thus, will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Pringle & Herigstad, P.C., is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason the Operating Partnership was taxable as a corporation, rather than a partnership, for federal income tax purposes, IRET would not be able to qualify as a REIT. See "Federal Income Tax Considerations." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case IRET might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -Requirements for Qualification - Distribution Requirements." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS.

PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX. A partnership is not a taxable entity for federal income tax purposes. Rather, IRET will be required to take into account is allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of IRET, without regard to whether IRET has received or will receive any distribution from the Partnership.

PARTNERSHIP ALLOCATIONS. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTY. Pursuant to section 704(c) of the Code, income, gain, loss, and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in IRET receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership by a Limited Partner in exchange for Units will be specially allocated to such member to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that IRET (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to IRET if such Properties were to have a tax basis equal to their fair market value at the time of contribution and
(ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to IRET as a result of such sale. These allocations may cause IRET to recognize taxable income in excess of cash proceeds, which might adversely affect IRET's ability to comply with the REIT distribution requirements, although IRET does not anticipate that this event will occur. The foregoing principles also will affect the calculation of IRET's earnings and profits for purposes of determining which portion of IRET's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of IRET's distributions being taxed as a dividend than would have occurred had IRET purchased the Properties for cash.

BASIS IN OPERATING PARTNERSHIP INTEREST. IRET's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by IRET, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) IRET's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to IRET, including constructive cash distributions resulting from a reduction in IRET's share of indebtedness of the Operating Partnership.

If the allocation of IRET's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of IRET's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce IRET's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in IRET's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce IRET's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to IRET. Such distributions and constructive distributions normally will be characterized as capital gain, and, if IRET's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period, the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S PROPERTY. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership on the disposition of the Properties contributed by a partner (including IRET) in exchange for Units will be allocated first to such contributing partner under section 704(c) of the Code to the extent of such contributing partner's "built-in gain" on those Properties for federal income tax purposes. The Limited Partners' "built-in gain" on the Properties sold will equal the excess of the Limited Partners' proportionate share of the book value of those Properties over the Limited Partners' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by the Operating Partnership on the disposition of contributed Properties, and any gain recognized upon the disposition of the Properties acquired by the Operating Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. IRET's Declaration of Trust provides that any decision to sell any real estate asset in which a trustee, or officer of IRET, the Advisor, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities - Conflict of Interest Policies."

IRET's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income form a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon IRET's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations" above. IRET, however, does not presently intend to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of IRET's or the Operating Partnership's trade or business.

                             ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES OF BENEFICIAL INTEREST ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA,
SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLAN, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS. Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares of Beneficial Interest is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of a ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of IRET's business, the management of IRET, the length of IRET's operating history, the fact that certain investment properties may not have been identified yet, and the possibility of the recognition of UBTI.

The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-

ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction.
 In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF IRET AND THE OPERATING PARTNERSHIP UNDER ERISA. The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

If the assets of IRET are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving IRET's assets, (ii) persons who exercise any authority over IRET's assets, or who provide investment advise to IRET, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving IRET's assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by IRET that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that IRET might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

Regulations of the Department of Labor (DOL) defining "plan assets" (the "Plan Asset Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are registered under the Exchange Act. The plan Asset Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. IRET currently has in excess of 3,500 shareholders and is of the opinion that the Shares are now and will be "widely held."

The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. IRET believes that the restrictions imposed under the Declaration of Trust on the transfer of IRET's Shares of Beneficial Interest will not result in the failure of the Shares to be "freely transferable." IRET also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and IRET does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a presumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of IRET should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Partnership and the Subsidiary Partnerships by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of Shares will not cause the assets of the Operating Partnership or the subsidiary Partnerships to be treated as "plan assets" of such shareholders.

                       MARKET PRICE OF AND DIVIDENDS ON IRET'S
                            SHARES OF BENEFICIAL INTEREST

MARKET FOR IRET SHARES OF BENEFICIAL INTEREST. Since October 17, 1997, IRET shares of Beneficial Interest have traded on the NASDAQ Small-Cap market under the symbol "IRETS." The following sets forth high and low closing sale prices for the fiscal periods indicated as well as the total volume and total number of trades during such periods:


Fiscal Quarter Ended        High        Low       Total Volume     Total Trades
--------------------       ------     ------      ------------     ------------
     10-31-97*             $7.125     $6.563         35,154              45
     1-31-98                7.313      6.625        339,857             204
     4-30-98                7.344      7.031        437,487             196
     7-31-98                7.250      7.000        359,835             118


     *FROM 10-20-97 - FIRST TRADING DAY

IRET also offered primary Shares of Beneficial Interest for sale to the public under Best Efforts offerings through various brokers registered with the National Association of Securities Dealers. Primary shares were sold at $7.20 per share from 5-01-97 to 12-31-97 and at $7.45 per share from 1-05-98 to 11-20-98. IRET also repurchased its shares during this period. Following is a summary, by quarter-year, of the sale of primary shares and repurchase of shares by IRET:

                                                    Shares          Dollars
                                                  ----------      -----------
5-01-97 Beginning Balance                         14,940,513      $65,073,951

Quarter Ended 7-31-97
  - Shares sold                                      356,722      $ 2,920,162
  - Commissions paid                                                 (163,102)
  - Shares repurchased                               (20,393)        (386,062)
                                                  15,276,842      $67,444,949
Quarter Ended 10-31-97
  - Shares sold                                      630,937      $ 4,422,125
  - Commissions paid                                                 (243,432)
  - Shares repurchased                              (101,548)        (807,573)
                                                  15,806,231      $70,816,070
Quarter Ended 1-31-98
  - Shares sold                                      340,640      $ 2,415,531
  - Commissions paid                                                  (99,850)
  - Shares repurchased                              (108,903)        (777,871)
                                                  16,037,969      $72,353,880

Quarter Ended 4-30-98
  - Shares sold                                      505,062      $ 3,656,419
  - Commissions paid                                                 (195,456)
  - Shares repurchased                              (151,618)      (1,106,285)
                                                  16,391,412      $74,708,559
Quarter Ended 7-31-98
  - Shares sold                                      573,081      $ 4,075,505
  - Commissions paid                                                 (148,902)
  - Shares repurchased                              (197,124)      (1,389,936)
                                                  16,767,369      $77,245,225

As of May 31, 1998, IRET had 3,615 shareholder accounts, compared to 3,075 on the same date in 1997. No shareholder held 5% or more of the 16,391,412 Shares of Beneficial Interest outstanding on 4-30-98. IRET has no other classes of stock and there were no warrants, stock options or other contractual arrangements requiring the issuance of its stock.

IRET has paid quarterly dividends since July 1, 1971. Dividends paid during the past two fiscal years and the current fiscal year to date were as follows:

                                                     Fiscal Year
                                           ---------------------------------
                                            1997           1998        1999
                                           ------        -------       -----
              July 1st                     $.0925        $.10125       $.11
              October 1st                   .0950         .10300        .115
              January 5th                   .0975         .10500
              April 1st                     .1000         .10700
                                           ------        -------
              Total                        $.385         $.41625

DIVIDEND AND SHARE PRICE HISTORY. The following is the history of cash dividends declared and paid by IRET and the share price on each dividend payment date from the organization of IRET on July 31, 1970, to the date of this
Prospectus:

          Dividend/                         Dividend/                       Dividend/
  Date      Share     Price(1)     Date      Share     Price(1)     Date      Share      Price(1)
--------  ---------   --------   -------    --------   --------   -------   ---------    --------
 6/30/71   $.0125      $1.00      1/1/80    $.03        $1.70      7/1/88    $.075        $3.74
10/30/71   $.015       $1.00      4/1/80    $.0325      $1.70     10/1/88    $.071        $3.83
  1/1/72   $.015       $1.00      7/1/80    $.035       $1.70      1/1/89    $.072        $3.92
  4/1/72   $.015       $1.10     10/1/80    $.035       $1.80      4/1/89    $.0725       $4.01
  7/1/72   $.016       $1.10      1/1/81    $.035       $1.80      7/1/89    $.073        $4.10
 10/1/73   $.016       $1.10      4/1/81    $.035       $1.80     10/1/89    $.0735       $4.19
  1/1/73   $.016       $1.10      7/1/81    $.035(2)    $1.70      1/1/90    $.074        $4.28
  4/1/73   $.0165      $1.30     10/1/81    $.035(2)    $1.70      4/1/90    $.0745       $4.28
  7/1/73   $.0165      $1.30      1/1/82    $.035(2)    $1.70      7/1/90    $.075        $4.37
 10/1/73   $.0165      $1.30      4/1/82    $.035(2)    $1.70     10/1/90    $.0755       $4.50
  1/1/74   $.0175      $1.30      7/1/82    $.0375      $1.70      1/5/91    $.076        $4.50
  4/1/74   $.0175      $1.40     10/1/82    $.04        $1.70      4/1/91    $.0765       $4.59
  7/1/74   $.0175      $1.40      1/1/83    $.0425      $1.90      7/1/91    $.077        $4.68
 10/1/74   $.0185      $1.40      4/1/83    $.045       $2.07     10/1/91    $.0775       $4.77
  1/1/75   $.02        $1.40      7/1/83    $.0475      $2.20      1/5/92    $.078        $4.86
  4/1/75   $.02        $1.50     10/1/83    $.05        $2.61      4/1/92    $.0785       $4.95
  7/1/75   $.02        $1.50      1/1/84    $.0525      $2.66      7/1/92    $.079        $4.95
 10/1/75   $.02        $1.50      4/1/84    $.055       $2.75     10/1/92    $.0795       $5.04
  1/1/76   $.021       $1.50      7/1/84    $.05625     $2.75      1/5/93    $.08         $5.13
  4/1/76   $.021       $1.60     10/1/84    $.0575      $2.79      4/1/93    $.0805       $5.22
  7/1/76   $.0225      $1.60      1/1/85    $.05875     $2.84      7/1/93    $.081        $5.31
 10/1/76   $.0225      $1.70      4/1/85    $.06        $2.88     10/1/93    $.0815       $5.31



  1/1/77   $.0225      $1.70      7/1/85    $.06125     $2.97      1/5/94    $.082        $5.40
  4/1/77   $.0225      $1.80     10/1/85    $.0625      $3.11      4/1/94    $.0825       $5.49
  7/1/77   $.025       $1.80      1/1/86    $.06375     $3.15      7/1/94    $.088        $5.49
 10/1/77   $.025       $1.80      4/1/86    $.065       $3.20     10/1/94    $.084        $5.63
  1/1/78   $.025       $1.80      7/1/86    $.066       $3.29      1/1/95    $.085        $5.89
  4/1/78   $.025       $1.80     10/1/86    $.067       $3.38      4/1/95    $.08625      $5.89
  7/1/78   $.0275      $1.90      1/1/87    $.068       $3.47      7/1/95    $.0925       $6.03
 10/1/78   $.0275      $1.90      4/1/87    $.069       $3.56     10/1/95    $.08875      $6.16
  1/1/79   $.0275      $2.00      7/1/87    $.0695      $3.56      1/5/96    $.09         $6.16
  4/1/79   $.0275      $2.10     10/1/87    $.07        $3.65      4/1/96    $.09125      $6.30
  7/1/79   $.0275      $2.00      1/1/88    $.07        $3.65      7/1/96    $.0975       $6.30
 10/1/79   $.03        $2.00      4/1/88    $.071       $3.74     10/1/96    $.095        $6.44
  1/5/97   $.0975      $6.44      4/1/97    $.10        $6.62      7/1/97    $.10125      $6.62
 10/1/97   $.103       $6.62     1/16/98    $.105       $6.85      4/1/98    $.107        $6.85
  7/1/98   $.11        $6.85     10/1/98    $.115       $6.85

(1) The stock prices shown are the prices at which Trust Shares of Beneficial Interest were available for purchase on the date shown by then shareholders under IRET's Dividend Reinvestment Plan (after 1/1/80) or from IRET (prior to 1/1/80).

(2) In addition to the cash dividend shown, a stock dividend of .0175 share for each share then owned.

                             DIVIDEND REINVESTMENT PLAN

IRET will separately register its shares of Beneficial Interest for sale to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Pursuant to its Dividend Reinvestment Plan, IRET may, from time to time, repurchase shares of Beneficial Interest in the open market for purposes of fulfilling its obligations under the Plan or, if sufficient shares are not available on the open market, will issue additional shares of Beneficial Interest.

Each shareholder shall have the option to use cash dividends to purchase additional shares. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756. The shareholder may terminate participation at any time by notifying the Transfer Agent.

The Shares are traded on the NASDAQ Small Cap Market. The price at which the Shares will be purchased will be the aggregate weighted average price of all shares purchased with the total amount of reinvested dividends. Since the agent responsible for purchasing the shares is also able to purchase newly issued shares directly from IRET under this Registration without payment of any commission, it is unlikely that the price of shares purchased under the Plan will exceed the $7.25 registration price. If the reinvestment price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

The dividend is taxable to the shareholders whether received in cash or shares.

                       DESCRIPTION OF IRET'S SECURITIES

DESCRIPTION OF SHARES. The shares of beneficial interest of IRET are of one class without par value. There is no limit on the number of shares that may be issued.

All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by IRET upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 10% of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation, subject to certain restrictions. See "Shares Available for Future Sale".

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

RESTRICTIONS ON TRANSFER. Section 7 of Article 2 of the Declaration of Trust provides: "To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the Trustee may refuse to transfer Shares to any Person who acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement."

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of date of this prospectus, no persons, or any Trustee or officer individually was known by IRET to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees owned 8.23% of such shares on May 31, 1998.

Name and Position      Principal Occupations          Trustee   Shares Beneficially
With Trust             During Past 5 Years            Since     Owned As Of 5-31-98

C. Morris Anderson     President of North Hill
 Trustee, Age 69       Bowl, Inc.; Director of
                       Dakota Boys Ranch (25
                       years); Director of
                       International Inn, Inc.,
                       and Norwest Bank - Minot,
                       N.A. and a Partner in
                       Magic City Realty, Ltd.        1970          14,209(1)



Ralph A. Christensen   Retired Rancher; Former
 Trustee and Chairman  Director of First Bank
 Age 69                - Minot, N.A.; Chairman
                       of IRET                        1970          42,314(2)

John F. Decker         Investment Advisor and
 Trustee, Age 56       Managing Director, Piper
                       Jaffray, Inc.                  1998           7,210

Mike F. Dolan
 Trustee and Vice      Investor;
 Chairman, Age 87      Vice-Chairman of IRET          1978         225,559

J. Norman Ellison, Jr. Businessman; Managing
 Trustee, Age 75       Partner of Ellison Realty
                       Co.; Former Director of
                       First Bank - Minot, N.A.       1970          18,636(3)

Daniel L. Feist        Realtor, Broker, Real Estate
 Trustee, Age 66       Developer, Builder, General
                       Contractor; President-Owner
                       of Feist Construction &
                       Realty, Inc.; Investor;
                       Businessman; Former Director
                       of First Bank System -
                       Minot, N.A.; Director N.D.
                       Holdings, Inc., Minot, ND      1985         501,110(4)

Patrick G. Jones       Investor                       1986          85,251(5)
 Trustee, Age 50

Jeff L. Miller         Investor; Businessman;
 Trustee and Vice      President of M & S
 Chairman, Age 54      Concessions, Inc., and
                       former president of
                       Coca-Cola Bottling Co.
                       of Minot; Former Director
                       of First Bank - Minot          1985         146,095(6)

Roger R. Odell         Realtor; President of IRET;
 Trustee and           Partner in Odell-Wentz &
 President, Age 72     Associates (Advisor of IRET);
                       Director of Investors Manage-
                       ment & Marketing, Inc. and
                       Inland Securities, Inc.        1970         135,804(7)

Thomas A. Wentz, Jr.   Attorney, Pringle & Herigstad,
 Trustee, Age 31       P.C.; Sole General Partner
                       of WENCO, Ltd.                 1996         170,841(8)

(1) 10,807 shares are owned by Mr. Anderson and his wife as Joint Tenants. 3,402 shares are owned by Mr. Anderson's wife; he disclaims beneficial ownership of these shares.

(2) Includes shares held in Mr. Christensen's IRA, and also his wife's IRA, which is comprised of 641 shares; the balance is owned by Mr. Christensen and his wife as Joint Tenants.

(3) Includes 4,985 shares held by Mr. Ellison's wife. Mr. Ellison disclaims beneficial ownership of such shares.

(4) Includes 130,409 shares held in Mrs. Feist's name and in her IRA of which Mr. Feist disclaims beneficial ownership. Also includes shares held in Mr. Feist's IRA's.

(5) Includes 42,531 shares held by Mrs. Jones and in her IRA. Mr. Jones disclaims beneficial ownership of such shares. Also includes shares held in Mr. Jones' IRA.

(6) 48,281 of such shares are owned by Mr. Miller's wife. Mr. Miller disclaims beneficial ownership of such shares. Also includes shares held in Mr. Miller's IRA.

(7) Includes 23,133 shares owned by Investors Management & Marketing, Inc. Also includes 67,897 shares owned by Mr. Odell's wife, as to which shares Mr. Odell disclaims beneficial ownership.

(8) Includes 168,387 shares owned by WENCO, Ltd., of which Mr. Wentz, Jr., is Sole General Partner. Also includes 957 shares owned by his minor daughter, with Mr. Wentz as custodian.

As of May 31, 1998, all of the above trustees as a group owned or held voting control of 1,347,029 shares of Beneficial Interest of IRET, representing 8.23% of the 16,359,568 shares then outstanding.

During the fiscal year ending April 30, 1998, there were twelve regular meetings of the Board of Trustees. All of the Trustees attended 75% or more of the meetings held during said fiscal year.

The Audit Committee consists of Ralph A. Christensen, Mike F. Dolan and Jeff
L. Miller, all of whom are independent trustees and are appointed by the Board of Trustees.

There are no separate nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

The last shareholder meeting at which Trustees were elected was held on August 18, 1998, at which meeting shareholders owning 60.8% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

                  EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
                              AND RELATED TRANSACTIONS

IRET has no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it. See "Advisory Agreement." In addition to the advisory fee paid for these managements services, IRET also incurs administrative expenses for trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering IRET assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of IRET paid to the Advisor, the trustees and the other administrative expenses:


                                               FISCAL YEARS ENDING APRIL 30
                              ----------------------------------------------------------------
                                1994          1995          1996          1997          1998
Advisor's and Trustees'
 Compensation                 $304,898      $336,142      $458,019      $559,149    $  745,907
Other Administrative
 Expenses                       46,557        79,974       162,588       158,627       271,738
                              --------      --------      --------      --------    ----------
          TOTAL               $351,455      $416,116      $620,607      $717,776    $1,017,645


The Advisor also received fees from IRET for investigating and recommending investments. See "Advisory Agreement." These fees are considered as part of the cost of such investments and are capitalized and added to the cost of the investment property and, thus, are not included in the above described administrative expenses.

For the Fiscal Years 1994-1998, the amount of these acquisition fees were $89,514, $49,836, $117,506, $177,834 and $141,468, respectively.

The following tabulation shows the cash compensation paid by IRET to its trustees and officers during its fiscal year ending April 30, 1998. IRET has no retirement, bonus, or deferred compensation plan and no other compensation will accrue, directly or indirectly, to any of the Trustees except as noted below.

                                                Cash Compensation
                       Capacity in                for Year Ending
Name                   Which Served                April 30, 1998
----                   ------------             ------------------

C. Morris Anderson     Trustee                        $ 9,880.50
Ralph A. Christensen   Trustee & Chairman              12,349.75
John D. Decker         Trustee                          9,980.50
Mike F. Dolan          Trustee & Vice Chairman         11,166.25
J. Norman Ellison, Jr. Trustee                          9,980.50
Daniel L. Feist        Trustee                          9,980.50
Jeff L. Miller         Trustee & Vice Chairman         11,166.25
Patrick G. Jones       Trustee                          9,880.50
Thomas A. Wentz, Jr.   Trustee                               (2)
Roger R. Odell         Trustee & President                   (1)
Thomas A. Wentz, Sr.   Vice President                    (1 & 2)
Timothy P. Mihalick    Vice President
Diane K. Bryantt       Secretary


(1) Mr. Odell and Mr. Wentz, Sr., are members of Odell-Wentz & Associates, L.L.C., the Advisor to IRET. Mr. Mihalick is Vice-President and Principal Operating Officer of the Advisor. Diane Bryantt is Secretary to IRET and Controller of the Advisor. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of IRET and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1998, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $740,393. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to IRET and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1998, Investors Management & Marketing, Inc., received $530,678 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as a broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1998, IRET paid Inland National Securities, Inc. $171,755 as security sales fees.

(2) Mr. Wentz, Jr., is a member of the law firm of Pringle & Herigstad, P.C., counsel for IRET. During the fiscal year ending April 30, 1998, IRET paid Pringle & Herigstad, P.C., the sum of $62,293 for legal services rendered and disbursements made on behalf of IRET. Until August 1, 1998, Mr. Wentz, Sr., was also a member of the law firm of Pringle & Herigstad, P.C., counsel for IRET.

                                 ADVISORY AGREEMENT

Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas
A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company. Mr. Odell serves as president and Mr. Wentz serves as vice president of IRET. Mr. Wentz has also served as attorney for IRET since its formation as a member of the law firm of Pringle & Herigstad, P.C.

Under the Advisory Agreement, the advisor has the following duties and responsibilities:

Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to shareholders, and also for the postage for mailing reports, checks and other documents to shareholders.

The Advisor, under the direction of Trustees, shall be responsible to conduct all operations of IRET, including:

Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

Payment of bills;

Disbursement of dividends;

Preparing monthly reports to the Trustees;

Preparing quarterly and annual reports to shareholders;

Preparing notices of shareholders' meetings and proxies and proxy statements;
and

Advising the Trustees as to investment decisions, including acquisition and disposition of real estate and other permissible investments.

For providing the above services, the Advisor is compensated as follows:

BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

1/12th of .9% of net invested assets up to $10,000,000; and,

1/12th of .8% of net invested assets over $10,000,000, but less than $20,000,000; and,

1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

     Add:      +total assets at cost
               +depreciation reserve
               +unearned contract receivable discount
               +deferred gain account

     Subtract: -cash
               -marketable securities, less margin accounts
               -total liabilities

ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the shareholders holding a majority interest in IRET. The Agreement is renewable annually and was last renewed for the calendar year 1997 by action of the Board of Trustees at its December, 1996 regular meeting.

ROGER R. ODELL. Mr. Odell's address is 1445 SW 15th St., Minot, North Dakota 58701, (701) 839-4631. Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota, since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as Secretary of the Association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Trust from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Odell is President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to IRET. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of IRET and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1998, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $740,393. The terms of said Advisory Agreement are explained above. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to IRET and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1998, Investors Management & Marketing, Inc., received $530,678 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1998, IRET paid Inland National Securities, Inc., $171,755 as security sales fees.

THOMAS A. WENTZ, SR.. Mr. Wentz's address is 505 8th Ave. SE, Minot, North Dakota 58701, (701) 838-0811. Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

Mr. Wentz is Vice-President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to IRET. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of IRET and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1998, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $740,393. The terms of said Advisory Agreement are explained above.

Until August 1, 1998, Mr. Wentz was also a member of the law firm of Pringle & Herigstad, P.C., counsel for IRET. During the fiscal year ending April 30, 1998,

IRET paid Pringle & Herigstad, P.C., the sum of $62,293 for legal services rendered and disbursements made on behalf of IRET.

               SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS. IRET contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring IRET's interests. All other management is the responsibility of the Advisor.

                    POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of IRET, or any person affiliated with any such persons, shall sell any property or assets to IRET or purchase any property or assets from IRET, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

     a. the acquisition of property or assets at the formation of IRET or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State
         Securities Commissioner;

     b. The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage
         Association is purchasing comparable mortgages;

     c. The acquisition of other mortgages on terms not less favorable to IRET than similar transactions involving unaffiliated parties; or,

     d. The acquisition by IRET of other property at prices not exceeding, or disposition of other property at prices not less than, the fair value thereof as determined by independent appraisal.

All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from IRET in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets.

                               LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of IRET provides as follows:

          SECTION 12.  LIABILITY AND INDEMNIFICATION.

     A.  NON LIABILITY OF TRUSTEES, ADVISORS OR AFFILIATES.

     No TRUSTEE, ADVISOR or AFFILIATE shall be liable individually for any act or omission of any other TRUSTEE or agent or representative of IRET, or for negligence, error in judgment, or any act or omission except his own willful misfeasance, bad faith, or gross negligence in the conduct of his duties. Every act or thing done or omitted, and every power exercised or obligation incurred by the TRUSTEES, ADVISOR or AFFILIATE or any of them in the administration of IRET or in connection with any business or property of IRET whether ostensibly in their own names or in their trust or agency capacity, shall be deemed done, omitted, exercised, or incurred by them as TRUSTEES or agents and not as individuals; and upon any debt, claim, demand, judgment, decree, or obligation of any nature whatsoever against or incurred by the TRUSTEES, ADVISOR or AFFILIATE in their capacities as such, whether founded upon contract, tort or otherwise, resort shall be had solely to the property of IRET.

     B. INDEMNIFICATION OF TRUSTEES.

     1. IRET shall indemnify and hold harmless each TRUSTEE, ADVISOR or AFFILIATE from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such TRUSTEE, ADVISOR or AFFILIATE may become subject by reason of his being or having been a TRUSTEE, ADVISOR or AFFILIATE, or by reason of any action alleged to have been taken or omitted by him as TRUSTEE, ADVISOR or AFFILIATE, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the TRUSTEES, ADVISORS or AFFILIATES for any liability or loss suffered by the TRUSTEES, ADVISORS or AFFILIATES, nor shall it provide that the TRUSTEES, ADVISORS or AFFILIATES be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:

          a. The TRUSTEES, ADVISORS or AFFILIATES have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of IRET.

          b. The TRUSTEES, ADVISORS or AFFILIATES were acting on behalf of or performing services for IRET.

          c.   Such liability or loss was not the result of:

               i. negligence or misconduct by the TRUSTEES, excluding the INDEPENDENT TRUSTEES, ADVISORS or AFFILIATES; or

               ii. gross negligence or willful misconduct by the INDEPENDENT TRUSTEES.

          d. Such indemnification or agreement to hold harmless is recoverable only out of IRET NET ASSETS and not from SHAREHOLDERS.

     2. Notwithstanding anything to the contrary contained in this document or elsewhere, the TRUSTEES, ADVISORS or AFFILIATES and any PERSONS acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

          a. There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

          b. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

          c. A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

     3. The advancement of IRET funds to the TRUSTEES, ADVISORS or AFFILIATES for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

          a. The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.

          b. The legal action is initiated by a third party who is not a SHAREHOLDER or the legal action is initiated by a SHAREHOLDER acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

          c. The TRUSTEES, ADVISORS or AFFILIATES undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such TRUSTEES, ADVISORS or AFFILIATES are found not to be entitled to indemnification.

                                    LEGAL MATTERS

The validity of the Shares of Beneficial Interest offered under the Prospectus, the federal and state tax aspects of the organization and operation of IRET and the Operating Partnership and other legal matters will be passed upon for IRET by Pringle & Herigstad, P.C., Minot, North Dakota. Thomas A. Wentz, Jr., is a shareholder of said law firm (he also serves as a Trustee of IRET). See "Conflicts of Interest."

                                       EXPERTS

The balance sheets of IRET as of April 30, 1997, and April 30, 1998, the statements of income, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 1998, as listed on the Index to Financial Statements on page F-1, included in this Prospectus, have been included herein in reliance on the reports of Brady-Martz & Associates, P.C., Minot, North Dakota, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               GLOSSARY OF TERMS

Unless a different definition is provided immediately following a term used in this documents, the following definitions shall apply:

ADMINISTRATOR: The official or agency administering the Securities laws of a jurisdiction.

ACQUISITION EXPENSES: Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

ACQUISITION FEE: The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by IRET. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the ADVISOR in connection with the actual development and construction of a project.

ADVISOR: Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company, 12 South Main, Minot, North Dakota, the entity responsible for directing and performing the day-to-day business affairs of IRET.

ADVISORY AGREEMENT: The contract between IRET and the ADVISOR which is summarized in this Prospectus. See "Advisory Agreement."

AFFILIATE:  An AFFILIATE of another PERSON includes any of the following:

   a. any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.

   b. any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.

   c. any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.

   d. any executive officer, director, trustee or general partner of such other PERSON.

   e. any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.

AVERAGE INVESTED ASSETS: For any period the average of the aggregate book value of the assets of IRET invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

BOARD OF TRUSTEES:  The ten member BOARD OF TRUSTEES of IRET.

COMPETITIVE REAL ESTATE COMMISSION: Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

CONTRACT PRICE FOR THE PROPERTY: The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

CONSTRUCTION FEE: A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide MAJOR REPAIRS OR REHABILITATION to IRET's property.

DECLARATION OF TRUST: The Restated Declaration of Trust dated October 24, 1996, for IRET.

DEVELOPMENT FEE: A fee for the development of IRET's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

EXCHANGE RIGHT: The right of limited partners in the OPERATING PARTNERSHIP to exchange their limited partnership UNITS on a one-for-one basis for SHARES of IRET.

FUNDS FROM OPERATIONS: Net income (computed in accordance with Generally Accepted Accounting Principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

GAAP:  Generally Accepted Accounting Principles.

INDEPENDENT EXPERT: A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by IRET.

INDEPENDENT TRUSTEE(S): The TRUSTEE(S) of IRET who are not associated and have not been associated within the last two years, directly or indirectly, with the ADVISOR of IRET, or AFFILIATES of the ADVISOR.

   a. A TRUSTEE shall be deemed to be associated with the ADVISOR if he or she:

        -   is employed by the ADVISOR or any of its AFFILIATES; or

        -   is an officer or director of the ADVISOR or any of its AFFILIATES;
            or

        -   performs services, other than as a TRUSTEE, for IRET; or

        - is a TRUSTEE for more than three REITS organized by or advised by the ADVISOR; or

        - has any material business or professional relationship with the ADVISOR, or any of its AFFILIATES.

   b. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from the ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT TRUSTEE'S:

        i. annual gross revenue, derived from all sources, during either of the last two years; or

        ii.  net worth, on a fair market value basis.

   c. An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers-or fathers-in-laws, sons-or daughters-in-laws, or brothers-or sisters-in-law is or has been associated with the ADVISOR, any of its AFFILIATES, or the TRUST.

IRET:  Investors Real Estate Trust, a North Dakota Real Estate Investment Trust.

IRET, INC.:  The general partner of the OPERATING PARTNERSHIP.

IRET, PROPERTIES:  The OPERATING PARTNERSHIP.

IRS:  The United States Internal Revenue Service.

LEVERAGE: The aggregate amount of indebtedness of IRET for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

LIMITED PARTNERS:  The limited partners of the OPERATING PARTNERSHIP.

NET ASSETS: The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

NET INCOME: For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of calculation TOTAL OPERATING EXPENSES in Section IV.D shall exclude the gain from the sale of the REIT'S assets.

NET OPERATING INCOME: The total gross income from a real estate property, less all operating expenses attributable to that property but excluding interest expense, depreciation and any other non-cash deductions.

OFFERING: The offering of SHARES of beneficial interest of IRET to the public pursuant to this PROSPECTUS.

OFFERING EXPENSES: All expenses incurred by and to be paid from the assets of IRET in connection with registration and offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

OPERATING PARTNERSHIP:  IRET Properties, a North Dakota Limited Partnership.

OPERATING PARTNERSHIP AGREEMENT: The agreement of limited partnership for IRET Properties, a North Dakota Limited Partnership.

PERSON: Any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

PROSPECTUS: Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

REAL ESTATE INVESTMENT TRUST ("REIT"): A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

SHARES: The shares of beneficial interest of IRET being offered under this PROSPECTUS.

SHAREHOLDERS:  The registered holders of IRET's SHARES.

TOTAL OPERATING EXPENSES: Aggregate expenses of every character paid or incurred by IRET as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

   a. The expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of IRET's SHARES;

   b.   interest payments;

   c.   non-real estate taxes;

   d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

   e. ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connection with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

TRUSTEE(S):  The members of the BOARD OF TRUSTEES which manages IRET.

UNIMPROVED REAL PROPERTY: The real property of IRET which has the following three characteristics:

   a. an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

   b.   has no development or construction in process on such land;

   c. and no development or construction on such land is planned in good faith to commence on such land within one year.

UNITS:  The limited partnership units of the OPERATING PARTNERSHIP.

                             INVESTORS REAL ESTATE TRUST

                                   AND SUBSIDIARIES

                                 MINOT, NORTH DAKOTA



                          CONSOLIDATED FINANCIAL STATEMENTS

                                        AS OF

                               APRIL 30, 1998 AND 1997

                                         AND

                             INDEPENDENT AUDITOR'S REPORT

                             INDEPENDENT AUDITOR'S REPORT


                                  Board of Trustees
                     Investors Real Estate Trust and Subsidiaries
                                 Minot, North Dakota

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended April 30, 1998, 1997 and 1996. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Subsidiaries as of April 30, 1998 and 1997, and the consolidated results of its operations and cash flows for the years ended April 30, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.


Brady, Martz & Associates, P.C.

May 27, 1998

                            INVESTORS REAL ESTATE TRUST
                                  AND SUBSIDIARIES
                            Consolidated Balance Sheets
                               April 30,1998 and 1997


                                       ASSETS


                                                        1998               1997
                                                        ----               ----
REAL ESTATE INVESTMENTS
     Property owned                                  $231,416,322      $191,884,509
     Less accumulated depreciation                    (21,516,129)      (16,948,156)
                                                     ------------      ------------
                                                     $209,900,193      $174,936,353

     Mortgage loans receivable                          3,438,308         3,108,933
     Less discounts and allowances                       (127,132)         (154,118)
                                                     ------------      ------------
     Total real estate investments                   $213,211,369      $177,891,168
                                                     ------------      ------------

OTHER ASSETS
     Cash                                            $  2,132,220      $  1,718,257
     Marketable securities - held-to-maturity           3,536,538         4,055,459
     Marketable securities - available-for-sale           720,688           683,466
     Accounts receivable                                   55,326           332,814
     Real estate deposits                               2,493,713           100,000
     Investment in partnership                              6,705            78,469
     Prepaid insurance                                    219,871           248,377
     Tax and insurance escrow                           1,254,068         1,250,469
     Deferred charges                                   1,088,016           635,464
                                                     ------------      ------------
TOTAL ASSETS                                         $224,718,514      $186,993,943
                                                     ------------      ------------
                                                     ------------      ------------


LIABILITIES AND SHAREHOLDERS' EQUITY


                                                        1998               1997
                                                        ----               ----

LIABILITIES
     Accounts payable and accrued expenses           $  2,847,080      $  3,073,071
     Notes payable                                      1,000,000             0
     Mortgages payable                                134,059,974       115,734,946
     Investment certificates issued                    10,369,561         8,187,305
                                                     ------------      ------------
     Total liabilities                               $148,276,615      $126,995,322
                                                     ------------      ------------

MINORITY INTEREST OF UNITHOLDERS IN
  OPERATING PARTNERSHIP                              $  8,289,273      $      1,002
                                                     ------------      ------------

SHAREHOLDERS' EQUITY

Shares of beneficial interest (unlimited
          authorization, no par value, 16,391,412
          shares outstanding in 1998 and
          14,940,513 shares outstanding in 1997)     $ 74,708,559      $ 65,073,951
     Accumulated distributions in excess of
          net income                                   (6,666,555)       (5,162,837)
     Unrealized gain on securities
          available-for-sale                              110,622            86,505
                                                     ------------      ------------
     Total shareholders' equity                      $ 68,152,626      $ 59,997,619
                                                     ------------      ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $224,718,514      $186,993,943
                                                     ------------      ------------
                                                     ------------      ------------


  The accompanying notes are an integral part of these financial statements.

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                        Consolidated Statements of Operations
                  for the Years Ended April 30, 1998, 1997 and 1996


                                                      1998                1997                1996
                                                      ----                ----                ----
REVENUE
   Real estate rentals                            $ 31,694,586        $ 22,972,368       $ 17,635,297
   Interest, discounts and fees                        712,959             861,613          1,024,368
                                                  ------------        ------------       ------------
   Total revenue                                  $ 32,407,545        $ 23,833,981       $ 18,659,665
                                                  ------------        ------------       ------------

EXPENSES
   Interest                                       $ 10,479,104        $  7,638,776       $  5,547,739
   Depreciation                                      4,791,907           3,584,591          2,261,724
   Utilities and maintenance                         5,142,459           3,741,877          3,167,560
   Taxes and insurance                               3,536,147           2,720,495          2,065,017
   Property management expenses                      2,642,977           1,870,435          1,281,311
   Advisory and trustee services                       745,907             559,149            458,019
   Operating expenses                                  271,738             158,627            162,588
   Amortization                                        106,108              60,588             97,900
                                                  ------------        ------------       ------------
   Total expenses                                 $ 27,716,347        $ 20,334,538       $ 15,041,858
                                                  ------------        ------------       ------------

OPERATING INCOME                                  $  4,691,198        $  3,499,443       $  3,617,807


GAIN ON SALE OF PROPERTIES                             465,499             398,424            994,163
MINORITY INTEREST PORTION OF
   OPERATING PARTNERSHIP INCOME                       (141,788)                (18)                 0
                                                  ------------        ------------       ------------

NET INCOME                                        $  5,014,909        $  3,897,849       $  4,611,970
                                                  ------------        ------------       ------------
                                                  ------------        ------------       ------------

Net income per share:
   Operating income                                      $0.29               $0.25              $0.30
   Gain on sale of properties                             0.03                0.03               0.08
                                                         -----               -----              -----
   Net income                                            $0.32               $0.28              $0.38
                                                         -----               -----              -----
                                                         -----               -----              -----


  The accompanying notes are an integral part of these financial statements.

                            INVESTORS REAL ESTATE TRUST
                                  AND SUBSIDIARIES
                  Consolidated Statements of Shareholders' Equity
                 for the Years Ended April 30, 1998, 1997 and 1996

                                                                            Unrealized
                                                             Accumulated     Gain on
                                            Shares of       Distributions   Securities        Total
                            Number of       Beneficial      in excess of    Available-     Shareholders'
                             Shares          Interest         Net Income     for-Sale          Equity
                           -----------     ------------     ------------    ----------     -------------
BALANCE MAY 1, 1995         11,187,786     $ 41,560,587     $ (3,724,933)          $0       $ 37,835,654
Net income                           0                0        4,611,970            0          4,611,970
Dividends distributed                0                0       (4,439,034)           0         (4,439,034)
Dividends reinvested           502,599        3,100,988                0            0          3,100,988
Sale of shares               1,603,159        9,820,470                0            0          9,820,470
Shares repurchased             (34,636)        (218,128)               0            0           (218,128)
                           -----------     ------------     ------------    ----------     -------------

BALANCE APRIL 30, 1996      13,258,908     $ 54,263,917     $ (3,551,997)          $0       $ 50,711,920

Net income                           0                0        3,897,849            0          3,897,849
Dividends distributed                0                0       (5,508,689)           0         (5,508,689)
Dividends reinvested           554,681        3,579,744                0            0          3,579,744
Sale of shares               1,403,776        9,025,706                0            0          9,025,706
Shares repurchased            (276,852)      (1,795,416)               0            0         (1,795,416)
Increase in unrealized gain
  on securities available-
  for-sale                           0                0                0       86,505             86,505
                           -----------     ------------     ------------    ----------     -------------

BALANCE APRIL 30, 1997      14,940,513     $ 65,073,951     $ (5,162,837)    $ 86,505       $ 59,997,619

Net income                           0                0        5,014,909            0          5,014,909
Dividends distributed                0                0       (6,518,627)           0         (6,518,627)
Dividends reinvested           636,799        4,290,541                0            0          4,290,541
Sale of shares               1,196,562        8,421,858                0            0          8,421,858
Shares repurchased            (382,462)      (3,077,791)               0            0         (3,077,791)
Increase in unrealized gain
  on securities available-
  for-sale                           0                0                0       24,117             24,117
                           -----------     ------------     ------------    ----------     -------------

BALANCE APRIL 30, 1998       16,391,412    $ 74,708,559     $ (6,666,555)    $110,622        $68,152,626


     The accompanying notes are an integral part of these financial statements.

                            INVESTORS REAL ESTATE TRUST
                                  AND SUBSIDIARIES
                       Consolidated Statements of Cash Flows
                 for the Years Ended April 30, 1998, 1997 and 1996


                                                        1998           1997           1996
                                                        ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                       $  5,014,909     $3,897,849     $4,611,970
    Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Depreciation and amortization                    4,898,015      3,645,179      2,359,624
      Minority interest portion of
        operating partnership income                     141,788             18              0
    Accretion of discount on contracts                    (5,706)        (7,698)       (16,570)
    Gain on sale of properties                          (465,499)      (398,424)      (994,163)
    Interest reinvested in investment certificates       349,791        288,517        161,813
    Changes in other assets and liabilities:
    Increase in real estate deposits                    (350,000)      (100,000)             0
    (Increase) decrease in other assets                  377,758       (415,274)       (15,645)
    Increase in tax and insurance escrow                  (3,599)       (98,942)      (834,007)
    Increase in deferred charges                        (558,660)      (180,779)      (257,991)
    Increase (decrease) in accounts payable
        and accrued expenses                            (225,991)       (69,119)     1,219,771
                                                    ------------    -----------    -----------
   Net cash provided from operating
        activities                                  $  9,172,806    $ 6,561,327    $ 6,234,802
                                                    ------------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturity of marketable
        securities held-to-maturity                 $    518,921    $   356,398    $   417,952
   Principal payments on mortgage loans
        receivable                                       565,359      1,706,202      2,642,346
   Proceeds from sale of property                      1,482,046              0        389,784
   Payments for acquisition and improvement
        of properties                                (22,894,602)   (38,046,177)   (32,462,846)
   Purchase of marketable securities
        available-for-sale                                     0       (596,961)             0
   Investment in mortgage loans receivable            (2,061,179)    (2,835,212)    (1,784,981)
                                                    ------------    -----------    -----------
   Net cash used for investing activities           $(22,389,455)  $(39,415,750)  $(30,797,745)
                                                    ------------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of shares                        $  8,421,858   $  9,025,706   $  9,820,470
Proceeds from investment certificates
   issued                                              3,283,248      4,225,004      1,695,924
Proceeds from mortgages payable                       10,612,652     27,094,270     29,025,001
Proceeds from short-term lines of credit              12,900,000      8,450,000              0
Proceeds from sale of minority interest                        0          1,000              0
Repurchase of shares                                  (3,077,791)    (1,795,416)      (218,128)
Dividends paid                                        (2,228,086)    (1,930,439)    (1,338,046)
Distributions paid to minority interest
   unit holders                                         (179,185)           (16)             0
Redemption of investment certificates                 (1,450,783)    (2,128,686)      (917,732)



Principal payments on mortgage loans                  (2,751,301)    (2,634,017)   (15,554,717)
Payments on short-term lines of credit               (11,900,000)    (8,450,000)             0
                                                    ------------    -----------    -----------
Net cash provided from financing
   activities                                       $ 13,630,612   $ 31,857,406    $22,512,772
                                                    ------------    -----------    -----------
NET INCREASE (DECREASE) IN CASH                     $    413,963   $   (997,017)   $(2,050,171)

CASH AT BEGINNING OF YEAR                              1,718,257      2,715,274      4,765,445
                                                    ------------    -----------    -----------
CASH AT END OF YEAR                                 $  2,132,220   $  1,718,257    $ 2,715,274
                                                    ------------    -----------    -----------
                                                    ------------    -----------    -----------

                                                          1998                1997                1996
                                                          ----                ----                ----
SUPPLEMENTARY SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES
   Dividends reinvested                              $  4,290,541         $ 3,579,744          $3,100,988
   Real estate investment and mortgage loans
    receivable acquired through assumption
    of mortgage loans payable and accrual
    of costs                                           10,463,677          19,575,635           8,232,568
   Mortgage loan receivable transferred to
    property owned                                      1,161,878           2,810,000                   0
   Proceeds from sale of properties deposited
    directly with escrow agent                          2,870,387             455,329             426,352
   Properties acquired through the issuance of
    minority interest units in the operating
    partnership                                         8,325,652                   0                   0
   Interest reinvested directly in investment
    certificates                                          349,791             288,517             161,813

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
   Cash paid during the year for:
    Interest paid on mortgages                        $ 9,613,154         $ 6,773,978          $4,661,065
    Interest paid on investment
     certificates                                         657,966             508,686             292,660
                                                      -----------         -----------          ----------
                                                      $10,271,120         $ 7,282,664          $4,953,725
                                                      -----------         -----------          ----------
                                                      -----------         -----------          ----------

      The accompanying notes are an integral part of these financial statements.

                            INVESTORS REAL ESTATE TRUST

                                  AND SUBSIDIARIES
                     Notes to Consolidated Financing Statements
                           April 30, 1998, 1997 and 1996


Note 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Nature of operations - Investors Real Estate Trust qualifies under
Section 856 of the Internal Revenue Code as a real estate investment trust. The Trust has properties located throughout the Upper Midwest, with principal offices located in Minot, North Dakota. The Company invests in commercial and residential real estate, real estate contracts, real estate related governmental backed securities (GNMA), and equity securities in other real estate investment trusts.

     Effective February 1, 1997, the Trust reorganized its structure in order to convert to Umbrella Partnership Real Estate Investment Trust (UPREIT) status. The Trust established an operating partnership (IRET Properties, a North Dakota Limited Partnership) with a wholly owned corporate subsidiary acting as its sole general partner (IRET, Inc., a North Dakota Corporation). At that date, the Trust transferred all of its assets and liabilities to the operating partnership in exchange for general partnership units.

     The general partner has full and exclusive management responsibility for the real estate investment portfolio owned by the operating partnership. The partnership is operated in a manner that allows IRET to continue its qualification as a real estate investment trust under the Internal Revenue Code.

     All limited partners of the operating partnership have "exchange rights" allowing them, at their option, to exchange their limited partnership units for shares of the Trust on a one for one basis. The exchange rights are subject to certain restrictions including no exchanges for at least one year following the acquisition of the limited partnership units. The operating partnership distributes cash on a quarterly basis in the amounts determined by the Trust which results in each limited partner receiving the same dividends as a Trust shareholder.

     BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all of its subsidiaries in which it maintains a controlling interest. The Trust is the sole shareholder of IRET, Inc., which is the general partner of the operating partnership, IRET Properties. IRET Properties is a general partner in six limited partnerships, and due to the immaterial involvement of the limited partners, has substantial influence over their operations. These limited partnerships are as follows:

          Eastgate Properties, Ltd.
          Bison Properties, Ltd
          First Avenue Building, Ltd.
          Sweetwater Properties, Ltd.
          Hill Park Properties, Ltd.
          Colton Heights, Ltd.

     All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

     ACCOUNTING POLICIES

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs which do not add to the value or extend the useful life are charged to expense as incurred.

     DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 12 years for furniture and fixtures to 20 - 40 years for buildings and improvements.

     MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract which approximates the effective interest method. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

     ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

     MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities "held-to-maturity" and securities "available-for-sale." The securities classified as held-to-maturity consist of Government National Mortgage Association securities for which the Trust has the positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight- line method over the period to maturity which approximates the effective interest method.

     The securities classified as "available-for-sale" consist of equity shares in other real estate investment trusts and are stated at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity. Cost of securities sold are recognized on the basis of specific identification.

     REAL ESTATE DEPOSITS consist of funds held by an escrow agent to be applied toward the purchase of real estate qualifying for gain deferral as a like-kind exchange of property under Section 1031 of the Internal Revenue Code. It also consists of earnest money, or "good faith deposits," to be used by the Trust toward the purchase of property or the payment of loan costs associated with loan refinancing.

     INVESTMENT IN PARTNERSHIP - The Trust accounted for its investment in Chateau Properties, Ltd. under the equity method of accounting, wherein the appropriate portion of the earnings or loss is recognized currently. The Operating Partnership had a general partnership interest in the limited partnership. Chateau Properties, Ltd. had invested in real estate properties. During 1998, the real estate in Chateau Properties, Ltd. was acquired through the issuance of operating partnership units. The remaining balance at April 30, 1998 represents interests in several partnerships.

     MINORITY INTEREST - Capital contributions, distributions and profits and losses are allocated to minority interests in accordance with the terms of the operating partnership agreement.

     NET INCOME PER SHARE - The Trust adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share in 1998. Restating the prior years net income per share to conform to the provisions of this statement resulted in no changes to previous amounts reported as the number of outstanding shares used to calculate basic net income per share are substantially identical to those used in the prior years. Basic net income per share is computed using the weighted average number of shares outstanding. The aggregate weighted average shares outstanding used in computing net income per share was 15,636,214 in 1998, 14,044,467 in 1997 and 12,137,123 in 1996. There is no potential for dilution of net income per share as no dilutive shares have been authorized. For this reason, a separate diluted net income per share has not been disclosed.

     INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

     UPREIT status allows non-recognition of gain by an owner of appreciated real estate if that owner contributes the real estate to a partnership in exchange for a partnership interest. The UPREIT concept was born when the non-recognition provisions of Section 721 of the Internal Revenue Code were combined with "Exchange Rights" which allow the contributing partner to exchange the limited partnership interest received in exchange for the appreciated real estate for the Trust stock. Upon conversion of the partnership units to Trust shares, a taxable event occurs for that limited partner. Income or loss of the operating partnership shall be allocated among its partners in compliance with the provisions of Internal Revenue Code Sections 701 (b) and 704 (c).

     REVENUE RECOGNITION - Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased to tenants for various terms exceeding one year. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rental income is recognized as it is earned, which is not materially different than on a straight-line basis.

     Profit on sales of real estate shall be recognized in full when real estate is sold, provided:

          The profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated.

          The earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.

     Based on the economic climate and the terms of many contracts, the collectibility of the sales price was not reasonably assured as required by generally accepted accounting principles. Consequently, the Trust uses the installment method of accounting for profits on several property sales as it more fairly reflects earned revenue.

     Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in Note 4.

     INTEREST CAPITALIZATION - Interest is capitalized on accumulated expenditures relating to the acquisition and development of certain qualifying properties.

     RECLASSIFICATIONS - Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

Note 2 - OFF-BALANCE-SHEET RISK

     The Trust had deposits at Norwest Bank, North Dakota, N.A., and First American Bank which exceeded Federal Deposit Insurance Corporation limits by $349,802 and $449,907, respectively, at April 30, 1998.

Note 3 - PROPERTY OWNED UNDER LEASE

     Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

                                             April 30, 1998      April 30, 1997
          Residential                         $  180,986,906        $  149,643,413
            Less accumulated depreciation        (15,449,736)          (11,845,692)
                                               -------------         -------------
                                              $  165,537,170        $  137,797,721
                                               -------------         -------------
          Commercial                          $   50,429,416        $   42,241,096
            Less accumulated depreciation         (6,066,393)           (5,102,464)
                                               -------------         -------------
                                              $   44,363,023        $   37,138,632
                                               -------------         -------------
          Remaining cost                      $  209,900,193        $  174,936,353
                                               -------------         -------------
                                               -------------         -------------

     There were no repossessions during the years ended April 30, 1998 and 1997.

     The above cost of residential real estate owned included construction in progress of $753,680 and $2,482,849 as of April 30, 1998 and 1997,
respectively.

     Construction period interest of $220,573, $269,513, and $690,665 has been capitalized for the years ended April 30, 1998, 1997 and 1996, respectively.

     Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $27,231,714, $18,935,111, and $12,286,492 for the years ended April 30, 1998,
1997 and 1996, respectively.

     Gross revenues from commercial property rentals totaled $4,462,872, $4,037,258, and $5,348,805 for the years ended April 30, 1998, 1997 and 1996, respectively. Commercial properties are leased to tenants under terms of leases expiring at various dates through 2013. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $28,316, $16,517, and $25,054 for the years ended April 30, 1998, 1997 and 1996, respectively.

     The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 1998, are as follows:

          Year ending April 30,
               1999                              $ 6,667,483
               2000                                6,658,627
               2001                                6,570,453
               2002                                5,724,100
               2003                                5,662,960
               Thereafter                         54,585,504
                                                 -----------
                                                 $85,869,127
                                                 -----------
                                                 -----------

Note 4 - MORTGAGE LOANS RECEIVABLE

     Mortgage loans receivable consists of fourteen contracts which are collateralized by real estate. Contract terms call for monthly payments of principal and interest. Interest rates range from 7 to 10.25%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

     Future principal payments due under the mortgage loan contracts as of April 30, 1998 are as follows:

          Year ending April 30,
               1999                               $2,088,754
               2000                                   88,858
               2001                                   85,035
               2002                                   92,040
               2003                                  203,390
               Later years                           880,231
                                                  ----------
                                                  $3,438,308
                                                  ----------
                                                  ----------

Details concerning mortgage loans receivable from related parties can be found in Note 10.

     Non-performing mortgage loans receivable were $0 at April 30, 1998 and $174,911 at April 30, 1997. These loans are recognized as impaired in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan. The total allowance for credit losses related to those loans was approximately $0 and $30,000, respectively. The average balance of impaired loans for the year ended April 30, 1998 was approximately $50,000. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that have been earned on these loans if they had not been non-performing amounted to approximately $6,000 in 1998 and $33,000 in 1997. There was no interest income on non-performing loans recognized on a cash basis for 1998 or 1997.

Note 5 - MARKETABLE SECURITIES

     The amortized cost and estimated market values of marketable securities held-to-maturity at April 30, 1998 and 1997 are as follows:

       1998                                                           Gross                        Gross
       ----                                        Amortized     Unrealized       Unrealized       Fair
     Issuer                                           Cost           Gains          Losses         Value
     ------                                           ----           -----          ------         -----
       GNMA                                       $3,536,538     $   22,757        $   -        $3,559,295
                                                  ----------     ----------       ---------     ----------
                                                  ----------     ----------       ---------     ----------
     1997
     -----
       GNMA                                       $4,055,459     $    -           $166,031     $3,889,428
                                                  ----------     ----------       ---------     ----------
                                                  ----------     ----------       ---------     ----------

     The amortized cost and estimated market values of marketable securities available-for-sale at April 30, 1998 and 1997 are as follows:

         1998
         ----                                                                         Gross
                                                   Amortized      Unrealized        Unrealized    Fair
                                                      Cost          Gains             Losses      Value
     Equity Shares in
      other REIT's                                $  610,066      $  110,622        $   -          $720,688
                                                  ----------      ----------        --------       --------
                                                  ----------      ----------        --------       --------
     1997
     ----
     Equity Shares in
      other REIT's                                $  596,961      $  90,015         $ 3,510        $683,466
                                                  ----------      ----------        --------       --------
                                                  ----------      ----------        --------       --------

     There were no realized gains or losses on sales of securities for the years ended April 30, 1998, 1997 and 1996.

     Marketable securities held-to-maturity consist of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016 to June 15, 2023. The following is a summary of the maturities of securities held-to-maturity at April 30, 1998 and 1997:

                                              1998                      1997
                                              ----                      ----
                                   Amortized        Fair      Amortized        Fair
                                      Cost          Value        Cost          Value
                                      ----          -----        ----          -----
Due after 10 years                 $3,536,538    $3,559,295   $4,055,459    $3,889,428
                                   ----------    ----------   ----------    ----------
                                   ----------    ----------   ----------    ----------

Note 6 - NOTES PAYABLE

     As of April 30, 1998, the Trust had lines of credit available from two financial institutions. An unsecured line of credit was issued by First Western Bank & Trust in the amount of $4,000,000 carrying an interest rate equal to prime and maturing December 1, 1998. A second unsecured line of credit from First International Bank & Trust was issued in the amount of $2,500,000 carrying an interest rate equal to prime and maturing September 12, 1998. Interest payments are due monthly on both notes. As of April 30, 1998 the Trust had an unpaid balance of $1,000,000 on the First Western Bank & Trust line of credit and no unpaid balance on the First International Bank & Trust line of credit. As of April 30, 1997, the Trust had no unpaid balances on either line of credit.

Note 7 - MORTGAGES PAYABLE

     Mortgages payable as of April 30, 1998, included mortgages on properties owned totaling $134,012,050, and mortgages of $47,924 on property sold on contract. The carrying value of the related real estate owned was $190,827,346 and the carrying value of the related mortgage loans receivable was $209,260 as of April 30, 1998.

     Mortgages payable as of April 30, 1997, included mortgages on properties owned totaling $115,608,689, and mortgages of $126,257 on property sold on contract. The carrying value of the related real estate owned was $165,399,893 and the carrying value of the related mortgage loans receivable was $353,480 as of April 30, 1997.

     Monthly installments are due on the mortgages with interest rates ranging from 6.80% to 9.75% and with varying maturity dates through November 30, 2034.

     The aggregate amount of required future principal payments on mortgages payable is as follows:

       Years ending April 30,
       1999                                     $  3,319,048
       2000                                        6,533,758
       2001                                        3,671,496
       2002                                        3,954,021
       2003                                        4,221,911
       Later years                               112,359,740
                                                ------------
       Total payments                           $134,059,974
                                                ------------
                                                ------------

Note 8 - INVESTMENT CERTIFICATES ISSUED

     The Trust has placed investment certificates with the public. The interest rates vary from 6.5% to 11% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30 are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

     Due in years ending April 30,
       1999                                      $ 6,444,209
       2000                                        2,322,910
       2001                                          690,822
       2002                                          305,273
       2003                                           67,747
       Thereafter                                     38,600
                                                 -----------
                                                 $10,369,561
                                                 -----------
                                                 -----------

Note 9 - DEFERRED GAIN FROM PROPERTY DISPOSITIONS


     Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $16,713, $146,361, and $476,913 for the years ended April 30, 1998, 1997 and 1996, respectively.

Note 10 - TRANSACTIONS WITH RELATED PARTIES

     Mr. Roger R. Odell and Mr. Thomas A. Wentz, Sr., officers and shareholders of the Trust, are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the Advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 1998, Odell-Wentz & Associates received total fees under said agreement of $740,393. The fees for April 30, 1997 were $667,367, and for April 30, 1996 were $484,086.

     For the years ended April 30, 1998, 1997 and 1996, the Trust has capitalized $141,468, $177,834, and $115,993, respectively, of these fees, with the remainder of $598,925, $489,533, and $368,093, respectively, expensed as advisory and trustee fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment, computer services and other services necessary to conduct the business affairs of the Trust.

     Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM. IMM received $530,678, $408,904, and $281,717 for services rendered for years ended April 30, 1998, 1997 and 1996, respectively.

     Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services totaled $171,755 for the year ended April 30, 1998, $291,143 for the year ended April 30, 1997, and $269,656 for the year ended April 30, 1996.

     The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Sr. is a partner totaling $62,293, $36,045, and $23,488 for the years ended April 30, 1998, 1997 and 1996, respectively.

     Investment certificates issued by the Trust to officers and trustees totaled $1,219,457 and $519,528, at April 30, 1998 and 1997, respectively.

     The Trust issued 334,172 limited partnership units at $7.20/unit to Roger R. Odell and C. Morris Anderson upon the completion of the UPREIT transaction with Magic City Realty. Mr. Odell and Mr. Anderson owned all of Magic City Realty. Mr. Anderson is also a trustee of the Trust.

Note 11 - MARKET PRICE RANGE OF SHARES

     Since October 17, 1997, Investors Real Estate Trust traded shares on the NASDAQ Small Capital Market. During the period October 17, 1997 through April 30, 1998, a total of 812,498 shares were traded in 445 separate trades. The high trade price during the period was 7.406, low was 6.563, and the closing price on April 30, 1998 was 7.1888.

     Prior to October 17, 1998, Investors Real Estate Trust shares were traded on the Over-the-Counter Market. The price range is as follows:

                                          Bid                           Ask
                                          ---                           ---
                                   Low            High           Low            High
                                   ---            ----           ---            ----
          1996                    $ 5.89          $6.30         $ 6.40          $6.85
          1997                      6.44           6.62           7.00           7.20
          1998                      6.62           6.85           7.20           7.45

Note 12 - SUBSEQUENT EVENT

          The owners of the six limited partnerships, that are consolidated in the financial statements (as described in Note 1), exchanged properties for limited partnership units in the operating partnership, effective May 1, 1998. The following summarizes the units exchanged and the dollar amount attributed to each partnership's property:

                                              Number of
                                         Limited Partnership         Dollar Amount
                                             Units Issued          of Units Issued
     Eastgate Properties, Ltd.                  12,450              $    92,753
     Bison Properties, Ltd.                     11,400                   84,930
     First Avenue Building, Ltd.                 4,200                   31,290
     Sweetwater Properties, Ltd.                10,500                   78,225
     Hill Park Properties, Ltd.                 19,200                  143,040
     Colton Heights, Ltd.                        6,750                   50,288


Note 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

         Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

         Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

     Notes payable - The carrying amount approximates fair value because of the short maturity of those notes.

     Mortgages payable - For variable rate loans that reprice frequently, fair values are based on carrying values. The fair value of fixed-rate loans is estimated based on the discounted cash flows of the loans using current market rates.

     Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

     Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of when interest will be paid.

     The estimated fair values of the Company's financial instruments are as follows:

                                             1998                         1997
                                             ----                         ----
                                   Carrying         Fair           Carrying         Fair
                                    Amount          Value           Amount          Value
                                    ------          -----           ------          -----
Financial Assets
-----------------
     Mortgage loan receivable     $  3,438,308   $  3,438,308   $  3,108,933  $   3,108,938
     Cash                            2,132,220      2,132,220      1,718,257     1,718,257
     Marketable securities
      held-to-maturity               3,536,538      3,559,295      4,055,459     3,889,428
     Marketable securities
      available-for-sale               720,688        720,688        683,466       683,466

Financial Liabilities
---------------------
     Notes payable                $  1,000,000   $  1,000,000   $          0  $          0
     Mortgages payable             135,059,974    129,354,699    115,734,946   113,007,861
     Investment certificates
      issued                        10,369,561     10,202,603      8,187,305     8,136,971
     Accrued interest payable        1,220,177      1,220,177      1,012,193     1,012,193

                                ADDITONAL INFORMATION

               INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION



Board of Trustees
Investors Real Estate Trust
 and Subsidiaries
Minot, North Dakota


Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Subsidiaries for the years ended April 30, 1998, 1997 and 1996, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 20 through 35 related to the 1998, 1997 and 1996 consolidated financial statements is presented for purposes of additional anaylsis and is not a required part of the basic consolidated financial statements. Such information, except for information on page 35 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 1998, 1997 and 1996, taken as a whole.

We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1995 and 1994, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 30 relating to the 1995 and 1994 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.


BRADY, MARTZ & ASSOCIATES, P.C.

May 27, 1998

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                             April 30, 1998 and 1997


Schedule I
MARKETABLE SECURITIES

                                     April 30, 1998                 April 30, 1997

                               Principal                      Principal
                                Amount          Market         Amount         Market
                                ------          ------         ------         ------
GNMA Pools                   $  3,536,538   $     3,559,295   $  4,055,459 $  3,889,428
                             ------------   ---------------   ------------ ------------
                             ------------   ---------------   ------------ ------------
                                 Cost           Market           Cost          Market
                                 ----           ------           ----          ------
Equity shares in
     other REIT's            $    610,066   $     720,688   $    596,961   $    683,466
                             ------------   ---------------   ------------ ------------
                             ------------   ---------------   ------------ ------------

                          INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
              For the Years Ended April 30, 1998, 1997 and 1996


Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION

    Charged to Costs and Expenses
    -----------------------------

                                                   1998           1997           1996
                                                   ----           ----           ----
ITEM
     Maintenance and repairs                   $ 2,832,772   $  1,812,496   $  1,702,365
     Taxes, other than payroll and
      income taxes
        Property taxes                           3,162,656      2,515,631      1,873,720
     Royalties                                       *              *              *
     Advertising costs                               *              *              *

* Less than 1 percent of total revenues

                           INVESTORS REAL ESTATE TRUST
                           AND AFFILIATED PARTNERSHIPS

SCHEDULE XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                                            COST CAPITALIZATION
                                                              INITIAL COST TO TRUST     SUBSEQUENT TO  ACQUISITION
                                                              ---------------------     --------------------------
                                                                                 BUILDINGS &                 CARRYING
APARTMENTS                                        ENCUMBRANCES        LAND      IMPROVEMENTS   IMPROVEMENTS     COSTS
----------                                        ------------        ----      ------------   ------------     -----
1112 32ND AVE SW MINOT                        $      376,788       $ 50,000     $  543,147     $    8,691              -
177 10TH AVE E DICKINSON                             226,229         40,000        318,109         27,669              -
405 GRANT AVE HARVEY ND                                    -         13,584        157,211         52,551              -
4301-4313 9TH AVE SW ND                              463,021         52,870        908,727         49,404              -
BEULAH CONDOS ND                                           -          6,360        336,589        122,830              -
BISON PROPERTIES ND                                   71,327        100,210      1,348,127        179,024              -
CANDLELIGHT APTS, FARGO, ND                          498,299         80,040        757,977         22,767              -
CENTURY APTS DICKINSON                             1,522,794        100,000      1,564,598        212,192              -
CENTURY APTS WILLISTON ND                          2,577,896        200,000      3,166,750        407,084              -
CHATEAU APTS, MINOT, ND                            1,670,895        122,000      2,242,090            654              -
COUNTRY MEADOWS, BILLINGS, MT                      2,647,777        491,247      3,701,540        184,284        120,821
COLUMBIA PARK, GRAND FORKS, ND                             -        725,277              -              -              -
COLTON HEIGHTS PROPERTIES                            338,464         80,000        734,286         50,514              -
COTTONWOOD LAKE, BISMARCK                                  -      1,055,862      5,077,785              0        114,353
CRESTVIEW APTS, BISMARCK                           2,609,063        235,000      4,290,031        235,518              -
EASTGATE PROPERTIES                                        -         23,917      1,490,181        264,530              -
FAIRFIELD APTS, MARSHALL MN                           96,292         35,000        275,000        111,052              -
FOREST PARK ESTS, G FORKS                          3,990,430        810,000      5,579,164        564,335              -
HILL PARK PROPERTIES, ND                           1,403,790        224,750      2,562,296         63,376              -
JENNER PROPERTIES ND                               1,357,209        220,000      2,077,500        125,696              -
KIRKWOOD APTS, BISMARCK ND                         2,270,000        449,290      2,729,745         80,916              -
LEGACY APTS GRAND FORKS                            3,927,506        700,000      5,843,203         46,922        177,986
LEGACY PHASE II, GRAND FORKS, ND                           -        661,855      3,015,222              -         46,194
MAGIC CITY APTS, MINOT, ND                         2,728,417        532,000      4,738,000         77,982              -
MANDAN APTS, MANDAN ND                                16,566         20,000        236,750         19,758              -
MIRAMONT APT, FT COLLINS CO                       11,525,814      1,470,000     12,765,460         35,501              -
NEIGHBORHOOD APT, CO SPRINGS                       7,400,220      1,033,592      9,811,600        134,270              -
NORTH POINTE, BISMARCK                             1,695,893        143,500      2,120,413         13,628        123,687
OAK MANOR APTS, DICKINSON                            232,111         25,000        225,000         50,812              -
OAKWOOD ESTATES, S FALLS, SD                       2,148,247        342,800      2,783,950        355,918              -
OXBOW, SIOUX FALLS                                 3,403,778        404,072      4,494,441         67,504              -
PARK EAST APTS, FARGO ND                           3,500,000         83,000      4,082,665        752,546              -
PARK MEADOWS, WAITE PARK, MN                       7,894,811      1,143,450      9,099,297        466,750              -
PARK PLACE, WASECA, MN                                     -         40,000        634,737        174,640              -
PARKWAY APTS, BEULAH, ND                                   -          7,000         40,738         70,364              -
PINE CONE APTS, FT COLLINS                        10,534,209        904,545     12,167,093         98,812              -
POINTE WEST APTS, MINOT                            2,170,254        240,000      3,537,775         82,951              -
PRAIRIE WINDS APTS, S FALLS                        1,336,552        144,097      1,816,011         13,726              -
ROCKY MEADOWS 96, BILLINGS                         2,876,562        655,985      5,588,113        293,640        103,378
ROSEWOOD/OAKWOOD, SIOUX FALLS                      1,276,702        200,000      1,738,245          2,190              -
SCOTTSBLUFF, NE                                            -              -              -             -               -
SOUTH POINTE, MINOT                                6,484,298        550,000      9,150,975        154,007        402,872
SOUTHVIEW APTS, MINOT                                      -        185,000        468,585         37,308              -
SOUTHWIND APTS, GRAND FORKS                        4,090,096        400,000      5,033,683        161,977              -
SWEETWATER PROPERTIES, ND                            194,812         90,767      1,208,847        363,241              -
VIRGINIA APARTMENTS, MINOT                                 -         37,600        163,036         23,460              -
WEST STONEHILL, ST CLOUD, MN                       7,912,344        939,000     10,167,355        250,110              -
WOODRIDGE APTS, ROCHESTER, MN                      4,282,154        370,000      6,028,096         82,155              -
                                                ------------    -----------   ------------    -----------     ----------
                                                $107,751,620    $16,438,670   $151,742,358    $11,381,483     $1,089,291
                                                ------------    -----------   ------------    -----------     ----------

                                                                                         LIFE ON WHICH
                                       BUILDINGS                                         LATEST INCOME
                                          AND                     ACCUMULATED  DATE        STATEMENT
APARTMENTS                    LAND    IMPROVEMENTS     TOTAL     DEPRECIATION  ACQUIRED   IS COMPUTED
                              ----    ------------     -----     ------------  --------  -------------
1112 32ND AVE SW, Minot   $   50,000  $    551,838  $   601,838  $    34,521    1996      24-40 years
177 10TH AVE E, DICKINSON     40,278       345,501      385,778       69,977    1989      24-40 years
405 GRANT AVE, HARVEY ND      14,674       208,672      223,346       31,467    1991      24-40 years
4301-4313 9TH AVE SW, FARGO   68,868       942,133    1,011,001      227,730    1988      5-40 years
BEULAH CONDOS, ND             78,339       387,441      465,780      313,947    1983      15-40 years
BISON PROPERTIES, ND         100,210     1,527,151    1,627,361    1,124,807    1972      25-40 years
CANDLELIGHT APTS, FARGO ND    80,040       780,744      860,800      106,039    1993      24-40 years
CENTURY APTS DICKINSON       126,738     1,750,052    1,876,790      548,710    1986      35-40 years
CENTURY APTS, WILLISTON ND   274,971     3,498,864    3,773,834    1,158,993    1986      35-40 years
CHATEAU APTS, MINOT ND       122,000     2,242,744    2,364,744        2,368    1997      12-40 years
COLTON HEIGHTS PROPERTIES     80,095       784,705      864,800      341,639    1984      33-40 years
COLUMBIA PARK PHASE II,
  GRAND FORKS                725,277             0      725,277         -       1996      40 years
COUNTRY MEADOWS, BILLINGS,MT 491,247     4,006,646    4,497,893       35,249    1996      40 years
COTTONWOOD LAKE, BISMARCK  1,055,862     5,192,134    6,247,996       12,850    1997      40 years
CRESTVIEW APTS, BISMARCK     235,000     4,525,549    4,760,549      492,494    1994      24-40 years
EASTGATE PROPERTIES           28,639     1,749,989    1,778,628    1,317,117    1970      33-40 years
FAIRFIELD APTS, MARSHALL, MN  35,360       385,692      421,052       77,315    1988      24-40 years
FOREST PARK ESTS, G FORKS    811,954     6,141,545    6,953,499      800,318    1993      24-40 years
HILL PARK PROPERTIES, ND     245,653     2,604,769    2,850,422    1,129,069    1985      33-40 years
JENNER PROP. -  UPREIT     1,357,209     1,065,987    2,423,196       38,925    1996      40 years
KIRKWOOD APTS, BISMARCK,ND   449,290     2,810,661    3,259,951       50,263    1997      12-40 years
LEGACY APTS, GRAND FORKS     700,000     6,068,111    6,768,111      236,404    1996      24-40 years
LEGACY PHASE II, GRAND FORKS 661,855     3,061,416    3,723,271       17,767    1997      12-40 years
MAGIC CITY APTS, MINOT ND    532,000     4,815,982    5,347,982       57,746    1997      12-40 years
MANDAN APTS, MANDAN, ND       20,000       256,508      276,508       51,204    1989      24-40 years
MIRAMONT APTS, FT COLLINS,
  CO                       1,470,000    12,800,961   14,270,961      479,779    1996      40 years
NEIGHBORHOOD APT, CO
  SPRINGS                  1,033,592     9,945,870   10,979,462      375,371    1996      40 years
NORTH POINTE 49, BISMARCK    143,500     2,257,728    2,401,228      139,188    1995      24-40 years
OAK MANOR APTS, DICKINSON     29,012       271,800      300,812       54,642    1989      24-40 years
OAKWOOD ESTATES, S FALLS SD  342,800     3,139,868    3,482,668      410,452    1993      24-40 years
OXBOW, SIOUX FALLS SD        404,073     4,561,944    4,966,017      397,138    1994      24-40 years
PARK EAST APTS, FARGO ND      83,000     4,835,211    4,918,211       38,327    1997      12-40 years
PARK MEADOWS,WAITE PARK MN 1,143,450     9,566,047   10,709,497      362,425    1997      40 years
PARK PLACE, WASECA MN         40,000       809,377      849,377      297,433    1988      5-40 years
PARKWAY APTS, BEULAH ND       11,816       106,286      118,102       13,845    1988      5-40 years
PINE CONE APTS, FT COLLINS   904,545    12,265,905   13,170,450      915,217    1994      40 years
POINTE WEST APTS, MINOT      240,000     3,620,726    3,860,726      401,904    1994      24-40 years
PRAIRIE WINDS APTS, S FALLS  144,097     1,829,737    1,973,834      250,359    1993      24-40 years
ROCKY MEADOWS 96, BILLINGS   655,985     5,985,131    6,641,116      222,118    1996      40 years
ROSEWOOD/OAKWOOD, S FALLS    200,000     1,740,435    1,940,435       65,223    1996      40 years
SOUTH POINTE, MINOT ND       275,000     9,982,854   10,257,854      473,332    1995      24-40 years
SOUTHVIEW APTS, MINOT        185,000       505,893      690,893       45,301    1994      24-40 years
SOUTHWIND APTS, GRAND FORKS  409,892     5,185,768    5,595,660      321,280    1996      24-40 years
SWEETWATER PROPERTIES         94,270     1,568,585    1,662,855      969,529    1972      5-40 years
VIRGINIA APARTMENTS, MINOT    37,600       186,496      224,096       63,017    1987      27 1/2-40 years
WEST STONEHILL, ST CLOUD MN  939,000    10,417,465   11,356,465      646,889    1995      40 years
WOODRIDGE APTS, ROCHESTER    370,000     6,110,251    6,480,251      230,048    1996      40 years
                         -----------  ------------ ------------  -----------
                         $17,542,191  $163,399,172 $180,941,363  $15,449,736
                         -----------  ------------ ------------  -----------

                                                                          COST CAPITALIZATION
                                               INITIAL COST TO TRUST   SUBSEQUENT TO ACQUISITION
                                            -------------------------  -------------------------
                                                          BUILDING &                  CARRYING
OFFICE BUILDINGS            ENCUMBRANCES       LAND      IMPROVEMENTS IMPROVEMSNTS      COSTS
----------------            ------------       ----      ------------ ------------   ----------
1ST AVENUE BUILDING         $          -   $     30,000   $   219,496 $    552,126   $        -
401 SOUTH MAIN, MINOT                  -         70,600       334,308      188,767            -
408 1ST STREET SE, MINOT               -         10,000        34,836        2,071            -
CREEKSIDE OFF BLD, BILLINGS      876,346        311,310     1,088,149      257,377            -
LESTER CHIROPRACTIC CLINIC             -         25,000       243,916            1            -
WALTERS 214 S MAIN, MINOT            773         27,055        76,076        8,784            -
                            ------------   ------------   ----------- ------------   ----------
                            $    877,119   $    473,965   $ 1,996,781 $  1,009,126   $        -
                            ------------   ------------   ----------- ------------   ----------

COMMERCIAL
ARROWHEAD SHOPPING CENTER   $          -   $    100,359   $ 1,063,925 $  1,528,268   $        -
BARNES & NOBLE, FARGO          2,135,006        540,000     2,752,012            0            -
BARNES & NOBLE OMAHA, NE       2,312,924        600,000     3,099,101            -            0
CARMICKE THEATRE, GRAND FORKS  1,989,425        183,515     2,292,653        2,501       67,068
COMPUTER CITY, KENTWOOD MI     1,497,191        225,000     1,888,574            -            0
EDGWOOD VISTA, EAST GRAND FORKS  630,608         25,000       874,821            -            -
EDGEWOOD VISTA, MINOT ND       3,617,668        260,000     1,835,335    4,180,596            -
EDGEWOOD VISTA, MISSOULA MT      629,178        108,900       853,528            0            -
HUTCHINSON TECH, S FALLS SD    2,221,843        244,800     4,029,426      154,800            -
LINDBERG BLDG, EDEN PRAIRIE    1,195,951        198,000     1,154,404      103,385            -
MINOT PLAZA, MINOT ND                  -         50,000       452,898        5,898            -
PET FOOD WAREHOUSE, FARGO        770,318        324,148       900,325       27,216       27,245
PIONEER SEED MOORHEAD, MN        303,622         56,925       548,075       48,876            -
RETAIL WAREHOUSE BOISE ID      3,518,783        765,000     4,874,576        6,909            -
STONE CONTAINER FARGO          3,024,316        440,251     4,409,079       59,999       89,156
SUPERPUMPER CROOKSTON MN               -         13,125       214,153      201,499            -
SUPERPUMPER EMERADO ND                 -         25,000       225,564       46,500            -
SUPERPUMPER GRAND FORKS, ND            -         80,000       405,007            -            -
SUPERPUMPER, LANGDON ND                -         59,674       151,500       28,038            -
SUPERPUMPER, SIDNEY MT                 -         12,000       108,600            -            -
WEDGEWOOD, SWEETWATER GA       1,536,479        334,346     3,637,534            -            -
                            ------------    -----------  ------------  -----------   ----------
                              25,383,312      4,646,043    35,771,090    6,394,485      183,469
                            ------------    -----------  ------------  -----------   ----------
                            $134,012,051    $21,558,678  $194,588,014  $13,996,870   $1,272,760
                            ------------    -----------  ------------  -----------   ----------

                                                                                      LIFE ON WHICH
                                        BUILDINGS                                     LATEST INCOME
                                           AND                   ACCUMULATED DATE       STATEMENT
OFFICE BUILDINGS              LAND     IMPROVEMENTS     TOTAL   DEPRECIATION ACQUIRED   IS COMPUTED
----------------              ----     ------------     -----   ------------ --------   -----------
1ST AVENUE BUILDING, Minot $  67,710  $    733,912  $   801,622  $   318,171   1981  33-40 years
401 SOUTH MAIN MINOT          70,722       522,953      593,675      125,147   1987  24-40 years
408 1ST STREET SE MINOT       10,016        36,892       46,907       22,030   1986  19-40 years
CREEKSIDE OFF BLD, BILLINGS  311,310     1,345,526    1,656,836      196,251   1992  40 years
LESTER CHIROPRACTIC CLINIC    25,000       243,917      268,917       58,108   1988  40 years
WALTERS 214 SO MAIN, MINOT    27,829        84,086      111,915       76,233   1978  20-40 years
                           ---------  ------------  -----------  -----------
                           $ 512,587  $  2,967,285  $ 3,479,872  $   795,940
                           ---------  ------------  -----------  -----------

COMMERCIAL
----------
ARROWHEAD SHOPPING CENTER $  100,411 $   2,592,141 $  2,692,552  $ 2,118,570   1973  15 1/2-40 yrs
BARNES & NOBLE, FARGO        540,000     2,752,012    3,292,012      240,801   1994  40 years
BARNES & NOBLE, OMAHA NE     600,000     3,099,101    3,699,101      193,694   1995  40 years
CARMICKE THEATRE,GRAND FORKS 183,516     2,362,221    2,545,737      206,632   1994  40 years
COMPUTER CITY, KENTWOOD  MI  225,000     1,888,574    2,113,574       70,822   1996  40 years
EDGWOOD VISTA, EAST GRAND
  FORKS, MN                  630,608       269,213      899,821       17,305   1997  40 years
EDGWOOD VISTA, MINOT, ND     260,000     6,015,931    6,275,931       77,509   1997  40 years
EDGEWOOD VISTA MISSOULA MT   108,900       853,528      962,428       32,007   1997  40 years
HUTCHINSON TECH, S FALLS SD  244,800     4,184,226    4,429,026      567,618   1993  40 years
LINDBERG BLDG, EDEN PRAIRIE  198,000     1,257,789    1,455,789      195,003   1992  40 years
MINOT PLAZA, MINOT ND         50,000       458,796      508,796       62,494   1993  40 years
PET FOOD WAREHOUSE FARGO     324,148       954,786    1,278,934       82,809   1994  40 years
PIONEER SEED, MOORHEAD MN     56,925       596,951      653,876       92,183   1992  40 years
RETAIL WAREHOUSE, BOISE ID   765,000     4,881,485    5,646,485      548,445   1994  40 years
STONE CONTAINER, FARGO       440,251     4,558,235    4,998,485      282,275   1995  40 years
SUPERPUMPER, CROOKSTON MN     13,125       415,652      428,777       79,856   1988  40 years
SUPERPUMPER, EMERADO ND       25,000       272,064      297,064      147,396   1986  19-40 years
SUPERPUMPER GRAND FORKS ND    80,000       405,007      485,007       75,939   1991  40 years
SUPERPUMPER, LANGDON ND       59,674       179,538      239,212       56,553   1987  31 1/2-40 yrs
SUPERPUMPER, SIDNEY MT        12,000       108,600      120,600       14,933   1993  40 years
WEDGEWOOD, SWEETWATER GA     334,346     3,637,533    3,971,878      108,571   1996  40 years
                           ---------  ------------  -----------  -----------
                          $5,251,704 $  41,743,382 $ 46,995,087  $ 5,270,453
                         ----------- ------------- ------------  -----------
                         $23,258,039 $ 207,868,722 $231,126,761  $21,516,129
                         ----------- ------------- ------------  -----------
                         ----------- ------------- ------------  -----------

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES


Schedule XI (Continued)


Reconciliations of total real estate carrying value for the three years ended April 30, 1998, 1997 and 1996 are as follows:

                                          1998            1997             1996
                                      -------------   -------------    ------------
Balance at beginning of year          $ 191,884,509   $ 131,447,734    $ 90,892,662
Additions during year
   - acquisitions                        39,014,223      59,377,674      40,660,975
   - improvements                         1,788,339       1,463,878         635,791
                                      -------------   -------------    ------------
                                      $ 232,687,071   $ 192,289,286    $132,189,428
Deductions during year
   - cost of real estate sold            (1,270,749)       (404,777)       (741,694)
                                      -------------   -------------    ------------
Balance at close of year              $ 231,416,322    $  191,884,509  $131,447,734
                                      -------------   -------------    ------------
                                      -------------   -------------    ------------

Reconciliations of accumulated depreciation for the three years ended April 30, 1998, 1997 and 1996 are as follows:

                                          1998               1997                 1996
                                   ---------------     ---------------     ---------------
Balance at beginning of year       $    16,948,156     $    13,551,571     $    11,732,655
Additions during year
     - provisions for depreciation       4,791,907           3,584,591           2,261,724
Deduction during year
     - accumulated depreciation
    on real estate sold                   (223,934)           (188,006)           (442,808)
                                   ---------------     ---------------     ---------------
Balance at close of year           $    21,516,129     $    16,948,156     $    13,551,571
                                   ---------------     ---------------     ---------------
                                   ---------------     ---------------     ---------------

                          INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 April 30, 1998


Schedule XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

                                             Final                           Face       Carrying   of Loans
                               Interest    Maturity    Payment   Prior    Amounts of   Amounts of Delinquent
                                 Rate        Date       Terms    Liens    Mortgages    Mortgages   or Interest
Residential
  Higley Heights, Phoenix, AZ     8%       3-31-04    Quarterly    -     $   809,786   $  678,700 $  678,700
  Great Plains Software, Fargo,
    ND                          9.50%      1-1-99     Balloon Pmt  -      15,000,000    1,701,308       -
  Melanie Bentsinger              8%       6-1-25     Monthly      -         217,761      210,298       -
  Rolland Hausman                 9%       2-1-16     Monthly      -         315,659      302,147       -
  Other - over $100,000          7-9%      5-1-03 to
                                           2-1-16     Monthly      -         517,325      425,751       -
        - from $20,000-49,999    8-9%      9-1-98 to
                                           1-1-00     Monthly      -       1,610,983       78,474       -
        - less than $20,000      7-9%      2-1-99 to
                                           1-1-02     Monthly      -       1,481,559       41,630       -
                                                                         -----------   ---------- ----------
        Total                                                            $19,953,073   $3,438,308 $  678,700
                                                                         -----------   ---------- ----------
                                                                         -----------   ---------- ----------

Less - Unearned discounts                                                                            (4,818)
     - Deferred gain from property dispositions                                                      (2,000)
     - Allowance for loan losses                                                                   (120,314)
                                                                                                   --------
                                                                                                  $3,311,176


                                           1998                  1997
                                           ----                  ----
MORTGAGE LOANS RECEIVABLE,
     BEGINNING OF YEAR             $       3,108,933        $     4,932,138

New participations in and advances
 on mortgage loans                         2,061,179              2,835,212
                                         -----------            -----------
                                   $       5,170,112        $     7,767,350
Collections                               (1,727,237)            (4,516,202)
Write-off through allowance                   (4,567)              (142,215)
                                         -----------            -----------
MORTGAGE LOANS RECEIVABLE,
     END OF YEAR                  $        3,438,308        $     3,108,933
                                  ------------------        ---------------
                                  ------------------        ---------------

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                             Selected Financial Data

                                                                    Year Ended April 30
                                        --------------------------------------------------------------------
                                            1998          1997          1996          1995          1994
                                        ------------  ------------  ------------  ------------  ------------
Consolidated Income Statement Data
       Revenue                          $ 32,407,545  $ 23,833,981  $ 18,659,665  $ 13,801,123  $ 11,583,008
       Operating income                    4,691,198     3,499,443     3,617,807     3,560,318     3,135,426
       Gain on repossession/sale of
        properties                           465,499       398,424       994,163       407,512        64,962
       Minority interest of portion of
        operating partnership income        (141,788)          (18)            -             -             -
       Net income                          5,014,909     3,897,849     4,611,970     3,967,830     3,200,388

Consolidated Balance Sheet Data
       Total real estate investments    $213,211,369  $177,891,168  $122,377,909  $ 84,005,635  $ 63,972,042
       Total assets                      224,718,514   186,993,943   131,355,638    94,616,744    72,391,548
       Shareholders' equity               68,152,626    59,997,619    50,711,920    37,835,654    29,997,189

Consolidated Per Share Data
       Operating income                 $        .29  $        .25  $        .30  $        .34  $        .35
       Gain on sale of properties                .03           .03           .08           .04           .01
       Dividends                                 .42           .39           .37           .34           .33
Tax status of dividend
       Capital gain                             2.9%         21.0%          1.6%         11.0%          7.4%
       Ordinary income                         97.1%         79.0%         98.4%         89.0%         92.6%
       Return of capital                        0.0%          0.0%          0.0%          0.0%          0.0%

                           INVESTORS REAL ESTATE TRUST
                            AND AFFILIATED PARTNERSHIPS
                          April 30, 1998, 1997 and 1996


GAIN FROM PROPERTY DISPOSITIONS

                               Total
                              Original   Unrealized     Realized    Realized     Realized
      PROPERTY                  GAIN      4/30/98       4/30/98     4/30/97      4/30/96
      --------               ---------  -----------   ----------   ----------   ----------
Brooklyn Addition *          $  25,000  $    2,000    $    1,000   $   1,000    $   1,000
1411 South 20th *               34,696           -             -           -        1,177
1302 South 19 1/2 *             87,669           -        15,713       6,732        6,215
600 Maple *                     60,025           -             -           -       41,253
406 17th Street - Mandan *     233,522           -             -     138,629        5,143
Chateau *                      684,914           -             -           -      422,125
108 4th Avenue SE - Minot      173,244           -             -           -      173,244
Mobridge, SD                   293,035           -             -           -      293,035
Lantern Court                   50,971           -             -           -       50,971
Scottsbluff Estates            326,138           -       326,138
Superpumper - Bottineau         83,579           -        83,579
Superpumper - New Town          25,417           -        25,417
Other gains                     13,652           -        13,652
Hutchinson, MN                 252,063           -             -     252,063            -
                                         ---------     ---------   ---------    ---------
                                         $   2,000     $ 465,499   $ 398,424    $ 994,163
                                         ---------     ---------   ---------    ---------
                                         ---------     ---------   ---------    ---------

      The gain from the sale of these properties is being realized based on the Installment method. The amount of deferred gain realized was $16,713, $146,361, and $476,913 for the years ended April 30, 1998, 1997 and 1996, respectively.

                           INVESTORS REAL ESTATE TRUST
                               AND SUBSIDIARIES
                                 April 30, 1998


MORTGAGE LOANS PAYABLE

                                                  Final        Periodic                        Carrying    Delinquent
                                Interest         Maturity      Payment        Face Amount      Amount of  Principal or
                                  Rate             Date         Terms         Of Mortgage      Mortgage      Interest
                                --------------------------------------------------------------------------------------
1112 32nd Ave SW  Minot           8.50%           7/20/10       Monthly        $  425,000     $  376,788       $  0
177 10th Ave E, Dickinson ND      8.50%           11/1/18       Monthly           250,963        226,229          0
214 South Main                    9.00%           5/1/98        Monthly            45,000            773          0
4301 9th Ave Sunchase I           9.04%           9/1/02        Monthly           364,765        153,085          0
4313 9th Ave Sunchase II          9.04%           2/1/14        Monthly           370,000        309,936          0
Barnes & Noble Stores             7.98%           11/1/10       Monthly         4,900,000      4,447,930          0
Candelight Apts                   8.50%           12/1/99       Monthly           578,000        498,299          0
Carmike -Grand Forks              7.75%           6/5/14        Monthly         1,750,000      1,989,425          0
Century Apts - Dickinson          8.00625%        3/1/06        Monthly         1,595,000      1,522,794          0
Century Apts - Williston          8.00625%        3/1/06        Monthly         2,700,000      2,577,896          0
Chateau - Minot                   8.00625%        3/1/06        Monthly         1,674,350      1,670,895          0
Country Meadows - Billings        7.51000%        1/1/08        Monthly         2,660,000      2,647,777          0
Creekside - Billings              8.35%           5/1/13        Monthly         1,023,750        876,346          0
Crestview Apts. - Bismarck        8.69%           1/1/04        Monthly         3,150,000      2,609,063          0
Computer City                     7.75%           2/1/01        Monthly         1,565,361      1,497,191          0
Edgewood Vista - East Grand Forks 8.35%           7/5/12        Monthly           650,000        630,608          0
Edgewood Vista - Minot            8.27%           9/20/12       Monthly         3,710,000      3,617,668          0
Edgewood Vista - Missoula         9.75%           4/15/12       Monthly           647,500        629,178          0
Fairfield - Marshall              9.00%           1/1/98        Monthly           275,000         96,292          0
Forest Park Estates IDS           7.625%          5/1/03        Monthly         4,500,000      3,990,430          0
Hutchinson Technology             8.75%           8/1/08        Monthly         2,800,000      2,221,843          0
Jenner Properties, ND             9.50%           11/1/99       Monthly         1,391,585      1,357,209          0
Kirkwood Manor - Bismarck         7.07%           10/01/98 Bond -semiannual     2,330,000      2,270,000          0
Legacy Apts - Grand Forks         7.070%          1/1/04        Monthly         4,000,000      3,927,506          0
Lindberg Bldg, Eden Prairie       7.63%           12/1/08       Monthly           950,000      1,195,951          0
Magic City Apts, Minot            8.50%           10/10/10      Monthly         2,794,192      2,728,417          0
Mandan Apts - 312 12th            8.75%           8/1/99        Monthly           134,767         16,566          0
Miramont Apts,                    8.25%           8/1/36        Monthly        11,582,472     11,525,814          0
Neighborhood Apts - Roch          7.98%           12/20/06      Monthly         7,525,000      7,400,220          0
North Pointe - Bismarck           7.12%           8/1/15        Monthly         1,400,000      1,695,893          0
Oak Manor Apts 27 Plex-
 Dickinson                        8.75%           2/1/99        Monthly           250,000        232,111          0
Oakwood Estates Sioux Falls       8.00625%        3/1/06        Monthly         2,250,000      2,148,247          0
Oxbow Sioux Falls                 8.00625%        3/1/06        Monthly         3,565,000      3,403,778          0
Park East, Fargo                  6.82000%        4/6/08        Monthly         3,500,000      3,500,000          0
Park Meadows Phase I              8.50%           01/10/07      Monthly         2,600,000      2,529,016          0
Park Meadows Phase II             7.8990%         01/10/07      Monthly         2,214,851      2,170,795          0
Park Meadows Phase III            3.84%           30 yr bond    Monthly         3,235,000      3,195,000          0
Pet Food Warehouse                8.50%           12/1/10       Monthly           840,000        770,318          0
Pinecone, Ft Collins              7.125%          12/1/34       Monthly        10,685,215     10,534,209          0
Pioneer Building - Fargo          8.375%          12/1/06       Monthly           425,000        303,622          0
Pointe West Apts                  8.97%           1/1/04        Monthly         2,625,000      2,170,254          0
Prairie Winds Apts - Sioux
 Falls                            7.67%           5/1/18        Monthly         1,470,000      1,336,552          0
Retail Warehouse, Boise ID        9.75%           3/29/03       Monthly         3,750,000      3,518,783          0
Rocky Meadows- Billings           7.75%           8/1/16        Monthly         3,000,000      2,876,562          0
RoseWood Ct - Sioux Falls         7.975%          9/1/96        Monthly         1,323,000      1,276,702          0
South Pointe, Minot ND            7.12%           6/5/16        Monthly         6,500,000      6,484,298          0
Southwind Apts                    7.12%           4/28/10       Monthly         3,780,000      4,090,096          0
Stone Container                   8.25%           12/1/10       Monthly         3,300,000      3,024,316          0
Wedgewood Retirement              7.975%          4/23/17       Monthly         1,566,720      1,536,479          0
West Stonehill                    7.93%           2/1/98        Monthly         8,232,569      7,912,344          0
Woodridge- Rochester              7.85%           12/1/16       Monthly         4,410,000      4,282,154          0
Colton Heights                    8.75%           6/1/07        Monthly           730,000        338,464          0

                                       F-34

Grafton 24 Plex                   9.75%           3/20/03       Monthly           270,000         82,412          0
Grafton 18 Plex                   9.75%           3/20/03       Monthly           198,000        112,399          0
Hill Park Properties              8.00625%        3/1/06        Monthly         1,470,000      1,403,790          0
Jamestown 610                     10.00%          6/1/99        Monthly           250,000         30,856          0
Jamestown 611                     10.00%          1/1/00        Monthly           230,000         40,471          0
Melton/Olson/Thompson             8.50%           12/1/98       Monthly           400,000         22,196          0
1516 N Bismarck                   8.00%           8/1/99        Monthly           246,000         25,728          0
                                                                                  -------         ------    -------
TOTALS                                                                       $141,059,060   $134,059,974          0
                                                                             ------------   ------------    -------
                                                                             ------------   ------------    -------

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 April 30, 1998



SIGNIFICANT PROPERTY ACQUISITIONS

Acquisition for cash and assumptions of mortgages

Commercial:
     Edgewood Vista, East Grand Forks, MN                 $         892,500
     Edgewood Vista, Minot, ND                                    4,900,000
     Edgewood Vista Alzheimers, Minot, ND                           491,410
     Edgewood Vista Phase II, Minot, ND                             800,000
                                                          -----------------
                                                          $       7,083,910
                                                          -----------------

Apartments:
     Jenner Properties, ND                                $       2,350,000
     Kirkwood Manor, Bismarck, ND                                 3,175,000
     Magic City Apartments, Minot, ND                             5,270,000
     Country  Meadows, Billings, MT***                            4,496,134
     Park East Apartments, Fargo, ND                              4,900,000
     Legacy Phase II, Grand Forks, ND*                            3,489,937
     Cottonwood Phase I, Bismarck, ND***                          4,522,347
     Chateau Apartments, Minot, ND                                2,364,090
     Cottonwood Phase II, Bismarck, ND**                          1,362,805
                                                          -----------------
                                                          $      31,930,313
                                                          -----------------

          TOTAL                                           $      39,014,223
                                                          -----------------
                                                          -----------------

* Property is placed in service at April 30, 1998. Additional costs are still to be incurred.

** Property not placed in service at April 30, 1998. Additional costs are still to be incurred.

*** Represents costs to complete a project started in year ending April 30, 1997.

                          INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
            Quarterly Results of Consolidated Operations (Unaudited)

                                                                Quarter Ended
                                        -------------------------------------------------------
                                          7-31-97      10-31-97       1-31-98        4-30-98
                                          -------      --------       -------        -------
Revenues                                $7,183,761    $7,996,262     $8,440,393      $8,787,129
Income before gains on sale
     of properties                         894,045      1,233,451      1,358,752      1,204,950
Net gain on sale of properties              39,069         83,579        326,138         16,713
Minority interest of unit
     holders in operating partnership           (9)        (9,423)       (64,006)       (68,350)
Net income                                 933,105      1,307,607      1,620,884      1,153,313

Per share
Income before gains on sale
 of properties                                 .06            .08            .08            .07
Net gain on sale of properties                   -            .01            .02              -


                                                                Quarter Ended
                                        -------------------------------------------------------
                                           7-31-96       10-31-96        1-31-97        4-30-97
                                           -------       --------        -------        -------
Revenues                               $4,966,475      $5,474,027   $  6,383,030     $7,010,450
Income before gains on sale
     of properties                         978,107      1,048,154      1,027,117        446,065
Net gain on sale of properties             252,062              -        138,629          7,733
Minority interest of unit
 holders in operating partnership                -              -              -            (18)
Net income                               1,230,169      1,048,154      1,165,746        453,780

Per share
     Income before gains on sale
     of properties                             .07            .08            .07            .03
Net gain on sale of properties                 .02              -            .01              -

                                                                Quarter Ended
                                        -------------------------------------------------------
                                           7-31-95       10-31-95        1-31-96        4-30-96
                                           -------       --------        -------        -------
Revenues                                $3,782,061     $4,715,186     $5,104,409     $5,058,009
Income before gains on sale
     of properties                       1,009,468      1,058,136      1,082,506        467,697
Net gain on sale of properties                   -              -        522,001        472,162
Net income                               1,009,468      1,058,136      1,604,507        939,859

Per share
Income before gains on sale
     of properties                             .09            .09            .09            .04
Net gain on sale of properties                   -              -            .04            .04


The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

                             INVESTORS REAL ESTATE TRUST

                                      UNAUDITED

                          CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE SIX-MONTH PERIOD

                                 ENDED JULY 31, 1998

The following financial statements have been prepared from the records of Investors Real Estate Trust and its six affiliated limited partnerships and have not been audited or reviewed by the Trust's independent certified public accountants. Accordingly, these statements are subject to adjustments upon audit, which audit will be conducted for the Fiscal Year ending April 30, 1999. Reference is made to the footnotes to the Statements prepared by the Trust's auditors for the Fiscal Year ended April 30, 1998, contained in the Annual Report for Fiscal 1998. In the opinion of the Trust, there have been no developments requiring footnote disclosure for the periods covered by the Financial Statements set forth below that are not adequately disclosed in the footnotes to the April 30, 1998, statements.

                             INVESTORS REAL ESTATE TRUST
BALANCE SHEETS
FOR THE PERIODS ENDED JULY 31, 1998, AND APRIL 30, 1998
(UNAUDITED)


ASSETS:                                                 07-31-98                      04-30-98
                                                        --------                     ---------
     Cash                                         $          3,086,972     $          2,132,220
     Marketable Securities
          -    GNMA's                                        3,453,882                3,536,538
          -    Other REIT's                                    646,708                  720,688
     Accounts Receivable                                        10,808                   55,326
     Tax & Insurance Escrow                                  1,697,758                1,254,068
     Deferred Charges                                        1,210,551                1,088,016
     Prepaid Insurance                                         141,967                  219,871
     Real Estate Deposits                                    2,683,861                2,493,713
     General Partnerships                                            0                    6,705
     ------------------------------------------------------------------------------------------
                                                  $         12,932,502     $         11,507,145
     ------------------------------------------------------------------------------------------
     Real Estate Investments
          Real Estate Owned                       $        240,046,889     $        231,416,322
          Less Accumulated Depreciation                    (22,575,451)             (21,516,129)
     ------------------------------------------------------------------------------------------
          Net Real Estate Owned                            217,471,438              209,900,193
     ------------------------------------------------------------------------------------------
          Real Estate Mortgages                              1,698,861                3,438,308
          Less Unearned Discounts & Allowances                (126,212)                (127,132)
     ------------------------------------------------------------------------------------------
          Net Mortgages & Contracts                          1,572,649                3,311,176
     ------------------------------------------------------------------------------------------
          Total Real Estate Investments           $        219,044,087     $        213,211,369
     ------------------------------------------------------------------------------------------
TOTAL ASSETS                                      $        231,976,590     $        224,718,514
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
LIABILITIES:
     Accounts Payable & Accrued Expenses          $          2,822,462     $          2,847,080
     Due on Credit Line                                              0                1,000,000
     Mortgages Payable                                     137,324,811              134,059,974
     Investment Certificates Payable                        10,869,391               10,369,561
-----------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                 $        151,016,663     $        148,276,615
-----------------------------------------------------------------------------------------------
Minority Interest in Operating Partnership        $         10,590,410     $          8,289,273
-----------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
     Shares of Beneficial Interest
          Outstanding Shares of                               07-31-98                 04-30-98
                                                              --------                 --------
               16,767,369 on 07/31/98
          16,391,412 on 04/30/98                  $         77,245,225     $         74,708,559

     Undistributed Net Income                               (6,912,349)              (6,666,555)
     Unrealized Gain REIT Stock                                 36,642                  110,622
     ------------------------------------------------------------------------------------------

                                       F-39

     Total Shareholders' Equity                   $         70,369,518     $         68,152,626
     ------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                            $        231,976,590     $        224,718,514
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

             (The balance of this page was left blank intentionally.)

                             INVESTORS REAL ESTATE TRUST

STATEMENT OF OPERATIONS (UNAUDITED)

                                             3 Months Ended July 31


OPERATING INCOME:                               1998              1997
                                                ----              ----
     Real Estate Rentals                    $   8,866,408     $   7,007,297
     Interest Income                              212,150           162,705
     Mortgage Discount & Fees                      23,720            13,759
     -----------------------------------------------------------------------
                                            $   9,102,278     $   7,183,761
     -----------------------------------------------------------------------
OPERATING EXPENSE:
     Interest                               $   2,816,108     $   2,441,788
     Utilities & Maintenance                    1,505,146         1,118,751
     Property Management                          779,825           625,147
     Taxes & Insurance                          1,005,570           800,886
     Advisory & Trustees Fees                     195,178           150,648
     Operating Expenses                            63,358            53,466
     -----------------------------------------------------------------------
                                            $   6,365,186     $   5,190,686
     -----------------------------------------------------------------------
OPERATING INCOME:
     (before reserves)                      $   2,737,092     $   1,993,075
----------------------------------------------------------------------------
DEPRECIATION/AMORTIZATION                      (1,409,241)       (1,099,031)
----------------------------------------------------------------------------
OPERATING INCOME (after reserves)               1,327,851     $     894,044
GAIN ON SALE OF INVESTMENTS                       366,017            39,069
MINORITY INTEREST PORTION OF
     OPERATING PARTNERSHIP NET INCOME            (133,863)               (7)
----------------------------------------------------------------------------
NET TAXABLE INCOME                          $   1,560,005     $     933,106
----------------------------------------------------------------------------
FUNDS FROM OPERATIONS: *
     Operating Income                       $   1,327,851     $     894,044
     Plus Depreciation and Amortization         1,409,241         1,099,031
     Minus Minority Interest - Operating
        Partnership                             (133,863)                (7)
----------------------------------------------------------------------------


                                       F-41

FUNDS FROM OPERATIONS                       $   2,603,229     $   1,993,082
-----------------------------------------------------------------------------------------------
PER SHARE:
     Operating Income
          (after reserves)                            .08               .06
     Gain on Sale of Investments                      .02               .00
-----------------------------------------------------------------------------------------------
          Total Taxable Income/Share                  .10               .06
-----------------------------------------------------------------------------------------------
FUNDS FROM OPERATIONS *                               .16               .13
-----------------------------------------------------------------------------------------------
DIVIDENDS PAID PER SHARE                              .11            .10125
-----------------------------------------------------------------------------------------------
Average Number of Shares
     Outstanding                               16,579,390        15,081,101
-----------------------------------------------------------------------------------------------

     * Funds from Operations is defined as income before gains (losses) on sales of investments, less minority interest of unitholders in operating partnership and extraordinary items, plus depreciation and amortization.

                             INVESTORS REAL ESTATE TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE-MONTH PERIODS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES                                             1998                     1997
     Net Income                                                          $  1,560,006         $        933,106
     Adjustments to reconcile net income to net
       cash provided by operating activities:
          Depreciation and amortization                                     1,409,241                1,099,030
          Minority interest portion of operating
               partnership income                                             133,863                        7
          Accretion of discount on contracts                                     (667)                  (1,427)
          Gain on Sale of Properties                                         (366,017)                 (39,069)
     Interest reinvested in investment certificates                            97,029                   32,173
     Changes in other assets and liabilities:
          (Increase) decrease in real estate deposits                         (71,250)                       0
          (Increase) decrease in other assets                                 122,428                  (60,002)
          (Increase) decrease in tax and insurance escrow                    (443,690)                 275,536
          (Increase) decrease in deferred charges                            (122,535)                 116,598
          Increase (decrease) in accounts payable and
               accrued expenses                                               264,943                  113,750
---------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED FROM OPERATING
     ACTIVITIES                                                          $  2,583,351         $      2,469,702
---------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES

     Proceeds from maturity of marketable
       securities held to maturity                                       $     82,656         $        130,816
     Principle payments on mortgage loans
       receivable                                                              64,672                  257,634
     Proceeds from sale of property                                           892,349                  250,000
     Payments for acquisition and improvements
       of properties                                                       (7,422,457)              (3,975,628)
     Purchase of marketable securities available
       for sale                                                                     0                  (13,105)
     Investment in mortgage loans receivable                                        0                  (75,959)
---------------------------------------------------------------------------------------------------------------
NET CASH USED FOR INVESTING ACTIVITIES                                   $ (6,382,780)        $     (3,426,242)
---------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from sale of shares                                        $  2,721,085         $      1,746,029
     Proceeds from investment certificates issued                             979,085                1,471,889
     Proceeds from mortgages payable                                        3,769,936                  650,000
     Proceeds from short-term lines of credit                               3,000,000                  400,000
     Proceeds from sale of minority interest                                1,848,249                        0
     Repurchase of shares                                                  (1,389,936)                (386,062)
     Dividends Paid                                                          (600,283)                (531,683)


                                       F-43

     Distribution paid to Minority Unitholders                               (161,502)                       0
     Redemption of investment certificates                                   (644,627)                (182,517)
     Principal payments on mortgage loans                                    (767,828)                (766,873)
     Payments on short-term lines of credit                                (4,000,000)                (400,000)
---------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED FROM FINANCING
     ACTIVITIES                                                          $  4,754,181         $      2,000,783
---------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                          $    954,752         $      1,044,243

CASH AT APRIL 30                                                         $  2,132,220         $      1,718,257
---------------------------------------------------------------------------------------------------------------
CASH AT JULY 31                                                          $  3,086,972         $      2,762,500
---------------------------------------------------------------------------------------------------------------

                             INVESTORS REAL ESTATE TRUST

SUPPLEMENTARY SCHEDULE OF NON-CASH
     INVESTING AND FINANCING ACTIVITIES


                                                                          1998               1997
                                                                          ----               ----
     Dividends reinvested                                             $  1,205,517      $    995,407
     Real estate investment and mortgage loans
          receivable acquired through assumption
          of mortgage loans payable and accrual
          of costs                                                               0           650,000
     Mortgage loan receivable transferred to
          property owned                                                 1,701,308                 0
     Proceeds from sale of properties deposited
          directly with escrow agent                                             0                 0
     Properties acquired through the issuance of
          minority interest units in the operating
          partnership                                                      480,525                 0
          Interest reinvested directly in investment
          certificates                                                      97,029            32,173

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION

     Cash paid during the year for:
          Interest paid on mortgages                                  $  2,511,296      $  2,310,449
          Interest paid on margin account and other                         15,486               373
          Interest paid on investment certificates                          86,742            53,744
-----------------------------------------------------------------------------------------------------
                                                                      $  2,613,524      $  2,364,566
-----------------------------------------------------------------------------------------------------

              (The balance of this page was left blank intentionally.)

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Legal:                                            $15,000
Advertising, Printing & Promotion Expenses:   15,000 to 162,000
Accounting:                                         1,000
Registration Fees:                                 10,000
                                             ------------------
                                             $41,000 to 188,000

ITEM 31.  SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration, except as follows:

The Trust has a policy allowing its Trustees and employees of its Advisor -Odell-Wentz & Associates, L.L.C. - and their spouses to purchase its shares of beneficial interest at a price equal to the net price then received by IRET for its shares, after payment of the brokerage commission, when sold to the public. During the three-year period ended July 31, 1998, 485,072 shares were purchased by eligible individuals. No commissions or other discounts were paid or given in connection with such sales. The Trust claims exemption from the registration of said shares under Section 4(2) of the Securities Act of 1933.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

Until July 9, 1996, the shares of Beneficial Interest of IRET were sold in the over-the-counter market only within the State of North Dakota by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701. Set forth below, by quarter-year, are the total number of IRET shares sold and repurchased and the high and low reported sales prices for the period beginning July 1, 1995:

                                  Shares Repurchased New Shares Sold
  Calendar                      No. of    From Shareholders     by IRET
    Year      Months         Shares Sold    Low     High      Low    High
  --------    ------         -----------    ---     ----      ---    ----
    1995   July -September     452,665      5.89    6.03      6.40   6.55
    1995   October-December    466,447      5.89    6.16      6.40   6.70
    1996   January-March       516,179      5.89    6.30      6.40   6.85
    1996   April-July 9        394,234      6.30    6.30      6.85   6.85

During said period, IRET shares were sold on the primary market only for cash to bona-fide residents of the State of North Dakota by Inland National Securities, Inc., and Financial Advantage Brokerage Services, Inc., which were securities dealers registered with the State of North Dakota. IRET claims exemption from the registration of its shares of Beneficial Interest under the Securities Act of 1933 under Section 3(a)(11) of said Act. All of said securities were offered and sold only to persons resident within the State of North Dakota.


                                      III

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide nonliability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides no insurance coverage for the errors or omissions of Board members, officers or the Advisor.

The Advisor currently maintains no insurance coverage for its errors or omissions as Advisor to the Trust.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

    Financial Statement Filed                  Included in Prospectus
    -------------------------                  ----------------------
Financial Statement by Investors Real    See F-1 through F-39
Estate Trust for the period ended
April 30, 1998, prepared by Brady
Martz & Associates, P.C., Certified
Public Accountants

Interim Financial Statement by
Investors Real Estate Trust for the
three-month period ended July 31,
1998 (unaudited)                         See F-40 through F-45

b)  Exhibit Index

    Description of Exhibit               Location in Form S-11 Filing
    ----------------------               ----------------------------
    (1)  Security Sales Agreement        Ex-1(i), Pages 135-136

    (2)  Plan of acquisition,            Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i)  Restated Declaration of   Restated Declaration of Trust
              Trust dated October 24,    dated October 10, 1996, filed
              1996                       as Ex-3(i)to Form S-11 of the
                                         Registrant on November 28, 1997,
                                         (File No. 0-14851) and incorporated
                                         herein by reference

         (ii) IRET Properties            IRET Properties Partnership
              Partnership Agreement      Agreement dated January 31, 1997,
                                         filed as Ex-3(ii) to Form S-11


                                      IV


                                         filed by the Registrant on November
                                         28, 1997, (File No. 0-14851) and
                                         Incorporated herein by reference

    (4)  Instruments defining the        See #3
         rights of security holders,
         including indentures

    (5)  Opinion re legality             Ex-5, Pages 137-138

    (6)  Opinion re discount on          Not Applicable
         capital shares

    (7)  Opinion re liquidation          Not Applicable
         preference

    (8)  Opinion re tax matters          Ex-8, Page 139

    (9)  Voting trust agreement          Not Applicable

    (10) Material Contracts              Advisory Agreement with
                                         the Registrant and
                                         Odell-Wentz &
                                         Associates, filed as
                                         Exhibit 10 to said Form
                                         S-11 and incorporated
                                         herein by reference
                                         (File No. 0-14851)

    (11) Statement re computation        Not Applicable
         of per share earnings

    (12) Statement re computation        Not Applicable
         of ratios

    (15) Letter re unaudited             Not Applicable
         interim financial information

    (16) Letter re change in             Not Applicable
         certifying accountant

    (21) Subsidiaries of the             List of affiliated
         Registrant                      partnerships filed as
                                         Item 7 of Form S-11 filed
                                         for the Registrant
                                         (File No. 0-14851) and
                                         incorporated herein by
                                         reference

    (23) Consent of experts and counsel
         (i)  Pringle & Herigstad, P.C.  Ex-23(i), Page 140
         (ii) Brady Martz & Associates,  Ex-23(ii), Page 141
              P.C.


                                       V


    (24) Power of Attorney               Not Applicable

    (25) Statement of eligibility        Not Applicable
         of trustee

    (27) Financial Data Schedule         Ex-27, Page 142

    (99) Additional Exhibits             Ex-99, Page 143-144

                                         Marketing Agreement dated
                                         October 1, 1997, between
                                         IRET and Roger Domres filed as
                                         Exhibit 99 to Form S-11 for the
                                         Registrant on November 28, 1997
                                         (File No. 0-14851) and
                                         incorporated herein by reference.


                                 UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:


                                      VI

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.

                                  INVESTORS REAL ESTATE TRUST


                                  BY
                                    --------------------------------
                                    Roger R. Odell
                                    Its President


                                     VII

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

        Signature                 Title                          Date
        ---------                 -----                          ----

                             Trustee and Chairman        November 12, 1998
-------------------------
Ralph A. Christensen

                             Trustee and Vice Chairman   November 12, 1998
-------------------------
Mike F. Dolan

                             Trustee                     November 12, 1998
-------------------------
John F. Decker

                             Trustee                     November 12, 1998
-------------------------
Patrick G. Jones

                             Trustee                     November 12, 1998
-------------------------
J. Norman Ellison

                             Trustee                     November 12, 1998
-------------------------
Daniel L. Feist

                             Trustee                     November 12, 1998
-------------------------
Thomas A. Wentz, Jr.

                             Trustee and Vice-Chairman   November 12, 1998
-------------------------
Jeff Miller

                             President                   November 12, 1998
-------------------------
Roger R. Odell

                             Vice-President              November 12, 1998
-------------------------
Thomas A. Wentz

                             Vice-President              November 12, 1998
-------------------------
Timothy P. Mihalick

                             Secretary                   November 12, 1998
-------------------------
Diane K. Bryantt

                             Trustee                     November 12, 1998
-------------------------
C. Morris Anerson



                                     VIII

                               INDEX OF EXHIBITS

    Description of Exhibit                    Location in Form S-11 Filing
    ----------------------                    ----------------------------
    (1)  Security Sales Agreements            Ex-1(i), Pages 135-136

    (2)  Plan of acquisition,                 Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i)  Restated Declaration of         Restated Declaration of Trust
              Trust dated October 24,         dated October 10, 1996, filed
              1996                            as Ex-3(i)to Form S-11 filed by
                                              the Registrant on November 28,
                                              1997, (File No. 0-14851) and
                                              incorporated herein by reference

         (ii) IRET Properties                 IRET Properties Partnership
              Partnership Agreement           Agreement dated January 31, 1997,
                                              filed as Ex-3(ii) to Form S-11
                                              filed by the Registrant on
                                              November 28, 1997, (File No.
                                              0-14851) and Incorporated herein
                                              by reference

    (4)  Instruments defining the             See #3
         rights of security holders,
         including indentures

    (5)  Opinion re legality                  Ex-5, Pages 137-138

    (6)  Opinion re discount on               Not Applicable
         capital shares

    (7)  Opinion re liquidation               Not Applicable
         preference

    (8)  Opinion re tax matters               Ex-8, Page 139

    (9)  Voting trust agreement               Not Applicable

    (10) Material Contracts                   Advisory Agreement with
                                              the Registrant and
                                              Odell-Wentz &
                                              Associates, filed as
                                              Exhibit 10 to said Form
                                              S-11 and incorporated
                                              herein by reference
                                              (File No. 0-14851)

    (11) Statement re computation             Not Applicable
         of per share earnings

    (12) Statement re computation             Not Applicable
         of ratios


                                      IX

    (15) Letter re unaudited                  Not Applicable
         interim financial information

    (16) Letter re change in                  Not Applicable
         certifying accountant

    (21) Subsidiaries of the                  List of affiliated
         Registrant                           partnerships filed as
                                              Item 7 of Form S-11 filed
                                              for the Registrant
                                              (File No. 0-14851) and
                                              incorporated herein by
                                              reference

    (23) Consent of experts and counsel
         (i)  Pringle & Herigstad, P.C.       Ex-23(i), Page 140
         (ii) Brady Martz & Associates,       Ex-23(ii), Page 141
              P.C.

    (24) Power of Attorney                    Not Applicable

    (25) Statement of eligibility             Not Applicable
         of trustee

    (27) Financial Data Schedule              Ex-27, Page 142

    (99) Additional Exhibits                  Ex-99, Page 143-144

                                              Marketing Agreement dated
                                              October 1, 1997, between
                                              IRET and Roger Domres filed
                                              as Exhibit 99 to Form S-11
                                              for the Registrant on November
                                              28, 1997 (File No. 0-14851)
                                              and incorporated herein by
                                              reference


                                       X